    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 30, 1998



                                                      REGISTRATION NO. 333-44521

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 1


                                       TO



                                    FORM S-4

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                           LEXFORD RESIDENTIAL TRUST
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            MARYLAND                          6798                            N/A
 ------------------------------  ------------------------------  ------------------------------
(STATE OR OTHER JURISDICTION OF   (PRIMARY STANDARD INDUSTRIAL          (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)   CLASSIFICATION CODE NUMBER)        IDENTIFICATION NUMBER)

                             THE HUNTINGTON CENTER
                        41 SOUTH HIGH STREET, SUITE 2410
                              COLUMBUS, OHIO 43215
                                 (614) 242-3850
   (ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                MARK D. THOMPSON
                          EXECUTIVE VICE PRESIDENT AND
                            CHIEF FINANCIAL OFFICER
                             THE HUNTINGTON CENTER
                        41 SOUTH HIGH STREET, SUITE 2410
                              COLUMBUS, OHIO 43215
                                 (614) 242-3850
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                    Copy to:

                           DOMINIC A. DIPUCCIO, ESQ.
                   BENESCH, FRIEDLANDER, COPLAN & ARONOFF LLP
                            2300 BP AMERICA BUILDING
                               200 PUBLIC SQUARE
                             CLEVELAND, OHIO 44114
                                 (216) 363-4500

    Approximate date of commencement of proposed sale to the public: At the Effective Time as described in the attached Proxy Statement/Prospectus.

    If the securities being registered on this form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                        CALCULATION OF REGISTRATION FEE


================================================================================================================
                                                         PROPOSED MAXIMUM    PROPOSED MAXIMUM      AMOUNT OF
      TITLE OF EACH CLASS OF           AMOUNT TO BE     OFFERING PRICE PER  AGGREGATE OFFERING   REGISTRATION
   SECURITIES TO BE REGISTERED        REGISTERED(1)          SHARE(2)            PRICE(2)           FEE(3)
----------------------------------------------------------------------------------------------------------------
Common Shares of Beneficial
Interest, par value $0.01 per
share(1)..........................  10,031,282 shares        $16.875           $169,277,884       $49,936.98
================================================================================================================


(1) Represents the maximum number of Common Shares of Beneficial Interest of the registrant issuable upon consummation of the merger of Lexford, Inc. with the registrant.


(2) Calculated in accordance with Rule 457(f) of the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is based on the aggregate market value on January 29, 1998 of the shares of Lexford, Inc. common stock expected to be cancelled in connection with the merger and computed by dividing (i) the product of (A) the average of the high and low bid prices for the Lexford, Inc. common stock on the NASDAQ National Market tier of the NASDAQ Stock Market on January 29,1998 ($33.75) and (B) 5,015,641, representing the maximum number of shares of Lexford, Inc. common stock expected to be cancelled in connection with the merger, by (ii) 10,031,282, representing the maximum number of Common Shares of Beneficial Interest of the registrant to be issued in the merger.



(3) A registration fee ($50,913.52) in excess of the registration fee due herewith was paid by the registrant upon the filing on January 20, 1998 of the registration statement amended hereby.

================================================================================

                                                                  Lexford, Inc.
                                               41 South High Street, Suite 2410
                                                           Columbus, Ohio 43215
                                                                   614.242.3850




                           [LEXFORD, INC. LETTERHEAD]

Dear Fellow Shareholder:


     You are cordially invited to attend the Special Meeting of Shareholders (the "Special Meeting") of Lexford, Inc. ("Lexford") to be held at 10:00 a.m. E.S.T. on Tuesday, March 3, 1998 at the Hyatt Regency Columbus at the Greater Columbus Convention Center, 350 North High Street, Columbus, Ohio 43215. At the Special Meeting, you will be asked to consider and vote upon a proposal which is very important to your company, the merger of Lexford with and into Lexford Residential Trust, a Maryland real estate investment trust recently formed by Lexford as its wholly-owned subsidiary (the "Trust"). In the merger, common stock of Lexford will be converted into common shares of beneficial interest of the Trust ("Trust Shares") and Lexford's legal structure will change from an Ohio corporation to a Maryland real estate investment trust. Consummation of the merger is an important step in the process of implementing the decision of your Board of Directors that Lexford qualify and elect to be taxed as a real estate investment trust ("REIT") for Federal income tax purposes. As discussed in the accompanying Proxy Statement/Prospectus, the Board of Directors believes that election to be taxed as a REIT for Federal income tax purposes is in the best interests of Lexford and its shareholders. The merger itself will not qualify the Trust as a REIT for Federal income tax purposes. As described in the Proxy Statement/Prospectus, other steps have been and will be taken to position the Trust to make such election.


     As discussed in the Proxy Statement/Prospectus, as a result of the merger and in anticipation of the Trust's election to be taxed as a REIT for Federal income tax purposes, the Trust will be governed by new charter documents which differ from Lexford's current charter documents in material respects. Most notably, in order to prevent any Trust shareholder from acquiring shares in an amount which could cause the Trust to lose its REIT status once obtained, the Trust's declaration of trust contains certain transfer and ownership restrictions which, among other things, prevent a Trust shareholder from owning more than 8.1% of the outstanding Trust Shares and 9.8% of the outstanding shares of any other class or series of shares of beneficial interest of the Trust, except in certain circumstances. The merger will also result in Lexford's successor being governed by the terms of a Maryland statute that is specifically tailored for REITs.

     While the legal structure of the Trust is different from that of Lexford, as discussed in the Proxy Statement/Prospectus, the business and operations of the Trust following the merger will be substantially the same as currently conducted by Lexford, except as may be necessary to achieve and preserve REIT status for the Trust.

     THE BOARD OF DIRECTORS BELIEVES THAT THE MERGER IS IN THE BEST INTERESTS OF LEXFORD AND ITS SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE MERGER PROPOSAL.

     Please do not return any stock certificates to Lexford for exchange until you are notified to do so. If the merger is approved and made effective, you will be notified of the proper time and manner in which you should present your stock certificates for exchange.

     As this letter only touches upon some of the factors involved in your voting decision, I encourage you to consider carefully the matters set forth in the Proxy Statement/Prospectus and to vote on the merger proposal. Whether or not you plan to attend the meeting, it is important that your shares be represented. Please complete, sign and date the enclosed proxy card and return it in the envelope provided at your earliest convenience.

     Your vote is important and much appreciated.

                                          Sincerely,

                                          JOHN B. BARTLING, JR.
                                          President and
                                          Chief Executive Officer
Columbus, Ohio

January 30, 1998

                                 LEXFORD, INC.
                             THE HUNTINGTON CENTER
                        41 SOUTH HIGH STREET, SUITE 2410
                              COLUMBUS, OHIO 43215

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                            TO BE HELD MARCH 3, 1998

To Our Shareholders:


     Notice is hereby given of a Special Meeting of Shareholders of Lexford, Inc. (the "Company") to be held at the Hyatt Regency Columbus at the Greater Columbus Convention Center, 350 North High Street, Columbus, Ohio 43215, on Tuesday, March 3, 1998, at 10:00 a.m. E.S.T. to consider and vote upon the approval of the merger of the Company with and into Lexford Residential Trust, a Maryland real estate investment trust recently formed by the Company as its wholly-owned subsidiary, which is more fully described in the accompanying Proxy Statement/Prospectus.


     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE PROPOSAL TO MERGE THE COMPANY WITH AND INTO LEXFORD RESIDENTIAL TRUST.

     Shareholders of record as of the close of business on January 29, 1998, are entitled to notice of, and to vote at, the Special Meeting.

     Under Ohio law, shareholders of the Company dissenting from the merger have the right, under certain circumstances, to demand from the Company payment of the fair value of their shares of common stock.

     Whether or not you plan to attend the Special Meeting, you are requested to complete, sign, date and return the enclosed proxy in the envelope provided. No postage is required if mailed in the United States. At any time before it is voted, a proxy may be revoked by a shareholder by written notice to the Secretary of the Company, by submission of another proxy bearing a later date or by attending the Special Meeting and requesting to vote in person.

                                          By order of the Board of Directors,

                                          BRADLEY A. VAN AUKEN
                                          Secretary

Columbus, Ohio

January 30, 1998


                             YOUR VOTE IS IMPORTANT

         PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD
        PROMPTLY IN THE RETURN ENVELOPE PROVIDED. IN ORDER TO AVOID THE
       ADDITIONAL EXPENSE TO THE COMPANY OF FURTHER SOLICITATION, WE ASK
              YOUR COOPERATION IN MAILING IN YOUR PROXY PROMPTLY.

                (SUBJECT TO COMPLETION; DATED JANUARY 30, 1998)


                           PROXY STATEMENT/PROSPECTUS


             UP TO 10,031,282 COMMON SHARES OF BENEFICIAL INTEREST


                                 LEXFORD, INC.
                                PROXY STATEMENT

                           LEXFORD RESIDENTIAL TRUST
                                   PROSPECTUS


      This Proxy Statement/Prospectus ("Proxy Statement/Prospectus") is being furnished to the holders (the "Lexford Shareholders") of common stock, without par value ("Lexford Common Stock"), of Lexford, Inc., an Ohio corporation ("Lexford" or the "Company"), in connection with the solicitation of proxies by the Board of Directors of Lexford (the "Lexford Board") for use at a Special Meeting of Shareholders of Lexford to be held at 10:00 a.m. E.S.T., on Tuesday, March 3, 1998, at the Hyatt Regency Columbus at the Greater Columbus Convention Center, 350 North High Street, Columbus, Ohio 43215, and at any and all adjournments or postponements thereof (the "Special Meeting") for the purposes described herein.



    At the Special Meeting, the Lexford Shareholders will be asked to consider and vote upon the proposed merger (the "Merger") of Lexford with and into Lexford Residential Trust (the "Trust"), a real estate investment trust recently organized under the laws of Maryland as a wholly-owned subsidiary of the Company for the sole purpose of facilitating the Merger. Upon consummation of the Merger, each share of Lexford Common Stock issued and outstanding immediately prior to the effective time of the Merger will be automatically converted into the right to receive two common shares of beneficial interest in the Trust, par value $.01 per share (each a "Trust Share"), and Lexford will be converted from an Ohio corporation into a Maryland real estate investment trust.



    Lexford Common Stock is listed on the NASDAQ National Market tier of the NASDAQ Stock Market ("NASDAQ") under the symbol CRSI. On January 29, 1998, there were 4,905,973 shares of Lexford Common Stock outstanding and the closing price per share of Lexford Common Stock was $33 13/16. Officers and directors of the Company, who have indicated they plan to vote in favor of the Merger, owned 1,008,478 shares of Lexford Common Stock (approximately 20.6% of the outstanding shares) as of the record date for the Special Meeting. Application has been made to have the Trust Shares approved for listing on the New York Stock Exchange, Inc. ("NYSE"), subject to official notice of issuance.



    This Proxy Statement/Prospectus also constitutes the prospectus of the Trust relating to the issuance of up to 10,031,282 Trust Shares in connection with the Merger which has been filed as part of a Registration Statement on Form S-4 with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").


    Consummation of the Merger is an important step in the process of implementing the decision of the Lexford Board that the Company qualify and elect to be taxed as a real estate investment trust ("REIT") for Federal income tax purposes. As described in this Proxy Statement/Prospectus, other steps have been and will be taken to position the Trust to qualify for and make such election.

    In order to prevent any shareholder of the Trust from acquiring shares in an amount which could cause the Trust to lose its REIT status once obtained, the Trust's Declaration of Trust contains certain transfer and ownership restrictions which, among other things, prevent a Trust shareholder from owning more than 8.1% of the outstanding Trust Shares and 9.8% of the outstanding shares of any other class or series of shares of beneficial interest of the Trust, except in certain circumstances. The Merger will also result in Lexford's successor being governed by the terms of a statute that is specifically tailored for REITs. See "The Merger -- Real Estate Investment Trust Election," and "Description of Trust Shares -- Restrictions on Transfer."

     SEE "RISK FACTORS" BEGINNING ON PAGE 9 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY THE LEXFORD SHAREHOLDERS, INCLUDING:

- The anti-takeover effect of the Trust's ability to limit ownership of the Trust Shares to 8.1% of the outstanding Trust Shares, the Trust's ability to issue preferred shares and provisions in the Trust's Declaration of Trust as well as Maryland laws inhibiting certain business combinations and control share acquisitions.

- The possibility that third parties may attempt to rescind or challenge the Trust's acquisition of certain properties previously partially owned by the Trust or third-party equity interests in the partnerships which own such properties or to assert liability against the Trust for an alleged breach of the Trust's fiduciary duties in connection with its acquisition of such properties or interests.

- The requirement to make cash distributions which will limit the ability of the Trust to rely on cash from operations to finance acquisitions or other growth opportunities, remodeling and renovation of the Trust's properties, or operating activities in the event of future operating losses, and which may cause the Trust to rely on third party sources of capital.

- The ability of the Trust's Board of Trustees to amend or revise the Trust's investment, operating, debt capitalization, and distribution policies without approval of the holders of Trust Shares.

- The risks relating to investment in a single industry since the Federal income tax laws and Maryland law limit the types of assets that a REIT may own.

- Taxation of the Trust as a corporation if it fails to qualify as a REIT for Federal income tax purposes and the resulting potential decrease in cash available for distribution to holders of Trust Shares.

- The risk that the price of Trust Shares will decrease due to an increase in interest rates or a downturn in general market conditions.

- General apartment industry risks including operating risks, the illiquidity of real estate investments, the risk of uninsured and underinsured losses, the application of various Federal, state and local laws, acquisition, development and redevelopment risks, the risk of environmental liability, financing risks and competition.

- Possible assertion of dissenting shareholder rights by Lexford Shareholders with respect to the Merger.


    This Proxy Statement/Prospectus and the accompanying proxy are first being mailed to the Lexford Shareholders on or about February 2, 1998.


THE SECURITIES TO BE ISSUED IN CONNECTION WITH THE MERGER HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

        The date of this Proxy Statement/Prospectus is January   , 1998.

                      DOCUMENTS INCORPORATED BY REFERENCE

     The following documents previously filed by Lexford with the Commission are incorporated by reference in this Proxy Statement/Prospectus:

          (i) Lexford's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

          (ii) Lexford's Quarterly Reports on Form 10-Q for each of the fiscal quarters ended March 31, 1997, June 30, 1997 and September 30, 1997.

     The information relating to Lexford contained in this Proxy
Statement/Prospectus does not purport to be complete and should be read together with the information contained in the documents incorporated herein by reference.

     All documents filed by Lexford pursuant to Section 13(a) or 14 of the Securities Exchange Act of 1934 (the "Exchange Act") subsequent to the date hereof and prior to the date of the Special Meeting shall be deemed to be incorporated by reference into this Proxy Statement/Prospectus and shall be deemed a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus to the extent that a statement contained herein (or in any other subsequently filed document which is also incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part of this Proxy Statement/Prospectus, except as so modified or superseded.

     THIS PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SUCH DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE) ARE AVAILABLE, UPON WRITTEN OR ORAL REQUEST, WITHOUT CHARGE, TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROXY STATEMENT/PROSPECTUS IS DELIVERED. REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO: LEXFORD, INC., THE HUNTINGTON CENTER, 41 SOUTH HIGH STREET, SUITE 2410, COLUMBUS, OHIO 43215,
ATTENTION: INVESTOR RELATIONS DEPARTMENT (TELEPHONE NUMBER (614) 242-3850). IN ORDER TO ENSURE TIMELY DELIVERY OF THE REQUESTED DOCUMENTS PRIOR TO THE SPECIAL MEETING, ANY REQUEST SHOULD BE MADE PRIOR TO FEBRUARY 24, 1998.

                           FORWARD-LOOKING STATEMENTS

     Certain statements contained in this Proxy Statement/Prospectus under "Summary," "Risk Factors," "The Merger," "The Company," "Distribution Policy," "Policies and Objectives With Respect to Certain Activities" and "Federal Income Tax Considerations," in addition to certain statements contained elsewhere in this Proxy Statement/Prospectus or incorporated herein by reference, that are not statements of historical facts are "forward-looking statements" within the meaning of that term in the Private Securities Litigation Reform Act of 1995 (incorporated into Section 27A of the Securities Act and Section 21E of the Exchange Act). The safe harbor for forward-looking statements set forth in
Section 27A of the Securities Act and Section 21E of the Exchange Act does not apply to initial public offerings. The offering made under this Proxy Statement/Prospectus may be deemed to be an initial public offering of Trust Shares. Those forward-looking statements include, without limitation, statements regarding the intent, belief or current expectation of the Company or the Trust with respect to (i) the declaration or payment of dividends and/or cash distributions; (ii) the management or operation of the currently owned apartment communities and of real estate that could be acquired in the future; (iii) the adequacy of reserves for renovation and refurbishment; (iv) financing plans; (v) policies regarding investments, dispositions, financings, conflicts of interest and other matters; (vi) the Trust's qualification and continued qualification as a real estate investment trust for Federal income tax purposes; (vii) the structure and form of certain transactions which the Trust may effect in order to qualify or continue to qualify as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"), and (viii) trends affecting the Company's or the Trust's financial condition or results of operations. Prospective investors are cautioned that such forward-looking statements are not guaranties of future performance and are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially from the results expressed or implied by any forward-looking statements include general economic conditions, interest rates, changes in the market for available rental housing, the Company's and the Trust's success in negotiating and consummating transactions with certain third parties upon reasonably satisfactory terms and the other factors disclosed under "Risk Factors" (collectively, the "Cautionary Statements"). All subsequent written and oral forward-looking statements relating to the matters described in this Proxy Statement/Prospectus and attributable to Lexford or the Trust or to persons acting on behalf of either are expressly qualified in their entirety by the Cautionary Statements.

     With respect to any such forward-looking statement that includes a statement of its underlying assumptions or bases, the Company and the Trust caution that, while they believe such assumptions or bases to be reasonable and have formed them in good faith, assumed facts or bases almost always vary from actual results and the differences between assumed facts or bases and actual results can be material depending on the circumstances. When, in any forward-looking statement, the Company or the Trust expresses an expectation or belief as to future results, that expectation or belief is expressed in good faith and is believed to have a reasonable basis as of the date of this Proxy Statement/Prospectus, but there can be no assurance that the stated expectation or belief will result or be achieved or accomplished.

                               TABLE OF CONTENTS

                                                                                        PAGE
                                                                                        ----
DOCUMENTS INCORPORATED BY REFERENCE...................................................    i
FORWARD-LOOKING STATEMENTS............................................................    i
SUMMARY...............................................................................    1
  The Companies.......................................................................    1
  The Special Meeting.................................................................    1
  Risk Factors........................................................................    2
  Current Business and Structure of the Company.......................................    2
  The Merger..........................................................................    3
  Reasons for the Merger..............................................................    3
  Real Estate Investment Trust Election...............................................    4
  Investment Objectives and Policies..................................................    5
  Distribution Policy.................................................................    6
  Federal Income Tax Treatment of the Merger..........................................    7
  Accounting Treatment of the Merger..................................................    7
PRICE RANGE OF LEXFORD COMMON STOCK...................................................    8
RISK FACTORS..........................................................................    9
  Risks Related to REIT Status........................................................    9
  Risks Related to Declaration of Trust and Bylaws of the Trust and Maryland Law......   11
  Tax Risks of REIT Status............................................................   12
  Market Risks of Trust Share Ownership...............................................   13
  Trust Business Risks................................................................   13
  Apartment Industry Risks............................................................   15
  Potential Adverse Effect if Dissenting Shareholder Rights are Exercised.............   17
INFORMATION CONCERNING THE MEETING....................................................   17
  General.............................................................................   17
  Record Date.........................................................................   17
  Purpose.............................................................................   17
  Required Vote.......................................................................   17
  Quorum..............................................................................   18
  Expense of Solicitation.............................................................   18
THE MERGER............................................................................   18
  General.............................................................................   18
  Reasons for the Merger..............................................................   19
  Real Estate Investment Trust Election...............................................   19
  Background of and Reasons for Merger and REIT Qualification.........................   21
  Management of the Trust.............................................................   23
  Vote Required.......................................................................   24
  Exchange of Certificates............................................................   24
  Options and other Stock Based Compensation..........................................   24
  Rights of Dissenting Shareholders...................................................   25
  Accounting Treatment of the Merger..................................................   27
  Tax Treatment of the Merger.........................................................   27
THE TRUST.............................................................................   27
THE COMPANY...........................................................................   27
  Current Business and Structure of the Company.......................................   27
  Investment Objectives and Policies..................................................   27
DISTRIBUTION POLICY...................................................................   28

                                                                                        PAGE
                                                                                        ----
POLICIES AND OBJECTIVES WITH RESPECT TO CERTAIN ACTIVITIES............................   29
  Financing...........................................................................   29
  Policies with Respect to Certain Other Activities...................................   29
  Conflicts of Interest Policy........................................................   30
DESCRIPTION OF TRUST SHARES...........................................................   30
  General.............................................................................   30
  Restrictions on Transfer............................................................   32
  Anti-takeover Effects of Certain Charter Provisions and Laws........................   33
COMPARISON OF RIGHTS OF SHAREHOLDERS OF THE COMPANY AND SHAREHOLDERS OF THE TRUST.....   35
  General.............................................................................   35
  Board of Directors and Board of Trustees............................................   35
  Meetings of Shareholders............................................................   36
  Advance Notice for Shareholder Nominations for Trustee or Director and Other
     Shareholder Proposals............................................................   36
  Amendment of Articles of Incorporation and Declaration of Trust.....................   36
  Amendment of the Regulations and the Bylaws.........................................   37
  Dissolution of Lexford or the Trust; Termination of REIT Status.....................   37
  Limitations of Liability............................................................   37
  Indemnification.....................................................................   38
  Mergers, Acquisitions and Certain Other Transactions................................   38
  Restrictions on Investment and Use..................................................   40
  Dividends and Other Distributions...................................................   41
  Removal of Directors and Trustees...................................................   41
  Cumulative Voting...................................................................   41
  Preemptive Rights...................................................................   41
  Rights of Dissenting Shareholders...................................................   41
  Inspection of Books and Records.....................................................   42
FEDERAL INCOME TAX CONSIDERATIONS.....................................................   43
  General.............................................................................   43
  Tax Consequences of the Merger......................................................   44
  Taxation of the Trust as a REIT.....................................................   44
  Requirements for Qualification as a REIT............................................   45
  Tax Aspects of the Trust's Investment in the Property Partnerships..................   51
  Taxation of Taxable Domestic Shareholders...........................................   51
  Taxation of Tax-Exempt Shareholders.................................................   53
  Taxation of Foreign Shareholders....................................................   53
  Other Tax Considerations............................................................   54
ERISA CONSIDERATIONS..................................................................   54
SHAREHOLDER PROPOSALS.................................................................   55
EXPERTS...............................................................................   56
LEGAL MATTERS.........................................................................   56
AVAILABLE INFORMATION.................................................................   57
TRUST SHAREHOLDER REPORTS.............................................................   57
GLOSSARY..............................................................................   58
Annex A     --    Agreement and Articles of Merger
Annex B     --    Declaration of Trust
Annex C     --    Bylaws of the Trust
Annex D     --    Section 1701.85 of the Ohio General Corporation Law

                                    SUMMARY

     The following is a summary of certain information contained elsewhere in this Proxy Statement/Prospectus. This summary is qualified in its entirety by the more detailed descriptions appearing elsewhere in this Proxy Statement/Prospectus, the Annexes hereto and the documents referred to herein. Shareholders are urged to review carefully the information contained in this Proxy Statement/Prospectus and the Annexes attached hereto. Capitalized terms are defined herein the first time that they appear and in "Glossary" beginning on page 58.

THE COMPANIES

     Lexford, Inc. Lexford, Inc., formerly known as Cardinal Realty Services, Inc. ("Lexford" or the "Company"), is an Ohio corporation that invests in, holds direct and indirect ownership interests in, and operates and manages, multi-family residential real estate.

     Lexford Residential Trust. Lexford Residential Trust is a Maryland real estate investment trust (the "Trust"), organized on January 16, 1998, specifically for the purpose of the proposed merger of the Company and the Trust described below. The Trust currently is a wholly-owned subsidiary of the Company, has only nominal assets and does not carry on any business. Following the Merger, the Trust will succeed to and carry on the business currently conducted by the Company except, as described herein, as may be necessary for the Trust to elect and preserve its qualification to be treated as a real estate investment trust ("REIT") for Federal income tax purposes. See "The Merger" and "The Trust."

     Lexford's and the Trust's principal executive offices are located at The Huntington Center, 41 South High Street, Suite 2410, Columbus, Ohio 43215. The telephone number at such offices is (614) 242-3850.

THE SPECIAL MEETING


     General. The Special Meeting (the "Special Meeting") of the shareholders of Lexford (the "Lexford Shareholders") will be held at 10:00 a.m. E.S.T., on Tuesday, March 3, 1998, at the Hyatt Regency Columbus at the Greater Columbus Convention Center, 350 North High Street, Columbus, Ohio 43215. Only shareholders of record at the close of business on January 29, 1998 are entitled to notice of, and to vote at, the Special Meeting.



     Purpose. At the Special Meeting, the Lexford Shareholders will consider and vote upon a proposal to merge Lexford with and into the Trust (the "Merger"). The Merger will facilitate Lexford's intention to elect to be treated as a REIT for Federal income tax purposes. The affirmative vote of a majority of the outstanding shares of common stock, without par value, of Lexford ("Lexford Common Stock") is required to approve the Merger. On January 29, 1998, there were 4,905,973 shares of Lexford Common Stock outstanding. Officers and directors of the Company, who have indicated that they plan to vote in favor of the Merger, owned 1,008,478 shares of Lexford Common Stock (approximately 20.6% of the outstanding shares) as of the record date for the Special Meeting. See "Information Concerning the Meeting" and "The Merger."


     Dissenters' Rights. Under the Ohio General Corporation Law (the "OGCL"), Lexford Shareholders dissenting from the Merger have the right ("Dissenting Shareholder Rights") to demand payment from the Company of the fair value of their shares of Lexford Common Stock and, if agreement thereon cannot be reached with the Company, to have such fair value be determined by the Court of Common Pleas of Franklin County, Ohio and to have the Company pay them that value in cash. If any Lexford Shareholder asserts Dissenting Shareholder Rights, the Company reserves the right to challenge the availability of such Lexford Shareholder's Dissenting Shareholder Rights and, prior to its consummation, to abandon the Merger. See "Risk Factors -- Potential Adverse Effect if Dissenting Shareholder Rights are Exercised" and "The Merger -- Rights of Dissenting Shareholders."

     THE BOARD OF DIRECTORS OF LEXFORD (THE "LEXFORD BOARD") HAS UNANIMOUSLY DETERMINED THAT THE MERGER IS IN THE BEST INTERESTS OF THE COMPANY AND THE LEXFORD SHAREHOLDERS, HAS APPROVED THE MERGER AGREEMENT (DEFINED BELOW) AND UNANIMOUSLY RECOMMENDS THAT THE LEXFORD SHAREHOLDERS VOTE FOR THE MERGER.

     This Proxy Statement/Prospectus and the enclosed proxy are first being mailed to the Lexford Shareholders on or about February 2, 1998.


RISK FACTORS

     Lexford Shareholders should carefully consider the risk factors, as well as the other information, contained in this Proxy Statement/Prospectus. Such risk factors include:

     - The anti-takeover effect of the Trust's ability to limit ownership of the Trust Shares to 8.1% of the outstanding Trust Shares, the Trust's ability to issue preferred shares and provisions in the Trust's Declaration of Trust as well as Maryland laws inhibiting certain business combinations and control share acquisitions.

     - The possibility that third parties may attempt to rescind or challenge the Trust's acquisition of certain properties previously partially owned by the Trust or third-party equity interests in the partnerships which own such properties or to assert liability against the Trust for an alleged breach of the Trust's fiduciary duties in connection with its acquisition of such properties or interests.

     - The requirement to make cash distributions which will limit the ability of the Trust to rely on cash from operations to finance acquisitions or other growth opportunities, remodeling and renovation of the Trust's properties, or operating activities in the event of future operating losses, and which may cause the Trust to rely on third party sources of capital.

     - The ability of the Trust's Board of Trustees to amend or revise the Trust's investment, operating, debt capitalization, and distribution policies without approval of the holders of Trust Shares.

     - The risks relating to investment in a single industry since the Federal income tax laws and Maryland law limit the types of assets that a REIT may own.

     - Taxation of the Trust as a corporation if it fails to qualify as a REIT for Federal income tax purposes and the resulting potential decrease in cash available for distribution to holders of Trust Shares.

     - The risk that the price of Trust Shares will decrease due to an increase in interest rates or a downturn in general market conditions.

     - General apartment industry risks including operating risks, the illiquidity of real estate investments, the risk of uninsured and underinsured losses, the application of various Federal, state and local laws, acquisition, development and redevelopment risks, the risk of environmental liability, financing risks and competition.

     - Possible assertion of Dissenting Shareholder Rights by Lexford Shareholders with respect to the Merger.

CURRENT BUSINESS AND STRUCTURE OF THE COMPANY

     The Company has historically been engaged in two distinct businesses: the real estate investment business in which it owns and operates multi-family residential real estate (the "Real Estate Investment Business"), and the real estate services business in which it provides fee-based management and other services to multi-family apartment communities and their residents (collectively, the "Real Estate Services Business").

     The Real Estate Investment Business consists of whole or partial equity ownership interests in 521 apartment communities (the "Properties") which have a total of approximately 36,643 residential units located in 15 states. Fee simple title to each of the Properties is owned by a limited partnership, corporation or limited liability company which, in turn, is wholly or partially owned directly or indirectly by the Company (collectively, the "Property Partnerships").

     As of the date of this Proxy Statement/Prospectus, 111 Property Partnerships are (i) limited partnerships in which the Company or one of its wholly owned subsidiaries owns all the general partner interests and limited partner interests, (ii) limited liability companies in which the Company or one of its wholly owned subsidiaries owns all of the member interests, or (iii) wholly owned corporate subsidiaries of the Company (collectively, the "Wholly Owned Properties"). In addition, as of the date of this Proxy State-ment/Prospectus, 410 Property Partnerships are limited partnerships in which the Company typically owns a direct or indirect 9% to 10% managing general partner interest and, in some cases, limited partner interests (the "Syndicated Partnerships"). In many cases, "bankruptcy remote" special purpose corporations ("SPCs") (which SPCs are wholly owned by the Company) also own an undivided 0.1% general partner interest in the Syndicated Partnerships.

     The Real Estate Services Business provides traditional property management services to owners of multi-family residential real estate. These management services include: day-to-day management and maintenance of apartment communities; attracting and retaining qualified residents; collecting rents and other receivables from residents; providing cash management services for rental revenues, security deposits, taxes, insurance and deferred maintenance escrows; and compiling and reporting information to property owners. The Real Estate Services Business also provides ancillary services to owners of apartment communities, including replacement parts, laundry services and maintenance supplies, and to residents of apartment communities, including renter's insurance, apartment furnishings, and on a very limited basis, telecommunications and cable television services (collectively, the "Ancillary Services"). The Company provides some or all of these services to 567 apartment communities in 22 states, including the 521 Properties and 46 apartment communities which are owned entirely by third parties (the "Third Party Properties").

THE MERGER


     Pursuant to the Agreement and Articles of Merger dated January 30, 1998 by and between Lexford and the Trust, attached hereto as Annex A (the "Merger Agreement"), on the close of business on the later of the dates on which articles of merger have been filed with the Maryland State Department of Assessments and Taxation and a certificate of merger has been filed with the Ohio Secretary of State (the "Effective Time"), Lexford will be merged with and into the Trust and the Trust will be the surviving entity in the Merger. At the Effective Time, each share of Lexford Common Stock issued and outstanding immediately prior to the Effective Time, will be canceled and converted into the right to receive two duly authorized, validly issued, fully paid and nonassessable common shares of beneficial interest, par value $.01 per share, in the Trust ("Trust Shares"). Each option or other right to purchase or otherwise acquire Lexford Common Stock pursuant to stock option or other stock-based compensatory plans of Lexford granted and outstanding immediately prior to the Effective Time shall be appropriately modified so that it becomes a right to purchase or otherwise acquire that number of Trust Shares equal to twice the number of shares of Lexford Common Stock subject to such option or right at a price per Trust Share equal to one-half of the exercise price per share of such option or right in effect immediately prior to the Effective Time and otherwise upon the same terms and subject to the same conditions as are applicable to such option or other right immediately prior to the Effective Time. The Merger will convert Lexford from an Ohio corporation to a Maryland real estate investment trust. While the legal structure of the Trust is different from that of Lexford, the business and operations of the Trust following the Merger will be substantially the same as those conducted by Lexford on the date of this Proxy Statement/Prospectus except, as described herein, as may be necessary to elect and preserve REIT status for the Trust. Prior to consummation of the Merger, the current directors of the Company will become the Trustees of the Trust (the "Trustees"), and the executive officers of the Company will be elected executive officers of the Trust with the same titles and duties. The obligations of the Company and the Trust under the Merger Agreement are conditioned upon (i) the Merger Agreement being duly approved by the Lexford Shareholders and (ii) the Trust Shares being authorized for listing on the NYSE, subject to official notice of issuance. In addition, the Company reserved the right to abandon the Merger in the event that Dissenting Shareholder Rights are exercised for a material number of shares of Lexford Common Stock. See "The Merger," "Description of Trust Shares," "Comparison of Rights of Shareholders of the Company and Shareholders of the Trust," and "Federal Income Tax Considerations."


REASONS FOR THE MERGER

     The Lexford Board deems it advisable to convert Lexford into a self-managed, self-administered trust that will qualify as a REIT for Federal income tax purposes. While the Merger itself will not qualify the Company as a REIT for Federal income tax purposes, consummation of the Merger is an important step in positioning Lexford to elect and qualify for REIT status. After careful review, consideration and input from investment bankers, industry analysts, institutional and other large investors, and Lexford's professional advisers, the Lexford Board has determined that Lexford's qualification and election to be taxed as a REIT for Federal income tax purposes will be advantageous and beneficial to Lexford and the Lexford Shareholders. Management believes that electing to be taxed as a REIT for Federal income tax purposes will increase shareholder value, result in the commencement of cash distributions, provide the Company greater access to capital and, correspondingly, a better opportunity to reduce the Company's debt, afford the Company advantages over its current structure in its pursuit of acquisitions and development opportunities, and increase institutional and retail investor and analyst attention. See "The Merger -- Reasons for the Merger" and "The Merger -- Background of and Reasons for the Merger and REIT Qualification."

REAL ESTATE INVESTMENT TRUST ELECTION

     The Trust expects to elect to be taxed as a REIT for Federal income tax purposes pursuant to Sections 856 through 860 of the Code, commencing with its taxable year beginning January 1, 1998. If the Trust qualifies as a REIT and makes the election, under current Federal income tax laws, the Trust generally will not be subject to Federal income tax on income it distributes to holders of the Trust Shares as long as it distributes at least 95% of its REIT taxable income (as defined in the Code) and satisfies a number of organizational and operational requirements. While the Trust anticipates that it will qualify as a REIT for the 1998 tax year, if it is unable to do so, the Trust Board currently anticipates continuing to pursue alternatives to permit the Trust to qualify as a REIT for Federal income tax purposes in the 1999 tax year. See "The
Merger -- Real Estate Investment Trust Election" and "Federal Income Tax Considerations."

     A number of requirements under the Federal income tax laws apply to REITs, including limitations on the activities in which a REIT may engage and the assets it may hold, a restriction prohibiting five or fewer individual holders (defined in the Code to also include certain entities) from owning more than 50% of the value of the REIT's outstanding shares of capital stock, and required distributions of the REIT's earnings. The Trust's Declaration of Trust, a copy of which is attached hereto as Annex B (the "Declaration of Trust"), contains a number of provisions which restrict the ownership and transfer of Trust Shares and which are designed to safeguard the Trust against an inadvertent loss of REIT status. In general, the restrictions are less restrictive than the restrictions to preserve certain tax benefits set forth in Article EIGHTH, Paragraph II of Lexford's Articles of Incorporation (the "Tax Benefit Preservation Restrictions") as to which the Lexford Board resolved to accelerate the "Termination Date" therefor (as provided therein) effective as of the close of business on December 31, 1997 in order to facilitate the planned REIT election. Persons who beneficially own more than 5% of the Trust Shares immediately after the Merger will be required to provide the Trust with certain information concerning their ownership of Trust Shares. See "Description of Trust Shares -- Restrictions on Transfer."

     While the Merger is an important step in positioning the Company to elect to be taxed as a REIT for Federal income tax purposes, prior to the Merger, the Company, and following the Merger, the Trust will have to take certain additional steps and effect certain transactions in order to satisfy certain "income tests" imposed by the Code upon REITs (the "Income Tests"), including, restructuring the Company's Real Estate Services Business. Generally, the income received by the Company for property management services provided to the Syndicated Partnerships and the Third Party Property owners and the Ancillary Services provided to residents of apartment communities is not qualifying income for the purpose of the Income Tests and, therefore, the Company is pursuing restructuring alternatives to consolidate ownership interests in the Syndicated Partnerships and recharacterize the income generated by these activities. See "Federal Income Tax Considerations."

     As part of such restructuring, Lexford recently initiated a consolidation plan (the "Consolidation Plan"), the purpose of which is to acquire substantially all of the ownership interests in the Properties currently owned by the Syndicated Partnerships. Completion of the Consolidation Plan will minimize the amount of income generated from the provision of management services to owners of properties that are not Wholly Owned Properties. The Trust intends to continue the Consolidated Plan after the Merger. The acquisitions may take various forms including acquiring the Properties owned by the Syndicated Partnerships, acquiring all the limited partner interests in the Syndicated Partnerships or merging the Syndicated Partnerships and wholly-owned subsidiaries of the Company. The only consideration being currently offered by the Company in the Consolidation Plan is cash. As of the date of this Proxy Statement/Prospectus, there were 145 Syndicated Partnerships of which the Trust, as successor general partner to the Company, will have the right to effect a sale of the Property owned by such Syndicated Partnerships without the consent of its third party limited partners. In the case of 250 Syndicated Partnerships (the "Consent Partnerships"), the Trust must obtain the consent of a majority in interest of the limited partners of such Syndicated Partnerships to transfer the Syndicated Partnership's Property or merge the Syndicated Partnership with a wholly-owned subsidiary of the Trust. As to the Consent Partnerships, the Company has begun to solicit the consent of the limited partners and will continue to solicit such consents as may be necessary to obtain the requisite majority. The consummation of the Consolidation Plan will require and is conditioned on, the Company obtaining financing currently estimated to be approximately $40,000,000, although the actual amount may be lower since it may be possible for the Trust to qualify as a REIT by consolidating less than all the Properties owned by the Syndicated Partnerships. There can be no assurance that the Company will be able to obtain the requisite consents of the third party limited partners of the Consent Partnerships or raise the additional capital necessary to fund such acquisitions or that implementation of the Consolidation Plan will not result in disputes with or legal challenges by the limited partners. See "The Merger -- Real Estate Investment Trust Election."

     Additionally, the Company is pursuing other alternatives to divest itself of the income derived from the property management services provided to the Syndicated Partnerships and Third Party Property owners and the Ancillary Services provided to the residents of the apartment communities. One alternative being considered is contributing the Real Estate Services Business (to the extent it generates non-qualifying income for REIT purposes) to a newly-formed entity of which the Company would own all the outstanding shares of preferred stock and 5% or less of the outstanding common stock (the "Preferred Stock Sub"). The Preferred Stock Sub would be a separate taxpaying entity and would not be included in the Company's consolidated income tax returns or financial statements. The preferred stock owned by the Company would be non-voting but would entitle the Company to preferential dividends in an amount equal to substantially all of the available net cash flow of the Preferred Stock Sub and, therefore, the Company would expect to enjoy substantially all the after-tax economic benefits of the business being conducted by the Preferred Stock Sub. See "The Merger -- Real Estate Investment Trust Election."

     If the Trust fails to qualify as a REIT in any taxable year, the Trust will be subject to Federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates, which would effectively impose on its shareholders the "double taxation" on income that is distributed to shareholders that generally results from an investment in a C corporation. In recent years, the Company has not paid any Federal income tax, other than an alternative minimum tax, due to the Company's net operating loss carryovers and passive activity loss carryovers (as defined in the Code). Even if the Trust qualifies for taxation as a REIT, the Trust may be subject to certain state and local taxes on its income and property and, in certain circumstances, Federal income or excise taxes. See "Risk Factors -- Risks Related to REIT Status" and "Federal Income Tax Considerations."

     Although management of Lexford believes that the business of the Trust will be organized and will be operated in such a manner as to qualify as a REIT for Federal income tax purposes, no assurance can be given that the Trust will be so qualified or, if qualified, will remain so qualified. See "Risk Factors -- Tax Risks of REIT Status" and "Federal Income Tax Considerations."

INVESTMENT OBJECTIVES AND POLICIES

     The Company's investment objectives are and, following the Merger, those of the Trust will be, to achieve long-term capital appreciation through, among other things, increases in the cash flow of the Properties. In addition, effective with its election of REIT status, the Trust will endeavor to provide annual cash distributions to the Trust's shareholders (the "Trust Shareholders"). However, there can be no assurance that there will be sufficient funds from the operations of the Properties to provide for distributions to the Trust Shareholders. See "Distribution Policy."

     The Company believes its investment objectives can be accomplished through the enhanced operation and management of, and selected capital improvements to, the Properties. The Company believes that it may enjoy certain operational and maintenance efficiencies since virtually all of the Properties are of standardized premanufactured modular construction which lends itself to standardized maintenance and rehabilitation programs.

     The Company routinely evaluates opportunities to acquire interests in real estate. The Company believes that after the Merger and upon the Trust's qualification to elect to be taxed as a REIT for Federal income tax purposes, the Trust will be structured so that it may take advantage of future opportunities to acquire interests in real estate. The Company believes that many acquisition opportunities exist within the highly fragmented multi-family apartment industry. The Company further believes that the acquisition opportunities that exist within the value conscious segment of the multi-family apartment industry, especially those demographic segments within suburban and rural, so-called "secondary" and "tertiary" markets, are especially ripe for acquisition and consolidation. While there has been a significant increase in the percentage of multi-family apartment communities owned by real estate investment trusts during the 1990s to date, most of the REIT acquisitions have been focused on the high middle and upper income markets, as well as primary urban areas. Equity interests in real properties acquired by the Company or the Trust may be subject to existing mortgage financing and other indebtedness which have priority over the equity interests of the Company or the Trust. Although the Company believes that opportunities for advantageous acquisitions of real properties will exist for the Trust in the future, there can be no assurances that such acquisition opportunities will ever arise, that if such an acquisition opportunity presented itself, the Trust would have the resources available to consummate the acquisition, or that if any such acquisition was made, the acquisition would prove to be beneficial to the Trust. See "Risk Factors --Trust Business Risks."

     The Trust also may hold temporary cash investments from time-to-time pending investment or distribution to the Trust Shareholders without affecting its eligibility to be taxed as a REIT.

DISTRIBUTION POLICY

     The Company has paid no dividends since it became a public reporting company in 1993. However, in order to qualify to be treated as a REIT for Federal income tax purposes, the Trust generally will be required each year to distribute to the Trust Shareholders at least 95% of its REIT taxable income (excluding any net capital gain). As a REIT, the Trust will be subject to a 4% nondeductible excise tax on the amount, if any, by which certain distributions paid by it with respect to any calendar year are less than the sum of (i) 85% of its REIT ordinary income for such year plus (ii) 95% of its REIT capital gain net income for that year plus (iii) undistributed taxable income from prior REIT years upon which the Trust has not paid Federal income tax. The Trust intends to make distributions to the Trust Shareholders to maintain its REIT status and to avoid the nondeductible excise tax.

     The Trust intends to distribute to the Trust Shareholders substantially all of the net income from Property operations excluding gains or losses from debt restructuring and sales of property, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs), after adjustment for unconsolidated partnerships and joint ventures ("Funds From Operations," as defined by the National Association of Real Estate Investment Trusts), after scheduled debt principal payments, voluntary debt prepayments, capital expenditures made during the period, funds set aside for scheduled capital expenditures, property development and rehabilitation, and anticipated acquisitions. The Company expects Funds From Operations to exceed REIT taxable income for fiscal 1998.

     The declaration and payment of any distributions by the Trust will be at the discretion of the Trust's Board of Trustees (the "Trust Board") and will depend upon, among other things, the Trust's Funds From Operations, level of indebtedness, any contractual restrictions and any other factors considered relevant by the Trust Board. See "Risk Factors -- Tax Risks of REIT Status" and "Risk Factors -- Risks Related to REIT Status."

     For Federal income tax purposes, distributions paid to the Trust Shareholders may consist of ordinary income, capital gains, nontaxable returns of capital or a combination thereof. Distributions in excess of earnings and profits generally will be treated as nontaxable return of capital and, therefore, will result in a reduction of a Trust Shareholder's basis in the Trust Shares, to the extent thereof, and thereafter as taxable gain. To the extent that a Trust Shareholder's basis in his or her Trust Shares is reduced, the amount of capital gain realized on any subsequent sale of the Trust Shares will be increased. The Trust will provide the Trust Shareholders annual statements (on IRS Form 1099-DIV) as to the Trust's designation of the taxability of distributions. See "Federal Income Tax Considerations."

FEDERAL INCOME TAX TREATMENT OF THE MERGER


     The Merger will be treated under the Code as a tax-free reorganization of the Company. Thus, the Company, the Trust and the non-dissenting Lexford Shareholders will not recognize gain or loss for Federal income tax purposes as a result of the Merger. A Trust Shareholder's aggregate tax basis in the Trust Shares received pursuant to the Merger will equal such Trust Shareholder's aggregate tax basis in the shares of Lexford Common Stock exchanged in the Merger. A Trust Shareholder's holding period in the Trust Shares received pursuant to the Merger will include such Trust Shareholder's holding period in the shares of Lexford Common Stock exchanged in the Merger, if the Trust Shareholder held such shares of Lexford Common Stock as capital assets at the time of the Merger.


     Since Dissenting Shareholder Rights are available in connection with the Merger, Lexford Shareholders who exercise Dissenting Shareholder Rights and receive payment for their Lexford Common Stock will be treated as having received the fair market value, as determined by agreement or settlement with the Company or in the dissenting shareholder proceeding, in redemption of the Lexford Common Stock for which such rights are exercised. The deemed redemption of such Lexford Common Stock will be subject to Section 302(a) of the Code, with the result that a Lexford Shareholder who exercises Dissenting Shareholder Rights will recognize taxable gain or loss equal to the difference between the amount realized and such holder's tax basis in the Lexford Common Stock subject to the proceeding. Any gain or loss recognized on such redemption will be treated as capital gain or loss (provided that the Lexford Common Stock with respect to which Dissenting Shareholder Rights are exercised was held by the Lexford Shareholder as a capital asset) if such deemed redemption is substantially disproportionate with respect to the Lexford Shareholder who exercises such rights or is not essentially equivalent to a dividend, in either case within the meaning of Section 302 of the Code.

ACCOUNTING TREATMENT OF THE MERGER

     Upon consummation of the Merger, all assets and liabilities of Lexford will be recorded by the Trust at Lexford's historical cost based carrying amounts, since the conversion of Lexford Common Stock into Trust Shares will be accounted for in a manner similar to that in a pooling of interests accounting.

                      PRICE RANGE OF LEXFORD COMMON STOCK

     On March 9, 1995, trading of Lexford Common Stock commenced on the NASDAQ National Market tier of the NASDAQ Stock Market under the symbol "CRSI". The following table sets forth the high and low sales prices of the Lexford Common Stock for the periods indicated.

                                                                 1997                  1996
                                                           ----------------      ----------------
                                                            HIGH      LOW         HIGH      LOW
                                                           ------    ------      ------    ------
First Quarter............................................  $26.75    $20.50      $18.75    $17.50
Second Quarter...........................................  $26.00    $23.25      $21.75    $17.50
Third Quarter............................................  $28.25    $21.88      $20.75    $18.50
Fourth Quarter...........................................  $34.50    $27.13      $21.25    $19.38

     Lexford's current transfer agent is and the Trust's transfer agent will be:
Fifth Third Bank, Corporate Trust Administration, Fifth Third Center, Mail Drop 109002, Cincinnati, Ohio 45263.

                                  RISK FACTORS

     Following the consummation of the Merger, the Trust will succeed to and carry on the business currently conducted by the Company, except, as described in this Proxy Statement/Prospectus, as may be necessary to elect and preserve REIT status. Therefore, any discussion in this section which refers to the risks attendant to the Company's business will be true for the Trust's business after the consummation of the Merger, and any references to the Company, unless the context requires otherwise, will refer to the Trust after the consummation of the Merger to the extent applicable.

     Lexford Shareholders should carefully consider the following risk factors, as well as the other information contained in this Proxy Statement/Prospectus.

RISKS RELATED TO REIT STATUS

     Ownership Limitations Intended to Ensure REIT Qualification. To maintain its qualification as a REIT for Federal income tax purposes, not more than 50% in value of the outstanding shares of beneficial interest of the Trust may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code, to include certain entities). To facilitate maintenance of its qualification as a REIT for Federal income tax purposes, the Declaration of Trust generally prohibits ownership, directly or by virtue of the attribution provisions of the Code, by any single shareholder of more than 8.1% of the issued and outstanding Trust Shares and generally prohibits ownership, directly or by virtue of the attribution provisions of the Code, by any single shareholder of more than 9.8% of the issued and outstanding shares of any other class or series of beneficial interest in the Trust (the "Beneficial Ownership Limitations"). The Trust Board may waive or modify the Beneficial Ownership Limitations with respect to one or more persons who would not be treated as "individuals" for purposes of the Code, if information is provided by the party seeking the waiver establishing that ownership in excess of this limit will not cause a person who is an individual to be treated as owning shares in excess of the Beneficial Ownership Limitations and will not otherwise jeopardize the Trust's status as a REIT for Federal income tax purposes. The Declaration of Trust grandfathers Trust Shareholders who own their shares at the Effective Time so as to exempt any Trust Shareholder who holds Trust Shares in excess of the Beneficial Ownership Limitations so long as, and only for so long as, such Trust Shareholder exceeds the Beneficial Ownership Limitations. Absent any such waiver or exemption, Trust Shares or other shares acquired or held in violation of the Beneficial Ownership Limitations will be designated as either excess common shares ("Excess Trust Shares") or excess preferred shares ("Excess Preferred Shares" and together with the Excess Trust Shares, "Excess Shares"), depending on what class or series of shares were so acquired or held, and transferred automatically to a special trust for the benefit of a designated charitable beneficiary, and the person who acquired such Trust Shares or other shares in excess of the Beneficial Ownership Limitations will not be entitled to receive any distributions thereon, to vote such Excess Shares, or to receive any proceeds from the subsequent sale thereof in excess of the lesser of the price paid therefor or the amount realized from such sale. The Beneficial Ownership Limitations are intended to protect the Trust's election to be taxed as a REIT under the Code, but may have the additional effect of inhibiting takeover bids, decreasing the chance of Trust Shareholders to realize a premium over market price for their Trust Shares as a result of takeover bidding. See "Description of Trust Shares -- Restrictions on Transfer" and "Federal Income Tax Considerations -- Requirements for Qualification as a REIT."

     Fiduciary Duties and Risk of Liability with Regard to Syndicated Partnerships. As the general partner of the Syndicated Partnerships, the Trust owes fiduciary duties to all other holders of interests in the Syndicated Partnerships, including those otherwise unrelated to the Trust, which it will need to consider when making decisions that affect the Properties owned by such Syndicated Partnerships, including any transfers of such Properties to the Trust pursuant to the Consolidation Plan. There can be no assurance that third-party partners of the Syndicated Partnerships will not attempt to assert claims against the Trust for an alleged breach of the underlying partnership agreements or of these fiduciary duties in connection with any acquisition of Properties or partnership interests. While the Trust believes that its acquisition of Properties or interests in the Syndicated Partnerships pursuant to the Consolidation Plan will not violate the underlying partnership agreements of the Syndicated Partnerships or these fiduciary duties, no assurances can be given that a court would not conclude to the contrary and, among other things, rescind transfers made in connection with the

Consolidation Plan or assess liability against the Trust. See "The Merger -- Real Estate Investment Trust Election."

     Lack of Liquidity and Capital Resources Caused by REIT Qualification Distribution Requirement. The requirement that the Trust distribute 95% of its REIT taxable income in order to maintain its REIT status for Federal income tax purposes will limit the ability of the Trust to use cash flows from operations to finance acquisitions or other growth opportunities, as well as for general working capital purposes. The Trust intends to make distributions to the Trust Shareholders to comply with this distribution requirement and to avoid any nondeductible excise tax. It is possible that, due to timing differences between income tax accruals and cash receipts, the Trust may require short-term borrowing proceeds to meet its REIT distribution requirements in the future. There can be no assurance that the Trust will be able to obtain such financing on favorable terms or at all. See "Distribution Policy."

     The Properties require continuing renovation and capital improvements to remain competitive. While the Property Partnerships maintain capital reserve funds to fund such renovations and improvements, required expenditures could exceed the capital reserve funds necessitating cash contributions from the Trust. The Trust may have to rely on third-party sources of capital to meet its capital needs. The Trust's access to third-party sources of capital will depend upon a number of factors, including the market's perception of the Trust's growth potential and its current and potential future earnings, cash distributions, capitalization and level of indebtedness and the market price of Trust Shares. In addition, raising capital through debt financing may substantially increase the Trust's leverage and raising capital through equity offerings may dilute the interests of the Trust Shareholders. There can be no assurance that additional capital will be available to the Trust on favorable terms, or at all.

     Failure to Qualify for REIT Status; Consolidation Plan and Restructuring of Real Estate Services Business. In order to qualify to elect to be taxed as a REIT for Federal income tax purposes, the Trust will have to take certain additional steps and effect certain transactions in order to satisfy the Income Tests. One of these steps will involve the Company's acquisition of third-party equity interests in the Syndicated Partnerships through the Consolidation Plan. The Consolidation Plan will require and is conditioned on the Company obtaining financing, currently estimated to be approximately $40,000,000, although the actual amount may be lower since the Trust may be able to qualify as a REIT by consolidating less than all the Properties owned by the Syndicated Partnerships. There can be no assurance that the Company will be able to obtain the requisite consents of the third-party limited partners or to raise the additional capital necessary to effect the Consolidation Plan.

     If the Trust relies on borrowings to finance all or a portion of the Consolidation Plan, the Trust will become more leveraged, resulting in increased debt service requirements, which could adversely affect the availability of working capital and the Trust's ability to make distributions to the Trust Shareholders. If the Company raises capital through an equity offering to finance all or a portion of the Consolidation Plan, the issuance of additional Trust Shares or other shares of beneficial interest of the Trust may result in dilution to the Trust Shareholders.


     In addition, to meet the Income Tests, the Company is pursuing other alternatives to restructure its Real Estate Services Business and to recharacterize the income derived from the property management services provided to the Syndicated Partnerships and Third-Party Property owners and the Ancillary Services provided to the residents of the apartment communities. One alternative being considered is contributing those portions of the Real Estate Services Business which generate non-qualifying income for REIT purposes to the Preferred Stock Sub in exchange for all of the outstanding shares of preferred stock and not more than 5% of the outstanding common stock. The aggregate value of all of the shares of the Preferred Stock Sub held by the Trust will not in any event exceed 5% of the Trust's total assets. Any such transaction would transfer control of these businesses to a third party while the Trust would maintain an economic interest in such businesses. If the transfer is consummated, the success of these businesses and, accordingly, the amount of economic benefits realized by the Trust from these businesses will be dependent upon the actions of third parties that will be beyond the Trust's control. Moreover, some part or all of the appreciation in the value of these businesses after such transfer will not inure to the benefit of the Trust but instead to the owners of the common stock of the

Preferred Stock Sub. There can be no assurance that the Trust will be able to consummate the Consolidation Plan on terms favorable to the Trust, or at all, or that the Trust will be able to effect the transfer of a portion of the Real Estate Services Business on terms favorable to the Trust, or at all. If the Trust is unable to consummate the Consolidation Plan or the transfer of the Real Estate Services Business, the Trust intends to pursue other alternatives to position the Trust to qualify to elect to be taxed as a REIT for Federal income tax purposes. There can be no assurances that the Trust will be able to so position the business and operations of the Trust to effect such qualification. See "-- Risks Related to REIT Status," "-- Tax Risks of REIT Status," "-- Trust Business Risks," "The Merger -- Real Estate Investment Trust Election," "Description of Trust Shares" and "Comparison of Rights of Shareholders of the Company and Shareholders of the Trust."

     Restrictions on Types of Assets and Use of Assets Imposed by Maryland Law and the Declaration of Trust. Under Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland ("Title 8"), a Maryland real estate investment trust must hold, either directly or through other entities, at least 75% of the value of its assets in real estate assets, mortgages or mortgage related securities, government securities, cash and cash equivalent items (including high-grade short term securities and receivables) and may not use or apply land for farming, agriculture, horticulture or similar purposes to satisfy such requirement. The Declaration of Trust contains an identical requirement. Therefore, the power or authority of the Trust to diversify the assets of the Trust in response to changing market or economic conditions or for any other reason is limited. See "Comparison of Rights of Shareholders of the Company and Shareholders of the Trust -- Restrictions on Investment and Use."

RISKS RELATED TO DECLARATION OF TRUST AND BYLAWS OF THE TRUST AND MARYLAND LAW

     Anti-Takeover Provisions; Preferred Shares. Certain provisions of the Declaration of Trust and the Trust's Bylaws, a copy of which is attached hereto as Annex C (the "Bylaws"), and Maryland law applicable to real estate investment trusts could be used to hinder or delay a takeover bid for the Trust. Such provisions may inhibit takeover bids, decreasing the chance of Trust Shareholders realizing a premium over market price for their Trust Shares as a result of a takeover bid and may prevent Trust Shareholders from effecting changes in the Trust Board through a proxy solicitation. The Declaration of Trust provides for a classified Trust Board, divided into three classes with staggered three year terms. In addition, the Declaration of Trust further provides that a Trustee may be removed with or without cause by the affirmative action of a majority of the remaining Trustees. These provisions may inhibit or prevent a takeover bid or change of control by making it more difficult for even a majority of Trust Shareholders to take control of the Trust Board. The Beneficial Ownership Limitations will inhibit any potential bidder from acquiring more than 8.1% of the Trust Shares.

     Under Maryland law, certain control share acquisitions are regulated by generally requiring shareholder approval to attach voting rights to shares acquired in a transaction which results in the acquiror owning more than 20% of the outstanding shares of a Maryland real estate investment trust. In addition, under Maryland law, certain business combinations between a Maryland real estate investment trust and any person who beneficially owns 10% or more of the outstanding voting power of such trust are prohibited for five years from the time the person acquired such shares and then must be recommended by the Trust Board and approved by the affirmative vote of at least (i) 80% of the Trust Shareholders and (ii) two-thirds of the Trust Shareholders other than the person with whom the business combination is to be effected. See "Description of Trust Shares -- Anti-takeover Effects of Certain Charter Provisions and Laws."

     The Bylaws limit the ability of Trust Shareholders to call special meetings and require advance notice of Trustee nominations and proposals to be brought before meetings of Trust Shareholders. These provisions may inhibit potential bidders who wish to solicit proxies in opposition to management. The Bylaws may only be amended by the Trust Board and the Declaration of Trust may not be amended without Trust Board approval; therefore, none of the provisions of the Declaration of Trust or the Bylaws which inhibit or prevent takeover bids may be changed without the consent of the Trust Board. In addition, the Declaration of Trust authorizes the Trust Board, without Trust Shareholder approval, to issue "blank check" preferred shares, par value $.01 per share ("Preferred Shares"), with such designations, rights, preferences and restrictions as may be determined from time to time by the Trust Board. The issuance of Preferred Shares by the Trust could be used to thwart a takeover bid and may have a dilutive effect upon Trust Shareholders. See "Description of Trust Shares -- Anti-takeover Effects of Certain Charter Provisions and Laws."

     No Limitation On Debt and the Trust Board's Ability to Change
Policies. The principal policies of the Trust, including its policies with respect to financing, growth and investment, operations, debt capitalization and distributions, will be determined by the Trust Board. The Trust Board has adopted the current policies discussed herein. There can be no assurance that the Trust Board will not amend or revise such policies. The Trust Board may amend or revise these and other policies from time to time without a vote of the Trust Shareholders. Neither the Declaration of Trust nor the Bylaws contain any limitation on the amount (or percentage of total capitalization) of indebtedness the Trust may incur, and the Trust Board could alter or eliminate the Trust's current borrowing policy. If this policy were changed or eliminated, the Trust could become more leveraged, resulting in increased debt service requirements, which could adversely affect the Trust's available working capital and the Trust's ability to make distributions to Trust Shareholders. See "Policies and Objectives with Respect to Certain Activities."


     Risk of Dilution Due to Issuances of Additional Trust Shares or Preferred Shares. The Declaration of Trust authorizes the Trust Board to cause the Trust to issue authorized, but unissued, Trust Shares without Trust Shareholder approval. After completion of the Merger, the Trust expects to have approximately 40,000,000 authorized but unissued Trust Shares (other than Excess Trust Shares). The issuance of Trust Shares after the Merger could have the effect of diluting the value of the outstanding Trust Shares. See "Description of Trust Shares."


     The Declaration of Trust authorizes the Trust Board to cause the Trust to issue up to 5,000,000 Preferred Shares and to establish the preferences and rights of any Preferred Shares issued. The issuance of Preferred Shares with preferential distribution rights could diminish the Trust's cash available for distribution to the Trust Shareholders and dilute the value of the outstanding Trust Shares. See "Description of Trust Shares."

TAX RISKS OF REIT STATUS

     Failure to Maintain REIT Status. The Trust intends to elect REIT status under the Code, commencing with its taxable year beginning January 1, 1998 and believes that its organization and proposed method of operation will enable it to meet the requirements for qualification as a REIT under the Code. Neither the Company nor the Trust has requested, and neither expects to request, a ruling from the IRS regarding the Trust's election to be taxed as a REIT for Federal income tax purposes. Qualification as a REIT involves the application of technical and complex provisions of the Code for which there are only limited judicial or administrative interpretations. The determination of various factual matters and circumstances not entirely within the Trust's control may affect its ability to qualify as a REIT. In addition, no assurance can be given that legislation, regulations, administrative interpretations or court decisions will not significantly change the rules with respect to qualification as a REIT or the Federal income tax consequences of such qualification. See "Federal Income Tax Considerations -- Requirements for Qualification as a REIT." The Trust, however, is not aware of any pending legislation that would adversely affect its ability to operate as a REIT.

     In order to qualify as a REIT for Federal income tax purposes, the Trust generally will be required each year to distribute to the Trust Shareholders at least 95% of its REIT taxable income (excluding any net capital gain). As a REIT, the Trust will be subject to a 4% nondeductible excise tax on the amount, if any, by which certain distributions paid by it with respect to any calendar year are less than the sum of (i) 85% of its REIT ordinary income for such year plus (ii) 95% of its REIT capital gain net income for that year plus (iii) any undistributed taxable income from the prior REIT years upon which the Trust has not paid Federal income tax. The Trust intends to make distributions to Trust Shareholders to qualify as a REIT and to avoid the nondeductible excise tax. It is anticipated that the Trust's income will consist primarily of income from the Properties. See "Federal Income Tax Considerations -- Requirements for Qualification as a REIT."

     If the Trust were to fail to qualify as a REIT in any taxable year, the Trust would not be allowed a deduction for distributions to Trust Shareholders in computing its taxable income and would be subject to Federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates, which would effectively impose on the Trust Shareholders the "double taxation" on income that is distributed to shareholders that generally results from an investment in a C corporation. Unless entitled to relief under certain Code provisions, the Trust also would be disqualified from treatment as a REIT for four taxable years following the year during which REIT qualification was lost. As a result, distributions to the Trust Shareholders could be reduced or eliminated for each of the years involved, and distributions to the Trust Shareholders would no longer be required to be made. In recent years, the Company has not paid any Federal income tax, other than an alternative minimum tax, due to the Company's net operating loss carryovers and passive activity loss carryovers (as defined in the Code). Even if the Trust qualifies for taxation as a REIT, the Trust may be subject to certain state and local taxes on its income and property and, in certain circumstances, Federal income or excise taxes. Although the Trust currently intends to operate in a manner designed to qualify it as a REIT, it is possible that future economic, market, legal, tax or other considerations may cause the Trust Board to resolve to revoke the Trust's election to be taxed as a REIT for Federal income tax purposes. See "Federal Income Tax
Considerations -- Requirements for Qualification as a REIT."

MARKET RISKS OF TRUST SHARE OWNERSHIP

     Fluctuations In Interest Rates or Equity Markets. The market price of equity securities of a publicly traded REIT, such as the Trust, is determined in part by the attractiveness of the yield from distributions on those securities in relation to prevailing interest rates. Accordingly, an increase in interest rates generally may lead purchasers of publicly traded REIT securities in general, including holders of Trust Shares, to demand a higher annual yield, which could adversely affect the market price of the Trust Shares. Moreover, the market value of the Trust Shares could be substantially and adversely affected by changes in general market conditions or fluctuations in the market for equity securities.

     Possible Volatility of Price of Trust Shares. The price of publicly-traded securities such as the Trust Shares may fluctuate significantly. Prices for Trust Shares may be influenced by many factors, including the current and expected operating performance of the Trust, the depth and liquidity of the market for Trust Shares, investor perception of the Trust and general economic conditions. There can be no assurance that the Trust Shareholders will be able to sell the Trust Shares at an acceptable price or at all.

     Effect on Market Price of Trust Shares Available for Future Sale. No prediction can be made as to the effect, if any, that future sales, or the availability of Trust Shares for future sale, by the Trust will have on the market price of the Trust Shares. Sales of substantial amounts of Trust Shares (including shares issued on the exercise of options which could be issued in the future), or the perception that such sales could occur, could adversely affect prevailing market prices for the Trust Shares. See "Description of Trust
Shares -- General."

TRUST BUSINESS RISKS

     Investment in Single Industry. All of the current Properties are apartment communities. The Trust does not expect to seek to diversify its real estate investments and will therefore be subject to risks inherent in investments in a single industry. See "The Company -- Current Business and Structure of the Company."

     Possible Reassessment of Properties by Local Tax Assessors. Certain local real property tax authorities may seek to reassess certain of the Properties as a result of the transactions pursuant to the Consolidation Plan and the Merger. Where appropriate, the Trust would vigorously contest any such reassessment. To the extent that any such increases in property taxes could not be passed through to residents at the Properties through rent increases, such increased taxes would decrease available Funds From Operations and could adversely affect the Trust's competitive position, financial condition, results of operations and ability to make cash distributions.

     Possibility of Operating Losses. The Properties have generated operating profits on a combined basis in each of the last 5 fiscal years. There can be no assurance, however, that the Trust will not experience operating losses or will have cash available for distribution sufficient to effect any distributions to the Trust Shareholders.

     Acquisition Risks. The Trust's investment objectives are to achieve long-term capital appreciation through increases in cash flows and fair market values of the Properties, and to provide annual cash distributions to the Trust Shareholders; however, there can be no assurance that any distributions will ever be paid to the Trust Shareholders. The Company believes that these objectives can be accomplished through the operation and management of, and selected capital improvements to, the Properties. While the Company has no present plans to acquire or develop additional properties, with the exception of an apartment community development project consisting of 276 apartment units to be constructed in Dallas, Texas, in which the Trust will hold an undivided 62.5% limited partner interest, the Trust intends to evaluate future opportunities to acquire interests in additional properties. Acquisitions involve a number of risks inherent in assessing the values, strengths, weaknesses and profitability of properties including: adverse short-term effects on the Trust's operating results; diversion of management's attention; and risks associated with unanticipated problems and latent liabilities or contingencies such as the existence of hazardous substances. Additional risks inherent in acquisitions include risks that the acquired properties will not achieve anticipated rental rates or occupancy levels, and that judgments with respect to improvements to increase the financial returns of acquired properties will prove inaccurate. In addition, because acquisitions may be financed with Trust Shares or Preferred Shares or securities convertible or exchangeable into, Trust Shares or Preferred Shares, any such acquisitions may have a dilutive effect on the Trust Shareholders. Although the Company believes that opportunities for advantageous acquisitions of real properties will exist for the Trust in the future, there can be no assurances that any such acquisition opportunities will ever arise, that if any such acquisition opportunity presented itself, the Trust would have the resources available to consummate the acquisition, or that if any such acquisition was made, the acquisition would prove to be beneficial to the Trust. See "The Company -- Investment Objectives and Policies."

     Development and Redevelopment Risks. The Trust may develop and redevelop apartment communities when management believes that doing so is consistent with its business strategies. Development will be subject to a number of risks, including that construction and/or permanent financing may not be available on favorable terms, construction costs of property may exceed original estimates, occupancy and rental rates may not stabilize at anticipated levels, permanent financing may not be available upon completion of construction and construction may not be completed on schedule. If the Trust undertakes but elects not to proceed with a development or redevelopment opportunity, the costs associated therewith will ordinarily be charged against income for the current period. There can be no assurance that, if undertaken, any such development project will be completed or that, if completed, the costs of construction will not exceed, by a material amount, projected costs. These activities are also subject to risks relating to the inability to obtain, or delays in obtaining, the necessary zoning, land use, building, occupancy and other required governmental permits and authorizations.

     Real Estate Financing Risks. Each of the Properties is subject to a mortgage, which must be repaid in full or refinanced at or prior to its maturity. As a result, the Trust will be subject to the risks normally associated with debt financing and refinancing including the risk that the Property's cash flow will be insufficient to meet required payments of principal and interest and the risk that the Trust will not be able to refinance its indebtedness on terms and at an interest rate as favorable as those of the existing mortgages. If the Trust incurs variable rate mortgage indebtedness or a less favorable fixed interest rate or less favorable mortgage terms, such changes could have an adverse effect on cash available for working capital purposes and distribution which would negatively impact distributions to the Trust Shareholders.

     In addition, if a Property is mortgaged to secure payment of indebtedness and the Trust is unable to make mortgage payments, the Property could be foreclosed upon by, or otherwise transferred to, the mortgagee with a consequent loss of income and asset value to the Trust. As of the date of this Proxy Statement/Prospectus, 26 of the Wholly Owned Properties are mortgaged pursuant to mortgages containing cross-default and cross-collateralization provisions to secure payment of the first mortgage indebtedness secured by such 26 Wholly Owned Properties. If the Trust is unable to make mortgage payments on any such Property, then all such Properties could be foreclosed upon by, or otherwise transferred to, the mortgagee with a consequent loss of income and asset value to the Trust.

     Competition. The multi-family housing industry is highly competitive. The Trust must compete to attract and retain residents and to acquire and develop additional properties. The Properties are located in developed areas that include other multi-family residential properties. The number and quality of competitive properties in a particular area could have a material effect on the Trust's ability to attract and retain residents and to maintain or increase rent levels. In addition, other forms of housing, including manufactured housing community properties and single family housing, provide alternatives to potential Property residents. Increased competition could adversely affect the Trust's revenues which would adversely affect the Trust's ability to make distributions to Trust Shareholders, acquire or develop additional properties and redevelop existing Properties.

     There are numerous owners and developers of real estate who will compete with the Trust if the Trust seeks to develop new multifamily properties or acquire undeveloped land or existing multifamily properties. The activities of the competitors could cause the Trust to pay a higher price for a new property than it otherwise would have paid or may prevent the Trust from purchasing a desired property, which could have a material adverse effect on the Trust, its results of operations and its ability to make distributions to Trust Shareholders.

APARTMENT INDUSTRY RISKS

     Operating Risks. The Properties are subject to all operating risks common to residential apartment projects in general. Such risks include competition from other apartment developments; excessive building of comparable properties or increases in unemployment in the areas where the apartment communities are located, either of which might adversely affect apartment occupancy or rental rates; increases in operating costs due to inflation and other factors, which increases may not necessarily be offset by increased returns; the inability or unwillingness of residents to pay rent increases; and future enactment of rent control laws or other laws regulating multi-family housing, including present and possible future laws relating to access by physically impaired persons. If any of the foregoing concerns materialize, the Trust's results of operations and ability to make expected distributions to Trust Shareholders could be adversely affected.

     Value and Liquidity of Real Estate. Real estate investments are relatively illiquid. The Trust's ability to vary its portfolio of apartment communities in response to changes in economic and other conditions will therefore be limited. In addition, certain significant expenditures associated with each equity investment (such as mortgage payments, real estate taxes and maintenance costs) are generally fixed, and therefore, not reduced when circumstances cause a reduction in income from the investment. Moreover, 26 of the Wholly Owned Properties are currently subject to mortgages containing cross-default and cross-collateralization provisions such that the sale of any one of these Wholly Owned Properties is further limited.

     Uninsured and Underinsured Losses. The Trust intends, and in many instances will be required, to maintain building casualty, public liability, crime and business interruption insurance and various excess coverage policies on each Property. The Company believes the apartment communities' coverage is of the type and amount, including coverage limits and deductibility provisions, customarily carried on similar properties. However, there are certain types of losses, generally of a catastrophic nature, such as earthquakes and floods, that may be uninsurable or not economically insurable. Should an uninsured loss or a loss in excess of insured limits occur, the Trust could lose its investment in the affected Property as well as the anticipated future revenues from such Property, which could adversely affect the Trust's results of operations and its ability to make distributions to Trust Shareholders.

     Americans with Disabilities Act. The Properties and any newly developed, rehabilitated or acquired properties must comply with Title III of the Americans with Disabilities Act (the "ADA") to the extent that such properties are "public accommodations" and/or "commercial facilities" as defined by the ADA. The ADA does not, however, consider residential properties, such as apartment communities, to be public accommodations or commercial facilities, except to the extent portions of such facilities, such as leasing offices, are open to the public. Conforming the Properties to the ADA requirements could require significant expenditures by the Trust. The Company believes that the Properties comply with all present requirements under the ADA and applicable state laws. Noncompliance with the ADA could result in the imposition of fines or an award of damages to private litigants. If future required changes involve greater expenditures or must be made on a more accelerated basis than the Company currently anticipates, the Trust's results of operations and ability to make distributions, if any, to the Trust Shareholders could be adversely affected.

     Fair Housing Amendments Act of 1988. The Fair Housing Amendments Act of 1988 (the "FHAA") requires apartment communities first occupied after March 13, 1990 to be accessible to the physically impaired. Noncompliance with the FHAA could result in the imposition of fines or an award of damages to private litigants. As of the date of this Proxy Statement/Prospectus, none of the Properties are subject to the FHAA; however, newly-developed or acquired properties, if any, may be subject to the FHAA.

     Other Regulations. Rent control laws or similar rent-limiting regulations, which may be enacted in the future in Ohio, Indiana or Florida or in other jurisdictions where the Properties are located, may limit the ability of the Company to increase rents and to recover increases in operating expenses and the costs of capital improvements. As of the date of this Proxy Statement/Prospectus, no such rent control laws apply to the Properties.

     Renovation and Capital Improvements Requirements. Apartment communities require continuing renovation and capital improvements to remain competitive. Certain lending arrangements with respect to some of the Properties also require such renovations and improvements. While major maintenance and capital reserve funds are maintained to fund such renovations and improvements, required expenditures could exceed the Trust's expectations. If that occurs, the incremental costs could adversely affect expected distributions to the Trust Shareholders. In addition, renovations and other capital improvements entail certain risks, including environmental risks, construction cost overruns and delays and unanticipated downturns in demand or unanticipated emergence of competition in the affected market.

     Potential Environmental Liability. An owner or operator of real estate may be legally liable for the costs of removal or remediation of certain hazardous or toxic substances on, under or in the property. This liability may be imposed without regard to whether the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. Furthermore, a person who arranges for the disposal of a hazardous substance at another property or transports a hazardous substance for disposal or treatment at another property may be legally liable for the costs of removal or remediation of hazardous substances at that property, regardless of whether that person owns or operates that property. The costs of any such remediation or removal may be substantial, and the presence of any such substance, or the failure promptly to remediate any such substance, may adversely affect the property owner's ability to sell or lease the property or to borrow using it as collateral. Other laws require abatement or removal of certain asbestos-containing materials in connection with demolition or certain renovations or remodeling, impose certain worker protection and notification requirements, and govern emissions of and exposure to asbestos fibers in the air. Other Federal, state and local laws, ordinances and regulations and the common law impose on owners and operators certain requirements regarding conditions and activities that may affect human health or the environment. These conditions and activities include, for example, the presence of lead in drinking water and the presence of lead-containing paint in occupied structures. Failure to comply with applicable laws could result in difficulty in the lease or sale of any affected property or the imposition of monetary penalties, in addition to the costs required to achieve compliance and potential liability to third parties. The Trust may be potentially liable for such costs or claims in connection with the ownership and operation of the Properties.

     Phase I environmental site assessments have been completed within the last 36 months for more than 243 of the Properties but no Phase II environmental site assessments have been conducted for the Properties. None of the Phase I environmental site assessments revealed any environmental contaminant or condition that the Company believes would have a material adverse effect on the Properties. Furthermore, the Company is not aware of any such contamination or condition. Nevertheless, it is possible that there exists material environmental contamination of which the Company is unaware.

     No assurance can be given that (i) the assessments referred to above revealed all potential environmental liabilities, (ii) future or amended laws, ordinances or regulations, or more stringent interpretations or enforcement policies of existing environmental requirements, will not impose any material environmental liability, (iii) the environmental condition of the Properties has not been and will not be affected by changes in the condition of properties in the vicinity of the Properties or by the acts of third parties unrelated to the Company, or (iv) future acquisitions of Properties will not impose any material environmental liability.

POTENTIAL ADVERSE EFFECT IF DISSENTING SHAREHOLDER RIGHTS ARE EXERCISED

     Dissenting Shareholder Rights will be available with respect to the Merger and will entitle Lexford Shareholders who comply with the applicable requirements under the OGCL to demand payment from the Company at the "fair value" of their shares and, if agreement cannot be reached with the Company, to have their shares appraised by the Court of Common Pleas of Franklin County, Ohio and to receive the "fair value" of such shares in cash. The Company reserves the right to challenge the availability of Dissenting Shareholder Rights for the Merger for any Lexford Shareholder, should any demand be made. If there are demands perfected with respect to shares of Lexford Common Stock, the Company would be required to pay the fair value in cash for such shares, rather than converting them into Trust Shares. The Company has reserved the right to abandon the Merger prior to the effectiveness thereof if substantial demands for appraisal are made and perfected. See "The Merger -- Rights of Dissenting Shareholders."

                       INFORMATION CONCERNING THE MEETING

GENERAL

     The enclosed proxy is being solicited by the Board of Directors of the Company for use at a Special Meeting of Shareholders of the Company to be held on Tuesday, March 3, 1998, and at any adjournment thereof. If proxies in the accompanying form are properly executed and returned, the shares of Lexford Common Stock represented thereby will be voted as instructed in the proxy. The proxy may be revoked by a Lexford Shareholder at any time prior to its use at the Special Meeting. EACH PROXY SUBMITTED WILL BE VOTED AS DIRECTED, BUT IF NOT OTHERWISE SPECIFIED, PROXIES RECEIVED BY THE COMPANY WILL BE VOTED FOR APPROVAL OF THE MERGER. Lexford Shareholders who fail to specify a vote will be ineligible for Dissenting Shareholder Rights. See "The Merger -- Rights of Dissenting Shareholders."

RECORD DATE


     Only shareholders of record at the close of business on January 29, 1998 are entitled to vote at the Special Meeting. There were on such date 4,905,973 shares of Lexford Common Stock outstanding, each entitled to one vote at the Special Meeting. Officers and directors of the Company, who have indicated that they plan to vote in favor of the Merger, own 1,008,478 shares of Lexford Common Stock (approximately 20.6% of the outstanding shares as of the record date for the Special Meeting).


PURPOSE

     At the Special Meeting, Lexford Shareholders will be asked to consider and vote upon the Merger. The business of the Special Meeting is limited to consideration of and voting upon the Merger. If any procedural matters are properly presented at the Special Meeting, including, among other things, a motion to adjourn the Special Meeting to another time and/or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the enclosed proxy and acting thereupon will have discretion to vote on such matter in accordance with their best judgment.

REQUIRED VOTE

     Lexford Shareholder approval of the Merger Agreement is required under Sections 1701.791 and 1701.78 of the OGCL. In accordance with the Company's Articles of Incorporation and the OGCL, the affirmative vote of a majority of the outstanding shares of Lexford Common Stock is required to approve the Merger. The Company will, in advance of the Special Meeting, appoint one or more inspectors to act at the Special Meeting who will ascertain the number of shares represented at the Special Meeting and the validity of proxies and ballots. Such inspectors will also count all votes and ballots and certify their determination with respect thereto. Any record holder of Lexford Common Stock who wishes to do so may vote in person at the Special Meeting. Ballots will be distributed and collected at the Special Meeting for that purpose.

QUORUM

     At the Special Meeting, the presence in person or by proxy of the holders of record of a majority of the outstanding shares of Lexford Common Stock is necessary to constitute a quorum of the Lexford Shareholders necessary to take action at the Special Meeting. For these purposes, shares that are present, or represented by proxy, at the Special Meeting will be counted for quorum purposes regardless of whether the holder of the shares fails to vote on any particular matter or whether a broker with discretionary authority fails to exercise its discretionary authority with respect to any particular matter. Abstentions and broker non-votes will have the same effect as a vote against the Merger.

EXPENSE OF SOLICITATION

     The cost of soliciting proxies has been or will be borne by the Company. Corporate Investor Communications, Inc. has been engaged by the Company to solicit proxies, for a fee equal to $3,300, plus reimbursement of out of pocket and incidental expenses. In addition to solicitation by mail and by telephone calls, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals and the Company may reimburse them for their expenses in so doing.

     IT IS IMPORTANT THAT YOUR SHARES OF LEXFORD COMMON STOCK BE REPRESENTED AT THE SPECIAL MEETING. WHETHER OR NOT YOU PRESENTLY INTEND TO ATTEND THE SPECIAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED SELF-ADDRESSED STAMPED ENVELOPE AS PROMPTLY AS POSSIBLE.

     A Lexford Shareholder executing and returning a proxy has the power to revoke it at any time before it is voted by giving written notice to the Secretary of the Company, by submission of another proxy bearing a later date, or by attending the Special Meeting and requesting to vote in person.

                                   THE MERGER

     The following is a summary of all of the material provisions of the Merger Agreement, a copy of which is attached as Annex A to this Proxy Statement/Prospectus. This summary is not intended to be a complete description of the terms and conditions thereof and is qualified in its entirety by reference to the full text thereof which is incorporated herein by reference. Lexford Shareholders are urged to read the Merger Agreement in its entirety for a more complete description of the Merger.

GENERAL


     Pursuant to the Merger Agreement, at the Effective Time, Lexford will be merged with and into the Trust with the Trust surviving the Merger. At the Effective Time, each share of Lexford Common Stock issued and outstanding immediately prior to the Effective Time, will be canceled and converted into the right to receive two duly authorized, validly issued, fully paid and nonassessable Trust Shares. Each option or other right to purchase or otherwise acquire Lexford Common Stock pursuant to stock option or other stock-based compensatory plans of Lexford granted and outstanding immediately prior to the Effective Time will be appropriately modified so that it becomes a right to purchase or otherwise acquire that number of Trust Shares equal to twice the number of shares of Lexford Common Stock subject to such option or right at a price per Trust Share equal to one-half of the exercise price per share of such option or right in effect immediately prior to the Effective Time and otherwise upon the same terms and subject to the same conditions as are applicable to such option or other right immediately prior to the Effective Time. The Merger will convert Lexford from an Ohio corporation to a Maryland real estate investment trust. While the legal structure of the Trust is different from that of Lexford, the business and operations of the Trust following the Merger will be substantially the same as those conducted by Lexford as of the date of this Proxy Statement/Prospectus except, as described herein, as may be necessary to elect and preserve REIT status for the Trust. Prior to consummation of the Merger, the current directors of the Company will become the Trustees of the Trust, and the executive officers of the Company will be elected executive officers of the Trust with the same titles and duties. The obligations of the Company and the Trust under the Merger Agreement are conditioned upon (i) the Merger Agreement being duly approved by Lexford Shareholders and (ii) the Trust Shares being authorized for listing on the NYSE, subject to official notice of issuance. See "The Merger," "Description of Trust Shares," "Comparison of Rights of Shareholders of the Company and Shareholders of the Trust," and "Federal Income Tax Considerations."

REASONS FOR THE MERGER

     The Lexford Board deems it advisable to convert Lexford into a self-managed, self-administered trust that will qualify as a REIT for Federal income tax purposes. While the Merger itself will not qualify the Company as a REIT for Federal income tax purposes, consummation of the Merger is an important step in positioning Lexford to elect and qualify for REIT status. After careful review, consideration and input from investment bankers, industry analysts, institutional and other large investors, and Lexford's professional advisers, the Lexford Board has determined that Lexford's qualification and election to be taxed as a REIT for Federal income tax purposes will be advantageous and beneficial to Lexford and the Lexford Shareholders. Management believes that the Trust's election to be taxed as a REIT for Federal income tax purposes will increase shareholder value, result in the commencement of cash distributions, provide the Company greater access to capital and, correspondingly, a better opportunity to reduce the Company's debt, afford the Company advantages over its current structure in its pursuit of acquisitions and development opportunities, and increase institutional and retail investor and analyst attention. See
"-- Background of and Reasons for the Merger and REIT Qualification."

     Further, the Lexford Board chose to merge the Company into a Maryland REIT under Title 8 because Maryland is one of only a few states that has a separate statute governing real estate investment trusts, which provides more certainty as to the entity's treatment under state law. The Maryland REIT structure also provides certain state tax benefits, including the fact that no franchise taxes are payable with respect to REITs organized under the laws of the State of Maryland, and trusts (unlike corporations) are not subject to state income taxes in certain states (e.g. Pennsylvania) where the Trust will own Properties.

REAL ESTATE INVESTMENT TRUST ELECTION

     The Trust expects to elect to be taxed as a REIT for Federal income tax purposes pursuant to Sections 856 through 860 of the Code commencing with its taxable year beginning January 1, 1998. If the Trust qualifies as a REIT and makes the election, under current Federal income tax laws, the Trust generally will not be subject to Federal income tax on income it distributes to holders of the Trust Shares as long as it distributes at least 95% of its REIT taxable income and satisfies a number of organizational and operational requirements. While the Trust anticipates that it will qualify as a REIT for the 1998 tax year, if it is unable to do so, the Trust Board currently anticipates continuing to pursue alternatives to permit the Trust to qualify as a REIT for Federal income tax purposes in the 1999 tax year. See "Distribution Policy," and "Federal Income Tax Considerations."

     A number of requirements under the Federal income tax laws apply to REITs, including limitations on the activities in which a REIT may engage and the assets it may hold, a restriction prohibiting five or fewer individual holders (defined in the Code to also include certain entities) from owning more than 50% of the value of the REIT's outstanding shares of capital stock, and required distributions of the REIT's earnings. See "Distribution Policy" and "Federal Income Tax Considerations."

     The Declaration of Trust contains a number of provisions which restrict the ownership and transfer of shares of the Trust and which are designed to safeguard the Trust against an inadvertent loss of REIT status. In order to prevent any Trust Shareholder from owning shares of the Trust in an amount which would cause more than 50% of the value of the outstanding shares of the Trust to be held by five or fewer individuals, the Declaration of Trust contains the Beneficial Ownership Limitations. Immediately after the Merger, the Trust will only have Trust Shares outstanding. Any Trust Shareholder who owns, under the applicable attribution rules of the Code, more than 8.1% of the Trust Shares immediately after the Merger may continue to do so but may not increase his or her ownership of Trust Shares. See "Description of Trust Shares -- Restrictions on Transfer" and "Federal Income Tax
Considerations -- Taxation of the Trust as a REIT."

     Under the Code, rental income received by a REIT from persons in which the REIT is treated, under the applicable attribution rules of the Code, as owning a 10% or greater interest, does not constitute qualifying income for purposes of the Income Tests. For these purposes, a REIT is treated as owning any stock owned, under the applicable attribution rules of the Code, by a person that owns 10% or more of the value of the outstanding shares of the REIT. Therefore, in order to ensure that rental income of the Trust will not be treated as nonqualifying income under the Income Tests, and thus to ensure that there will not be an inadvertent loss of REIT status as a result of the ownership of Trust Shares by a tenant, or a person that holds an interest in a tenant, the Declaration of Trust also contains a constructive ownership limitation that restricts, with certain exceptions, Trust Shareholders from owning, under the applicable attribution rules of the Code (which are different from those applicable with respect to the Beneficial Ownership Limitations), more than 8.1% of the outstanding Trust Shares or 9.8% of the outstanding shares of any other class or series of beneficial interest in the Trust (the "Constructive Ownership Limitations"). Any Trust Shareholder who owns, under the applicable attribution rules of the Code, shares of the Trust in excess of the Constructive Ownership Limitations immediately after the Merger generally will not be subject to the Constructive Ownership Limitations. Subject to an exception for tenants and subtenants from whom the REIT receives, directly or indirectly, rental income that is not in excess of a specified threshold, the Declaration of Trust also contains restrictions that are designed to ensure that the Trust Shareholders who own, under the applicable attribution rules of the Code, shares of the Trust in excess of the Constructive Ownership Limitations immediately after the Merger will not, in the aggregate, own an interest in a tenant or subtenant of the REIT of sufficient magnitude to cause rental income received, directly or indirectly, by the REIT from such tenant or subtenant to be treated as nonqualifying income for purposes of the Income Tests. See "Description of Trust Shares -- Restrictions on Transfer" and "Federal Income Tax Considerations -- Taxation of the Trust as a REIT."

     The Trust Board has the power to exempt Trust Shareholders from the Beneficial Ownership Limitations or the Constructive Ownership Limitations, including limitations applicable to Trust Shareholders who own more than 8.1% of the Trust Shares immediately after the Merger, if evidence satisfactory to the Trust Board and the Trust's tax counsel is presented showing that such waiver will not jeopardize the Trust's status as a REIT under the Code.

     Although management of Lexford believes that the Trust will be organized and will operate in such a manner as to qualify as a REIT for Federal income tax purposes, no assurance can be given that the Trust will be organized or will be able to operate in such a manner as to qualify or remain so qualified. See "Federal Income Tax Considerations."

     While the Merger is an important step in positioning the Company to elect to be taxed as a REIT for Federal income tax purposes, prior to the Merger, the Company, and following the Merger, the Trust will have to take certain additional steps and effect certain transactions in order to satisfy the Income Tests, including restructuring the Company's Real Estate Services Business. Generally, the income received by the Company for property management services provided to the Syndicated Partnerships and the Third Party Property owners and certain of the Ancillary Services provided to residents of apartment communities is not qualifying income for the purpose of the Income Tests and, therefore, the Company is pursuing restructuring alternatives to recharacterize the revenue stream generated from these activities. See "Federal Income Tax Considerations."

     As part of such restructuring, Lexford recently initiated the Consolidation Plan, the purpose of which is to acquire substantially all of the ownership interests in the Properties currently owned by the Syndicated Partnerships. Completion of the Consolidation Plan will minimize the amount of income generated by providing management services to owners of Properties that are not Wholly Owned Properties. The Trust intends to continue the Consolidation Plan after the Merger. The acquisitions may take various forms including acquiring the Properties owned by the Syndicated Partnerships, acquiring all the limited partner interests in the Syndicated Partnerships, merging the Syndicated Partnerships with wholly-owned subsidiaries of the Company, or any combination of the foregoing. As of the date of this Proxy Statement/Prospectus, there were 145 Syndicated Partnerships of which the Trust, as successor general partner to the Company, will have the right to effect a sale of the Property owned by such Syndicated Partnerships without the consent of its third party limited partners. In the case of another 250 Syndicated Partnerships (the "Consent Partnerships"), the Trust must obtain the consent of a majority in interest of the limited partners of such Syndicated Partnerships to transfer the Syndicated Partnership's Property or merge the Syndicated Partnership with a wholly-owned subsidiary of the Trust. As to the Consent Partnerships, the Company has begun to solicit the consent of the limited partners and will continue to solicit such consents as may be necessary to obtain the requisite majority. The consummation of the Consolidation Plan will require and is conditioned on, the Company obtaining financing currently estimated to be approximately $40,000,000, although the actual amount may be lower because, among other things, the Trust may consolidate less than all of the Properties owned by the Syndicated Partnerships. There can be no assurance that the Company will be able to obtain the requisite consents of the third party limited partners of the Consent Partnerships, or raise the additional capital necessary to fund such acquisitions or that implementation of the Consolidation Plan will not result in disputes with or legal challenges by the limited partners. See "The
Merger -- Real Estate Investment Trust Election."

     Additionally, the Company is pursuing other alternatives to recharacterize the income derived from the property management services provided to the Syndicated Partnerships and the Third Party Property owners and certain of the Ancillary Services provided to the residents of the apartment communities. One alternative being considered is contributing such property management services and/or Ancillary Services to the Preferred Stock Sub, which would be a separate tax paying entity and would not be included in the Company's consolidated income tax returns or financial statements. The preferred stock owned by the Company would be non-voting but would entitle the Company to preferential dividends in an amount equal to substantially all of the net cash flow of the Preferred Stock Sub and, therefore, the Company would expect to enjoy substantially all the after-tax economic benefits of the business being conducted by the Preferred Stock Sub. See "The Merger -- Real Estate Investment Trust Election."

     If the Trust fails to qualify as a REIT in any taxable year, the Trust will be subject to Federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates, which would effectively impose on its shareholders the "double taxation" on income that is distributed to shareholders that generally results from an investment in a C corporation. Even if the Trust qualifies for taxation as a REIT, the Trust may be subject to certain state and local taxes on its income and property and, in certain circumstances, Federal income or excise taxes. See "Risk Factors -- Risks Related to REIT Status" and "Federal Income Tax Considerations."

     Although management of Lexford believes that the business of the Trust will be organized and will be operated in such a manner as to qualify as a REIT for Federal income tax purposes, no assurance can be given that the Trust will be so qualified or, if qualified, will remain so qualified. See "Risk Factors -- Tax Risks of REIT Status" and "Federal Income Tax Considerations."

BACKGROUND OF AND REASONS FOR THE MERGER AND REIT QUALIFICATION

     Lexford has historically been engaged in two distinct businesses: the Real Estate Investment Business in which it owns and operates the Properties, and the Real Estate Services Business in which it provides fee-based management and other services to multi-family apartment communities and their residents.

     Lexford has considered various alternative strategies with respect to its investments in the Properties and with respect to its Real Estate Services Business, including exploring various opportunities and proposals to sell its interests in the Properties. Since January 1, 1996, based upon management's decision to retain the Properties for investment, the operations of the Wholly Owned Properties have been fully consolidated in Lexford's consolidated statements of income and the cashflows of the Wholly Owned Properties have been reclassified as cashflows provided by operating activities in Lexford's consolidated statements of cash flows.

     Management of Lexford recognized that the inclusion of the Wholly Owned Properties in its consolidated financial statements tended to depress net income and, consequently, earnings per share, and made Lexford appear highly leveraged even though mortgage indebtedness secured by the Properties is nonrecourse to Lexford and, except for a group of 26 cross collateralized, cross defaulted mortgage loans, is structured on a Property-by-Property basis. As a result, most ratios and like measures (e.g., earnings per share, total debt to market capitalization, debt to equity and net income) used by financial professionals and stock market analysts, as applied to Lexford, worsened as a result of the consolidation of the Wholly Owned Properties. Management and the Lexford Board explored alternatives to removing the Wholly Owned Properties from the Company's balance sheet, while retaining at least some portion of the economic benefits of, and positive cash flow from, the Wholly Owned Properties. In the second quarter of 1997, the Company embarked on a plan to contribute substantially all of its Wholly Owned Properties to a newly formed, wholly-owned subsidiary corporation named Lexreit Properties, Inc. ("Lexreit"). The plan further contemplated that following the formation of Lexreit, the Company would distribute 95% of the common stock of Lexreit to the Lexford Shareholders and cause Lexreit to qualify and elect to be taxed as a REIT for Federal income tax purposes (such contribution of such Wholly-Owned Properties to Lexreit, distribution of Lexreit stock and election of REIT status by Lexreit collectively are referred to herein as the "Distribution Transaction").

     In order to implement the Distribution Transaction, Lexford caused the formation of Lexreit and prepared and filed a Form S-11 Registration Statement on behalf of Lexreit with the Securities and Exchange Commission. Lexford also made a public announcement of its intention to implement the Distribution Transaction. In the weeks following the public announcement of the proposed Distribution Transaction and the filing of the Form S-11 Registration Statement, Lexford solicited and received feedback from its significant shareholders, industry analysts, representatives of investment banking firms, and representatives of participants in the multi-family residential real estate and REIT industries. Most commentators positively endorsed Lexford's plan to implement a transaction which would result in the creation of a REIT as well as the removal of the appearance of significant leverage from Lexford's balance sheet. Nevertheless, in addition to such positive feedback, many commentators suggested that the Distribution Transaction as proposed could be enhanced by increasing its scope. In other words, management of Lexford received many suggestions that Lexford effect a REIT election itself, covering its entire portfolio of Properties. In the weeks following the filing of the S-11 Registration Statement on behalf of Lexreit, Lexford's management engaged in further discussions and began an intensive analysis of the feasibility and the effect of Lexford's electing on its own behalf to be taxed as a REIT.

     From early June 1997 through early August 1997, management of Lexford continued its analysis and discussions. Its research indicated that existing REITs with multi-family residential real property portfolios comparable to those of Lexford enjoyed substantially greater market price to net asset value ratios as well as market price to earnings ratios. Lexford's management also noted that while most such comparable REITs had considerably lower debt to equity ratios, the cost of capital to such entities (either in the form of mortgage indebtedness, secured or unsecured public debt securities or secured or unsecured commercial bank working capital credit facilities) was also generally lower than Lexford's aggregate cost of capital (i.e., its weighted average interest rates attributable to mortgage loans on the Properties together with its corporate credit facility). The further Lexford's management's analysis progressed, the more management became convinced that Lexford's election to be taxed as a REIT was an appealing strategy. Accordingly, Lexford's management arranged for a two-day offsite Board of Directors meeting on August 28 and 29, 1997.

     At the August Board Meeting, management, together with Lexford's independent public accounting firm and outside legal counsel, made detailed presentations to the Lexford Board with respect to the legal requirements, accounting issues, proposed transactions and projected financial results of a REIT election. Management also presented the Lexford Board with comprehensive financial and market data regarding other similarly situated multi-family residential property owners structured as REITs. The Lexford Board, management, and the Company's advisers proceeded to engage in extensive deliberations and discussions regarding the potential merits and disadvantages of effecting REIT status on behalf of Lexford. At the conclusion of the August Board Meeting, management was authorized to proceed with its analysis of effecting REIT status, including for such purpose, engaging a financial advisor.

     Following the August Board Meeting, management continued its research and analysis of effecting REIT status and interviewed a number of nationally recognized investment banking firms for the purpose of selecting a financial advisor. Following a number of such interviews, management determined to engage Morgan Stanley & Co. Incorporated ("Morgan Stanley") as its financial adviser. Morgan Stanley had previously provided Lexford with informal presentations and advice regarding its business and financial operations, mortgage loans and acquisition opportunities. Lexford and Morgan Stanley entered into a formal engagement letter on October 15, 1997.

     Lexford held additional Board Meetings to continue the discussion and analysis of REIT status on October 7, 1997, October 31, 1997 and November 21, 1997. At these Board Meetings, management and the Board continued to discuss and analyze the merits and risks of a real estate investment trust election as well as a strategic direction of Lexford after a REIT election, REIT qualification requirements as applied to Lexford and the legal, financial and operating aspects invoked by that process. Among other matters discussed and resolved, were the potential for raising additional capital in order to effect the Consolidation Plan as well as prepay any prepayable mortgage indebtedness on the Properties.

     Lexford's legal advisers also advised Lexford that it would be appropriate to implement share ownership limitations such as the Beneficial Ownership Limitations and the Constructive Ownership Limitations in its charter in order to protect against an inadvertent loss of REIT status. In order to implement the necessary charter provisions, Lexford determined that it would need to call a special meeting of shareholders. Management, with the assistance of legal counsel, analyzed the alternatives for implementation of the desired charter provisions. As a result of this analysis, management and legal counsel determined to recommend the Merger and conversion of Lexford into a Maryland real estate investment trust, because the Maryland real estate investment trust statute is designed specifically for REITs. In addition, this was a favorable alternative since Maryland does not impose a state franchise tax and certain states in which Lexford owns Properties do not impose state income taxes on trusts but do impose state income taxes on corporate owners of real property. For these reasons, management, with the advice and assistance of legal counsel, determined to recommend the creation of the Trust and the Merger.

     On December 19, 1997, Lexford held a Board Meeting at which Morgan Stanley made a formal presentation supporting the Lexford Board's decision to effect the REIT election. At the December Board Meeting, management and the Lexford Board discussed and analyzed the progress made in determining to elect REIT status and confirmed that a REIT election together with the Merger, was in the best interests of Lexford and its shareholders.

     Lexford management and the Lexford Board believe that the Merger and the REIT election will result in and create significant benefits and advantages, including:

     - Increasing shareholder value.

     - Improving access to capital, including having access to current favorable conditions in the public REIT equity markets and a greater ability to borrow funds from both public and private sources.

     - Providing a better platform to raise capital from offers and sales of REIT equity securities.

     - Affording certain advantages over its existing structure in its pursuit of acquisitions and development opportunities.

     - Facilitating increased attention from institutional and retail securities investors and analysts.

     - Providing a more attractive acquisition currency in the form of Trust Shares or other securities convertible into, or exchangeable for, Trust Shares.

     While the Merger itself will not qualify the Company as a REIT for Federal income tax purposes, consummation of the Merger is an important step in converting Lexford to a REIT. See "The Merger -- Real Estate Investment Trust Election."

MANAGEMENT OF THE TRUST

     Currently, the Trust is a wholly-owned subsidiary of the Company. The initial members of the Trust Board are John B. Bartling, Jr. (Lexford's President, Chief Executive Officer and a director), Paul R. Selid (Lexford's Senior Vice President -- Acquisitions), and Mark D. Thompson (Lexford's Executive Vice President and Chief Financial Officer) (collectively the "Initial Trustees"). Prior to the consummation of the Merger, the Trust Board will increase its number to eleven Trustees and call a meeting of Trust Shareholders. At this meeting, Lexford, as the sole Trust Shareholder, will elect the current directors of the Company to be

Trustees and will also divide the Trust Board into three classes, with one class of Trustees to initially serve a three-year term, one class of Trustees to initially serve a two-year term and the final class of Trustees to initially serve a one-year term, creating a classified board structure identical to the Company's existing classified board structure.

     Each executive officer of the Company will hold the same position, with respect to both title and responsibility with the Trust.

VOTE REQUIRED


     Approval of the Merger will require the affirmative vote of the holders of a majority of the shares of the Lexford Common Stock entitled to vote thereon. Officers and directors of Lexford who own 20.6% of Lexford Common Stock as of the record date for the Special Meeting have indicated that they plan to vote in favor of the Merger.


     THE LEXFORD BOARD HAS UNANIMOUSLY DETERMINED THAT THE MERGER IS IN THE BEST INTERESTS OF THE COMPANY AND THE LEXFORD SHAREHOLDERS, HAS APPROVED THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT THE LEXFORD SHAREHOLDERS VOTE FOR THE MERGER.

EXCHANGE OF CERTIFICATES

     New Certificates. Promptly upon the effectiveness of the Merger, the Trust will mail to the Lexford Shareholders instructions with respect to the exchange of their certificates representing shares of Lexford Common Stock ("Old Certificates") for certificates representing the same number of Trust Shares. The certificates for the Trust Shares will carry a legend in the following form:

          "The Common Shares represented by this certificate are subject to restrictions on ownership and transfer for the purpose of the Trust's maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended. Transfers in contravention of such restrictions may be void ab initio. Subject to certain additional restrictions, no Person may Beneficially Own Common Shares in excess of 8.1% (or such other percentage as may be determined by the Board of Trustees) of the outstanding Common Equity Shares of the Trust (unless such Person is an Existing Holder) and no Person may Constructively Own Common Shares in excess of 8.1% of the outstanding Common Equity Shares of the Trust (unless such person is an Existing Constructive Holder). Any Person who attempts to Beneficially Own or Constructively Own Shares in excess of the above limitations must immediately notify the Trust. All capitalized terms used in this legend have the meanings set forth in the Declaration of Trust, a copy of which, including the restrictions on ownership and transfer, will be sent without charge to each Shareholder who so requests. If the restrictions on ownership and transfer are violated, the Common Shares represented hereby will be transferred automatically and by operation of law to a Special Trust and shall be designated Excess Shares."

     Exchange. The Company urges the Lexford Shareholders to exchange their Old Certificates promptly following their receipt of instructions from the Trust to do so. However, dividends and distributions will be paid with respect to Trust Shares prior to the surrender for exchange of Old Certificates and delivery of Old Certificates will constitute good delivery for settlement of trades in Trust Shares.

     PLEASE DO NOT RETURN ANY STOCK CERTIFICATES TO LEXFORD FOR EXCHANGE UNTIL YOU ARE NOTIFIED TO DO SO.

OPTIONS AND OTHER STOCK BASED COMPENSATION


     Each option or other right to purchase or otherwise acquire Lexford Common Stock pursuant to stock option or other stock-based compensatory plans of Lexford granted and outstanding immediately prior to the Effective Time will, by virtue of the Merger and without any action on the part of the holder of such option or right, be appropriately modified so that it becomes a right to purchase or otherwise acquire that number of Trust Shares equal to twice the number of shares of Lexford Common Stock subject to such option or right at a price per Trust Share equal to one-half of the exercise price per share of such option or right in effect immediately prior to the Effective Time and otherwise upon the same terms and subject to the same conditions as are applicable to such option or other right immediately prior to the Effective Time.


RIGHTS OF DISSENTING SHAREHOLDERS

     If the Merger is approved by the Lexford Shareholders, a Lexford Shareholder objecting to its terms may seek relief as a dissenting shareholder under Sections 1701.84 and 1701.85 of the OGCL (a "Dissenting Shareholder"). The following is a summary of the steps a Dissenting Shareholder must take to perfect Dissenting Shareholder Rights under Section 1701.85 of the OGCL. This summary does not purport to be complete and is qualified in its entirety by reference to Section 1701.85 of the OGCL, which is incorporated herein by reference and is attached as Annex D to this Proxy Statement/Prospectus. Any Dissenting Shareholder contemplating the exercise of Dissenting Shareholder Rights is urged to review carefully such provisions and to consult an attorney, since Dissenting Shareholder Rights will be lost if the procedural requirements under Section 1701.85 of the OGCL are not fully and precisely satisfied. To perfect Dissenting Shareholder Rights, a Dissenting Shareholder must satisfy each of the following procedures:

          1. A Dissenting Shareholder must be a record or beneficial owner of shares of Lexford Common Stock on January 29, 1998, the record date set for determining those Lexford Shareholders entitled to vote on the Merger. A dissenting beneficial (but not record) owner (for example, the owner of shares held in "street name" by a broker) must assert his or her Dissenting Shareholder Rights in coordination with and in the name of the record owner.

          2. A Dissenting Shareholder must not vote his or her shares of Lexford Common Stock in favor of the Merger at the Special Meeting. Failing to vote or abstaining from voting does not waive the Dissenting Shareholder's Rights. A proxy returned to the Company signed, but not marked to specify voting instructions, will be voted in favor of the Merger and will be deemed a waiver of the Dissenting Shareholder's Rights. A Dissenting Shareholder may revoke his or her proxy at any time before its exercise by filing with the Company an instrument revoking it or a duly executed proxy bearing a later date, or by attending and giving notice of the revocation of the proxy at the Special Meeting (attendance at the Company's Special Meeting will not in and of itself constitute revocation of a proxy).

          3. The Dissenting Shareholder must deliver to the Company (addressed to the Secretary, Lexford, Inc., The Huntington Center, 41 South High Street, Suite 2410, Columbus, Ohio 43215) no later than ten days after the Special Meeting, a written demand for payment to him or her of the fair cash value of his or her Lexford Common Stock, stating his or her address, the number of shares of Lexford Common Stock as to which he or she seeks to assert Dissenting Shareholder Rights, and the amount claimed as the fair cash value of his or her Lexford Common Stock. Voting against the Merger does not constitute a written demand. The Company will not notify Dissenting Shareholders of the expiration of this ten-day period.

          4. The Company may request that the Dissenting Shareholder deliver to it the certificates representing the shares of Lexford Common Stock as to which he or she seeks relief. Such a request is not an admission by the Company that the Dissenting Shareholder is entitled to any relief. If the Company makes such a request, the Dissenting Shareholder must deliver such certificates to the Company within fifteen days following the date the request is sent. The Company may then legend the certificates to the effect that the Dissenting Shareholder has demanded the fair cash value of his or her Lexford Common Stock. The Company must then promptly return the legended certificates to the Dissenting Shareholder. If the Lexford Common Stock underlying the legended certificate is transferred, a transferee acquires only the rights the original Dissenting Shareholder had immediately after service on the Company of his or her demand for payment of fair cash value. At the option of the Company, a Dissenting Shareholder failing to deliver his or her certificate upon request from the Company may have his or her Dissenting Shareholder Rights terminated, unless a court directs otherwise.

          5. The Company and the Dissenting Shareholder may come to an agreement as to the fair cash value of the Lexford Common Stock. If the Company and the Dissenting Shareholder do not agree on the fair cash value of the Lexford Common Stock, either the Dissenting Shareholder or the Company may file a petition in the court of Common Pleas of Franklin County, Ohio within three months after demand upon the Company by the Dissenting Shareholder. The complaint shall contain a brief statement of the facts entitling the Dissenting Shareholder to the relief demanded, including the vote. Other Dissenting Shareholders, within the period of three months, may join as plaintiffs or be joined as defendants. Upon the Dissenting Shareholder's motion (or upon the Company's motion, if the Company should file a petition), the court will hold a hearing to determine whether the Dissenting Shareholder is entitled to the fair cash value of the Lexford Common Stock, and, if so, the number of shares of the Lexford Common Stock as to which the Dissenting Shareholder is entitled to relief. If the court finds the Dissenting Shareholder so entitled, it may appoint one or more appraisers to recommend the amount of such value. The fair cash value is to be determined as of the day prior to the date of the Special Meeting. The fair cash value is the amount which a willing seller, under no compulsion to sell, would be willing to accept, and which a willing buyer, under no compulsion to purchase, would be willing to pay, but in no event may the fair cash value exceed the amount specified in the Dissenting Shareholder's demand. In determining this value, any appreciation or depreciation in the market value of the Lexford Common Stock resulting from the Merger is excluded. The court is required to make a finding as to the fair cash value and render a judgment against the Company for the payment thereof. The Ohio Supreme Court, in the case Armstrong v. Marathon Oil Company, 32 Ohio St.3d 397 (1987), stated that fair cash value for publicly traded shares of a company with significant trading activity will be the market price for such shares on the date that the transaction is submitted to the shareholders or directors for final approval, as adjusted to exclude the impact of the transaction giving rise to the Dissenting Shareholder Rights. Interest on the fair cash value as well as costs of the proceedings, including reasonable compensation to the appraisers, are to be assessed or apportioned as the court considers equitable.

          6. Payment of the fair cash value as well as interest and costs must be made within thirty days after the later of (i) the date of final determination of such value or (ii) the Effective Time of the Merger in respect of which Dissenting Shareholder Rights are being exercised. Such payment shall be made only upon simultaneous surrender to the Company of the certificates for which such payment is made.

          7. A Dissenting Shareholder's rights to receive the fair cash value of his or her Lexford Common Stock from the Company terminate, if:

             a. The Dissenting Shareholder has not complied with Section 1701.85 (unless the Lexford Board, or if after the Effective Time, the Trust Board, waives compliance);

             b. The Merger is abandoned or otherwise not consummated;

             c. The Dissenting Shareholder withdraws his or her demand (with the consent of the Lexford Board, or if after the Effective Time, the Trust Board); or

             d. The Dissenting Shareholder and the Company have not agreed on the fair cash value per share and neither has timely filed or joined in the necessary complaint in the Court of Common Pleas of Franklin County, Ohio.

          8. All rights accruing from the Lexford Common Stock, including voting and dividend or distribution rights, are suspended from the time the Dissenting Shareholder makes demand until either termination of the rights and obligations of the Dissenting Shareholder and the Company arising from the demand or the purchase by the Company of the Dissenting Shareholder's Lexford Common Stock. During the period of suspension, any dividends or distributions paid in money on the Lexford Common Stock or any dividend, distribution or interest paid in money upon any securities issued in extinguishment or substitution for such Lexford Common Stock will be paid to the record owner as a credit upon the fair cash value of the Lexford Common Stock. If the right to receive the fair cash value is terminated other than by the purchase by the Company of the Dissenting Shareholder's Lexford Common Stock, then, at the time of the termination, all rights will be restored and all distributions which would have been made, except for the suspension, will be made to the record owner of the Lexford Common Stock at the time of termination. See "Risk Factors -- Potential Adverse Effect if Dissenting Shareholder Rights are Exercised."

ACCOUNTING TREATMENT OF THE MERGER

     Upon consummation of the Merger, all assets and liabilities of Lexford will be recorded by the Trust at Lexford's historical cost based carrying amounts, since the conversion of Lexford Common Stock into Trust Shares will be accounted for in a manner similar to that in a pooling of interests accounting.

TAX TREATMENT OF THE MERGER

     The Merger will be treated under the Code as a tax-free reorganization of the Company. Thus, the Company, the Trust and the Lexford Shareholders (other than Lexford Shareholders who are Dissenting Shareholders), will not recognize gain or loss for Federal income tax purposes as a result of the Merger. See "Federal Income Tax Consideration -- Tax Consequences of the Merger."

                                   THE TRUST

     Lexford Residential Trust is a Maryland real estate investment trust organized as a wholly-owned subsidiary of the Company on January 16, 1998, specifically for the purpose of the Merger. As of the date of this Proxy Statement/Prospectus, the Trust has only nominal assets and does not carry on any business. Following the Merger, the Trust will succeed to and carry on the business currently conducted by the Company except, as described herein, as may be necessary for the Trust to elect and preserve its election to be qualified as a REIT for Federal income tax purposes. Accordingly, other than the differences in legal structure described in "Description of Trust Shares" and "Comparison of Rights of Shareholders of the Company and Shareholders of the Trust," and except as the context otherwise requires, all the discussion in this Proxy Statement/Prospectus relating to Lexford will be applicable to the Trust following effectiveness of the Merger.

                                  THE COMPANY

CURRENT BUSINESS AND STRUCTURE OF THE COMPANY

     The Company is an Ohio corporation with whole or partial equity ownership interests in the Properties. Fee simple title to each of the Properties is owned by the Property Partnerships.

     The Company's portfolio currently includes 111 Wholly Owned Properties and 410 Properties which are owned by the Syndicated Partnerships. In many cases, "bankruptcy remote" special purpose corporations (which SPCs are wholly owned by the Company) own an undivided 0.1% interest in the Syndicated Partnerships as general partner.

     Lexford has historically been engaged in two distinct businesses: the Real Estate Investment Business in which it owns and operates the Properties, and the Real Estate Services Business in which it provides fee-based management and other services to multi-family apartment communities and their residents.

     The Real Estate Services Business provides traditional property management services to owners of multi-family real estate. These management services include: day-to-day management and maintenance of apartment communities; attracting and retaining qualified residents; collecting rents and other receivables from residents; providing cash management services for rental revenues, security deposits, taxes, insurance and deferred maintenance escrows; and compiling and reporting information to property owners. The Real Estate Services Business also provides ancillary services to owners of apartment communities, including replacement parts, laundry services and maintenance supplies, and to residents of apartment communities, including renter's insurance, apartment furnishings, and on a very limited basis, telecommunications and cable television services. The Company provides these services to 567 apartment communities in 22 states, including the 521 apartment communities in which the Company has an ownership interest and 46 Third Party Properties.

INVESTMENT OBJECTIVES AND POLICIES

     The Company's investment objectives are and, following the Merger, those of the Trust will be, to achieve long-term capital appreciation through, among other things, increases in the cash flows of the

Properties. In addition, effective with its election of REIT status, the Trust will endeavor to provide annual cash distributions to the Trust Shareholders. However, there can be no assurance that there will be sufficient Funds From Operations to provide for distributions to the Trust Shareholders. See "Distribution Policy."

     The Company believes its investment objectives can be accomplished through the enhanced operation and management of, and selected capital improvements to, the Properties. The Company believes that it may enjoy certain operational and maintenance efficiencies as a result of the fact that virtually all of the Properties are of standardized premanufactured modular construction which lends itself to standardized maintenance and rehabilitation programs and the fact that many of the Properties are concentrated within certain markets in the lower Midwestern and Southeastern United States.

     The Company routinely evaluates opportunities to acquire interests in real estate. The Company believes that after the Merger and upon the Trust's qualification to elect to be taxed as a REIT for Federal income tax purposes, the Trust will be structured so that it may take advantage of future opportunities to acquire interests in real estate. The Company believes that many acquisition opportunities exist within the highly fragmented multi-family apartment industry. The Company further believes that the acquisition opportunities that exist within the value conscious segment of the multi-family apartment industry, especially those demographic segments within suburban and rural, so-called "secondary" and "tertiary" markets, are especially ripe for acquisition and consolidation because, while there has been a significant increase in the percentage of multi-family apartment communities owned by real estate investment trusts during the 1990s to date, most of the REIT acquisitions have been focused on the high middle and upper income markets, as well as primary urban areas. Equity interests in real properties acquired by the Company or the Trust may be subject to existing mortgage financing and other indebtedness which have priority over the equity interests of the Company or the Trust. Although the Company believes that advantageous acquisitions of real properties will exist in the future for the Trust, there can be no assurances that such acquisition opportunities will ever arise, that if such an acquisition opportunity presented itself, the Trust would have the resources available to consummate the acquisition, or if any such acquisition was made, the acquisition would prove to be beneficial to the Trust. See "Risk Factors -- Trust Business Risks."

     The Company believes that its geographic concentration of Properties within the lower Midwestern and Southeastern United States lends itself to a better understanding of the residential rental markets in which the Properties are located and an enhanced ability to anticipate changing tenant needs and desires as well as changing demographic conditions, market demand and competitive forces within these markets.

     The Trust also may hold temporary cash investments from time-to-time pending investment or distribution to the Trust Shareholders without affecting its eligibility to be taxed as a REIT.

                              DISTRIBUTION POLICY

     The Company has paid no dividends since it became a public reporting company in 1993. However, in order to qualify to be treated as a REIT for Federal income tax purposes, the Trust generally will be required each year to distribute to the Trust Shareholders at least 95% of its REIT taxable income. As a REIT, the Trust will be subject to a 4% nondeductible excise tax on the amount, if any, by which certain distributions paid by it with respect to any calendar year are less than the sum of (i) 85% of its REIT ordinary income for such year plus (ii) 95% of its REIT capital gain net income for that year plus
(iii) undistributed taxable income from prior REIT years upon which the Trust has not paid Federal income tax. The Trust intends to make distributions to the Trust Shareholders to maintain its REIT status and to avoid the nondeductible excise tax.

     The Trust intends to distribute to the Trust Shareholders substantially all of its Funds From Operations after scheduled debt principal payments and voluntary debt prepayments, capital expenditures made during the period, and funds set aside for scheduled capital expenditures, property development and rehabilitation and anticipated acquisitions. The Company expects Funds From Operations to exceed REIT taxable income for fiscal 1998. The declaration and payment of any distributions by the Trust will be at the discretion of the Trust Board and will depend upon, among other things, the amount of Funds From Operations, the Trust's level of indebtedness, contractual restrictions, if any, imposed by Property mortgages or working capital facilities and other factors considered relevant by the Trust Board. See "Risk Factors -- Risks Related to REIT Status".

     For Federal income tax purposes, distributions paid to the Trust Shareholders may consist of ordinary income, capital gains, nontaxable returns of capital or a combination thereof. Distributions in excess of earnings and profits generally will be treated as nontaxable return of capital and, therefore, will result in a reduction of a Trust Shareholder's basis in the Trust Shares, to the extent thereof, and thereafter as taxable gain. The Trust will provide Trust Shareholders annual statements (on IRS Form 1099-DIV) as to the Trust's designation of the taxability of distributions. See "Federal Income Tax Considerations."

           POLICIES AND OBJECTIVES WITH RESPECT TO CERTAIN ACTIVITIES

     The Company's current investment objectives and principal policies set forth and discussed elsewhere in this Proxy Statement/Prospectus and below have been established by the Lexford Board and may be amended or revised from time to time at the discretion of the Lexford Board without a vote of the Lexford Shareholders, except that changes in certain policies with respect to conflicts of interest must be consistent with legal requirements. As the Trust Board will be comprised of the same eleven members of the Lexford Board, such principal policies will be the initial policies of the Trust after the Merger. The Trust Board will have the discretion to revise, amend or replace any of such policies from time to time without a vote of the Trust Shareholders (subject to the same restriction referred to above) and there can be no assurance that the Trust Board will not do so at any time following the Merger. See "Risk
Factors -- Risks Related to Declaration of Trust and Bylaws of the Trust and Maryland Law."

FINANCING

     In order to maintain financial flexibility and facilitate rapid deployment of capital over market cycles, the Trust intends to operate with a debt-to-total market capitalization ratio of approximately 50% ("Debt Capitalization Goal"). Upon consummation of the Merger, the Trust's debt-to-total market capitalization ratio will be approximately 90%. The debt-to-total market capitalization ratio will vary from time to time as the Trust incurs indebtedness for acquisitions and capital expenditures and repays such indebtedness. The Company is currently reviewing alternative means to raise the additional capital to meet the Debt Capitalization Goal. There can be no assurance that the Trust will be able to raise such additional capital on terms satisfactory to the Trust.

POLICIES WITH RESPECT TO CERTAIN OTHER ACTIVITIES

     The Trust has authority to sell additional Trust Shares, Preferred Shares or other securities and to repurchase or otherwise reacquire its Trust Shares, Preferred Shares or any other securities, and may engage in such activities in the future. Neither the Company or the Trust has engaged, nor does either currently intend to engage, in trading, underwriting or agency distribution or sale of securities of other issuers. Neither the Company or the Trust has invested, nor does either currently intend to invest, in the securities of other issuers of publicly-traded securities for the purpose of exercising control. The Company and the Trust each intend to make investments in such a way that it will not be treated as an investment company under the Investment Company Act of 1940. The Trust intends to pursue opportunities to acquire additional apartment communities in the future. Such acquisitions could be structured as an acquisition of the equity interests of the entities which own such apartment communities in exchange for Trust Shares or Preferred Shares.

     The Trust intends to make investments at all times in a manner consistent with the requirements of the Code in order for the Trust to qualify as a REIT for Federal income tax purposes unless, because of changing circumstances or changes in the Code, in treasury regulations promulgated under the Code ("Treasury Regulations") or in the interpretations of either, the Trust Board determines that it is no longer in the best interests of the Trust and the Trust Shareholders to qualify as a REIT.

CONFLICTS OF INTEREST POLICY


     The Declaration of Trust generally provides that a transaction between the Trust and a Trustee is not void or voidable solely because of (i) the common interest, (ii) the Trustee's presence at the meeting of the Trust Board where the Trust authorized, approved or ratified the transaction, or (iii) the Trustee's vote being counted in the Trust's authorization, approval or ratification of the transaction, if (a) the common interest is disclosed or known to (A) the Trust Board and the Trust Board authorizes, approves or ratifies the transaction by a majority vote of disinterested Trustees, or (B) the Trust Shareholders authorize, approve or ratify the transaction by a majority vote of disinterested Trust Shareholders, or (b) the transaction is fair and reasonable to the Trust.


     The Declaration of Trust also generally provides that the Trust may lend money to, guarantee an obligation of, or otherwise assist, a Trustee or officer or other employee or agent of the Trust, if the loan, guarantee or assistance, in the judgment of the Trust Board, reasonably may be expected, directly or indirectly, to benefit the Trust, or is an advance made against indemnification in accordance with the Declaration of Trust or the Bylaws.

                          DESCRIPTION OF TRUST SHARES

GENERAL

     The Declaration of Trust authorizes the issuance of up to 110,000,000 shares of beneficial interest consisting of 50,000,000 Trust Shares, 5,000,000 Preferred Shares, 50,000,000 Excess Trust Shares and 5,000,000 Excess Preferred Shares. Upon completion of the Merger, Lexford expects that approximately 4,900,200 Trust Shares, no Preferred Shares and no Excess Shares will be issued and outstanding.

     The following description of the Trust Shares, Preferred Shares, Excess Shares and of certain provisions of the Declaration of Trust and Bylaws is a summary of and is qualified in its entirety by reference to the Declaration of Trust and the Bylaws, copies of which are attached hereto as Annexes B and C, respectively.

     The Declaration of Trust provides that, subject to the provisions of any class or series of shares of the Trust then outstanding, the Trust Shareholders are entitled to vote only on those matters which the Declaration of Trust, the Bylaws or Title 8 expressly require be voted on by the Trust Shareholders, those matters that the Trust Board has duly submitted to the Trust Shareholders and those matters properly brought before a meeting by a Trust Shareholder pursuant to the Bylaws. Except with respect to the foregoing matters, no action taken by the Trust Shareholders at any meeting shall in any way bind the Trustees. Trust Shareholders will not be entitled to cumulatively vote their shares in the election of the Trust's Trustees.

     Both Title 8 and the Declaration of Trust provide that no Trust Shareholder will be personally liable for any obligation of the Trust solely by reason of being a Trust Shareholder. Pursuant to the Declaration of Trust, the Trust must indemnify a Trust Shareholder against any claim or liability to which the Trust Shareholder may become subject solely by reason of his or her being or having been a Trust Shareholder, and the Trust shall appoint counsel for, defend, and bear the expenses and costs of such defense, for each Trust Shareholder in connection with any such claim or liability. The obligations of the Trust to indemnify or defend any Trust Shareholder or pay his or her expenses do not extend to any liability or obligation of the Trust Shareholder under the business combination provisions or the control share acquisition provisions of Maryland law, the ownership limitations or control share provisions of the Declaration of Trust, or certain provisions of the Securities Act or the Exchange Act. A Trust Shareholder is not entitled to indemnification with respect to a suit by or on behalf of the Trust or by any other Trust Shareholder for money damages (i) for an improper benefit or profit in money, property or services, or (ii) for active and deliberate dishonesty that was material to the cause of action adjudicated in the proceeding.

     The Declaration of Trust authorizes the Trustees to classify or reclassify any unissued shares of the Trust by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of such shares.

     Application has been made to have the Trust Shares approved for listing on the NYSE, subject to official notice of issuance, upon the consummation of the Merger.


  Trust Shares

     Each outstanding Trust Share entitles the holder to one vote on all matters submitted to a vote of Trust Shareholders, including the election of Trustees. There is no cumulative voting in the election of Trustees which means that the holders of a majority of the outstanding Trust Shares entitled to vote on the election of Trustees can elect all of the Trustees then standing for election. Holders of Trust Shares, other than Excess Shares, are entitled to such distributions as may be declared from time to time by the Trustees in cash or other assets of the Trust, in securities of the Trust or from any other legally available source as the Trustees shall in their discretion determine. The Trustees shall endeavor to declare and pay such distributions as are necessary for the Trust to qualify, and continue to qualify, as a REIT under the Code. See "Distribution Policy."


     Holders of Trust Shares have no conversion, redemption or preemptive rights to subscribe for any securities of the Trust. All the Trust Shares issuable in the Merger will be duly authorized, validly issued, fully paid and nonassessable. In the event of any liquidation, dissolution or winding-up of the affairs of the Trust, holders of Trust Shares will be entitled to share ratably in the assets of the Trust remaining after provision for payment of liabilities to creditors and preferential rights of the Preferred Shares.


  Preferred Shares

     The Preferred Shares authorized by the Declaration of Trust may be issued from time to time in one or more classes or series in such amounts and with such designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or distributions, qualifications and terms or conditions of redemption as may be fixed by the Trustees. Under certain circumstances, the issuance of Preferred Shares could have the effect of delaying, deferring or preventing a change of control of the Trust and may adversely affect the voting and other rights of the holders of Trust Shares. Currently, there are and upon consummation of the Merger, there will be, no Preferred Shares outstanding and the Trust has no present plans to issue any Preferred Shares. See "Risk Factors -- Risks Related to Declaration of Trust and Bylaws of the Trust and Maryland Law."

  Excess Shares

     The Declaration of Trust provides that no holder may own, or be deemed to own under the applicable attribution rules of the Code, Trust Shares or Preferred Shares in excess of the Beneficial Ownership Limitations or the Constructive Ownership Limitations and that no purported transfer of Trust Shares or Preferred Shares may be given effect if it results in ownership of all of the outstanding Trust Shares and Preferred Shares by fewer than 100 persons (collectively, the "Ownership Restrictions"). In the event of a purported transfer or other event that would, if effective, result in ownership of Trust Shares or Preferred Shares in violation of the Ownership Restrictions, the shares in excess of the Ownership Restrictions will be designated Excess Shares and, in accordance with the Declaration of Trust, transferred automatically to the Special Trust (as defined in the Declaration of Trust).

     The Excess Shares will be held by the Special Trust for the exclusive benefit of one or more charitable beneficiaries whose ownership of the Trust Shares or Preferred Shares will not violate the Ownership Restrictions and which is an organization described in Sections 170(b)(1)(A) and 170(c)(2) of the Code (a "Charitable Beneficiary"). The Trust will appoint a trustee of the Special Trust who is unaffiliated with the Trust or with any person involved in the transfer which required a designation of Excess Shares.

     Holders of Excess Shares shall not benefit economically from ownership of any Excess Shares held in the Special Trust, shall have no rights to dividends and shall not possess any rights to vote. The trustee shall have all voting power and rights to dividends with respect to the Excess Shares, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any distribution paid prior to the discovery by the Trust that the Excess Shares have been transferred to the Special Trust must be paid to the trustee upon demand.

     As soon as reasonably practicable, and in an orderly fashion so as not to affect in a materially adverse manner the market price of the Excess Shares, the trustee will sell the Excess Shares to a person whose ownership of the Excess Shares will not violate the Ownership Restrictions. The transferee in the transaction that resulted in the designation and transfer of Excess Shares to the Special Trust will receive the lesser of (i) the price paid by the transferee in such transaction and (ii) the price received by the trustee (net of any commissions and other expenses of sale) in the sale of the Excess Shares. Any net sales proceeds in excess of the amount paid to the transferee will immediately be paid to the Charitable Beneficiary.

     Upon sale of the Excess Shares, such Excess Shares will be automatically exchanged for an equal number of Trust Shares or Preferred Shares (depending on the type and class or series of shares that were originally designated as such Excess Shares).

RESTRICTIONS ON TRANSFER

     For the Trust to qualify as a REIT for Federal income tax purposes, it must meet certain requirements concerning the ownership of its outstanding shares. Specifically, not more than 50% in value of the Trust's outstanding shares may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year of the Trust's existence as a REIT) or during a proportionate part of a shorter taxable year, and the Trust must be beneficially owned by 100 or more persons during at least 335 days of a taxable year (other than the first REIT year) or during a proportionate part of a shorter taxable year. See "Federal Income Tax Considerations -- Requirements for Qualification as a REIT."


     Because the Trust expects to qualify as a REIT, the Declaration of Trust limits the ownership of the Trust's equity securities. The Declaration of Trust generally provides that, subject to certain exceptions set forth in the Declaration of Trust, no person may own shares of the Trust in violation of the Ownership Restrictions. The Trust Board may, but is not required to, waive the Beneficial Ownership Limitations or the Constructive Ownership Limitations if it determines that greater ownership will not jeopardize the Trust's status as a REIT. As a condition of that waiver, the Trust Board may require opinions of counsel satisfactory to it and undertakings or representations from the applicant with respect to preserving the REIT status of the Trust.


     If any purported transfer of equity securities of the Trust or any other event would otherwise result in any person or entity violating the Ownership Restrictions, that transfer will be void and of no force or effect as to the number of shares in excess of the Ownership Restrictions, and the purported transferee (the "Prohibited Transferee") will acquire no right or interest (or, in the case of any event other than a purported transfer, the person or entity holding record title to shares in excess of the Ownership Restrictions (the "Prohibited Owner") will cease to own any right or interest) in the Excess Shares. In addition, if any purported transfer of shares of the Trust or any other event would cause the Trust to become "closely held" under the Code or otherwise to fail to qualify as a REIT under the Code, that transfer will be void and of no force or effect as to the number of shares in excess of the number that could have been transferred without that result, and the Prohibited Transferee will acquire no right or interest (or, in the case of any event other than a transfer, the Prohibited Owner will cease to own any right or interest) in the Excess Shares. Also, if any purported transfer of shares of the Trust or any other event would otherwise cause the Trust to own, or be deemed to own by virtue of the applicable attribution provisions of the Code, 10% or more, by vote or value, of the ownership interests in any lessee or in any sublessee, that transfer or event will be void and of no force or effect as to the number of shares in excess of the number that could have been transferred or affected by that event without that result, and the Prohibited Transferee will acquire no right or interest (or, in the case of any event other than a transfer, the Prohibited Owner will cease to own any right or interest) in the Excess Shares.

     Any Excess Shares arising from a prohibited transfer described above will be transferred automatically to the Special Trust for the exclusive benefit of a Charitable Beneficiary.

     All certificates representing Trust Shares and Preferred Shares will bear a legend referring to the restrictions described above.

     Every owner of a certain percentage of the outstanding shares of the Trust (such percentage being set forth in the Treasury Regulations according to the number of shareholders of record) will be required to file no later than January 30 of each year a written notice with the Trust containing the information specified in the Declaration of Trust. In addition, each Trust Shareholder will be required, upon demand, to disclose to the Trust in writing such information as the Trust may request in order to determine the effect, if any, of that Trust Shareholder's actual and constructive ownership of shares on the Trust's status as a REIT and to ensure compliance with the Ownership Restrictions.

     The Ownership Restrictions may have the effect of precluding an acquisition of control of the Trust without approval of the Trust Board. See
"-- Anti-takeover Effects of Certain Charter Provisions and Laws."

ANTI-TAKEOVER EFFECTS OF CERTAIN CHARTER PROVISIONS AND LAWS

     In addition to the Ownership Restrictions and the Trust Board's authority to designate and issue Preferred Shares described above, certain features of the Declaration of Trust, the Bylaws and Maryland law, which are further described below, may have the effect of deterring third parties from making takeover bids for control of the Trust or may be used to hinder or delay a takeover bid thereby decreasing the chance of the Trust Shareholders realizing a premium over market price for their Trust Shares as a result of such bids and may have the effect of preventing challenges for control of the Trust Board. See "Risk Factors -- Risks Related to Declaration of Trust and Bylaws of the Trust and Maryland Law."

     Limitations on Shareholder Actions. The Declaration of Trust provides that Trust Shareholder action may only be taken at a meeting of the Trust Shareholders. Thus, a holder of a majority of the voting power could not take action to replace the Trust Board, or any class thereof, without a meeting of the Trust Shareholders. Furthermore, under the provisions of the Declaration of Trust and Bylaws, special meetings of the Trust Shareholders may only be called by the Trust Board. Therefore, a Trust Shareholder, even one who holds a majority of the voting power, may not replace sitting Trustees before the next annual meeting of Trust Shareholders. The Bylaws may only be amended by the Trust Board and the Declaration of Trust may not be amended without Trust Board approval; therefore none of the provisions of the Declaration of Trust or the Bylaws which inhibit or prevent takeover bids may be changed without the consent of the Trust Board.

     Advance Notice Provisions. The Bylaws provide for an advance notice procedure for the nomination, other than by the Trust Board, of candidates for election as Trustees as well as for other Trust Shareholder proposals to be considered at annual or other meetings of Trust Shareholders. In general, notice of intent to nominate a Trustee or raise matters at meetings must be received by the Trust not less than 120 days before the first anniversary of the mailing of the Trust's proxy statement for the previous year's annual meeting, and must contain certain information concerning the person to be nominated or the matters to be brought before the meeting and concerning the Trust Shareholder submitting the proposal.

     Classified Board; Removal of Trustees. The Declaration of Trust and Bylaws provide that the Trust Board will be divided into three classes with staggered three year terms. At each annual meeting of Trust Shareholders after the initial classification and election, the terms of one class of Trustees will expire and the newly nominated Trustees of that class will be elected for a term of three years. The Trust Board will be able to determine the total number of Trustees constituting the full Trust Board and the number of Trustees in each class, but the total number of Trustees may not exceed 17 nor may the number of Trustees in any class exceed six. Subject to these rules, the classes of Trustees need not have equal numbers of members. No reduction in the total number of Trustees or in the number of Trustees in a given class will have the effect of removing a Trustee from office or reducing the term of any then sitting Trustee. Trust Shareholders may only remove Trustees for cause. If the Trust Board increases the number of Trustees in a class, it will be able to fill the vacancies created for the full remaining term of a Trustee in that class even though the term may extend beyond the next annual meeting. The Trustees will also be able to fill any other vacancies for the full remaining term of the Trustee whose death, resignation or removal caused the vacancy.

     A person who has a majority of the voting power at a given meeting will not in any one year be able to replace a majority of the Trustees since only one class of Trustees will stand for election in any one year. As a result, at least two annual meeting elections will be required to change the majority of the Trustees by the requisite vote of Trust Shareholders. The purpose of classifying the Trust Board is to provide for a continuing body, even in the face of a person who accumulates a sufficient amount of voting power, whether by ownership or proxy or a combination, to have a majority of the voting power at a given meeting and who may seek to take control of the Trust without paying a fair premium for control to all the holders of Trust Shares. This will allow the Trust Board time to negotiate with such a person and to protect the interests of the other Trust Shareholders who may constitute a majority of the Trust Shares not actually owned by such person. However, it may also have the effect of deterring third parties from making takeover bids for control of the Trust or may be used to hinder or delay a takeover bid thereby decreasing the chance of the Trust Shareholders realizing a premium over market price for their Trust Shares as a result of such bids.

     Moreover, the Declaration of Trust provides that a Trustee may be removed with or without cause by a majority of the remaining Trustees. Accordingly, even if the Trust Shareholders were able to replace an entire class of Trustees, such Trustees could be removed by the vote of the Trustees of the other classes, if they constitute a majority of all the Trustees. This may also have the effect of preventing proxy contests for control of the Trust Board and entrenching management.

     Control Share Act. Certain "control share acquisitions" are regulated by Subtitle 7 of Title 3 of the Corporations and Associations Article of the Annotated Code of Maryland (the "Maryland Control Share Act"). These provisions generally require that "control shares" of the Trust acquired in an acquisition that would leave the Trust Shareholder, directly or indirectly, exercising or directing the exercise of (i) one-fifth or more but less than one-third of the voting power, (ii) one-third or more but less than a majority of the voting power, or (iii) a majority or more of the voting power (a "Control Share Acquisition"), have no voting rights except to the extent such voting rights are approved by the Trust Shareholders at a meeting by the affirmative vote of two-thirds of all the votes entitled to be cast on the matter, excluding all "interested shares." Pursuant to the Declaration of Trust, the Trustees are under no obligation to call a special meeting of the Trust Shareholders to vote on the voting rights to be accorded to the "control shares" if the Trustees determine, (i) that the required acquiring person statement made in connection with the proposed Control Share Acquisition was not made in good faith, (ii) that the proposed Control Share Acquisition would not be in the best interests of the Trust and the Trust Shareholders, or (iii) that the proposed Control Share Acquisition could not be consummated for financial or legal reasons, including, but not limited to, any adverse impact the proposed Control Share Acquisition would have upon the Trust's ability to continue to comply with the REIT provisions of the Code or Title 8.

     Business Combination Act. Under Subtitle 6 of Title 3 of the Corporations and Associations Article of the Annotated Code of Maryland (the "Maryland Business Combination Act"), certain "business combinations" (including, but not limited to, a merger, consolidation, share exchange, or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland real estate investment trust and any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the trust's shares (an "Interested Shareholder") or any affiliate of an Interested Shareholder are, subject to certain exceptions, (i) prohibited for a period of five years from the time the person became an Interested Shareholder and (ii) then must be recommended by the board of trustees and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding voting shares of the trust and (b) two-thirds of the votes entitled to be cast by holders of outstanding voting shares other than shares held by the Interested Shareholder who will (or whose affiliate will) be a party to the business combination unless, among other things, the Trust Shareholders receive a statutorily calculated minimum price for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Shareholder for his or her shares. The Maryland Business Combination Act could have the effect of discouraging offers to acquire the Trust and of increasing the difficulty of consummating any such offer.

                      COMPARISON OF RIGHTS OF SHAREHOLDERS
                  OF THE COMPANY AND SHAREHOLDERS OF THE TRUST

GENERAL

     The Company is organized as a corporation under the laws of the State of Ohio and the Trust is organized as a real estate investment trust under the laws of the State of Maryland. As an Ohio corporation, Lexford is subject to the OGCL, which is a general corporation statute dealing with a wide variety of matters, including elections, tenure, duties and liabilities of directors and officers; dividends and other distributions; meetings of shareholders; and extraordinary actions, such as amendments to the articles of incorporation and regulations, mergers, sales of all or substantially all of the assets and dissolution. As a Maryland real estate investment trust, the Trust is governed by Title 8 and certain other provisions of the Annotated Code of Maryland. Title 8 covers some of the same matters covered by the OGCL, including the powers of a trust; liabilities of a trust, shareholders, and trustees; amendment and restatement of the Declaration of Trust; and mergers of a trust with other entities. There are many matters that are addressed in the OGCL that are not dealt with in Title 8, and it is a general practice for a real estate investment trust to address a number of these matters through detailed provisions in its declaration of trust.

     The discussion of the material differences between the rights of shareholders of Lexford and shareholders of the Trust set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to the OGCL, Title 8 and other provisions of Maryland law that are referred to and also to the Amended Articles of Incorporation (the "Articles") and Regulations of Lexford and the Declaration of Trust, attached hereto as Annex B, and Bylaws, attached hereto as Annex C, of the Trust. Copies of these documents have been filed as exhibits to the Registration Statement of which this Prospectus/Proxy Statement is a part. See "Available Information."

BOARD OF DIRECTORS AND BOARD OF TRUSTEES

     The OGCL states that the business of a corporation is managed by its Board of Directors. The Articles and Regulations of Lexford provide that the number of directors of Lexford shall be as fixed by the Lexford Board from time to time (provided that the total number of directors be no less than nine or more than 12) which number has been fixed by the Lexford Board at 11. The Lexford Board is divided into three classes as nearly equal in number as possible, with the term of office of one class expiring in each year. The OGCL provides that, since neither the Articles nor Regulations of Lexford state otherwise, vacancies may be filled by a majority of the directors then in office, even though they may constitute less than a majority of the whole Lexford Board. However, the Regulations of Lexford specifically provide that the Lexford Board may not fill a vacancy created by the Lexford Board's action in increasing the number of directors.

     Under the Declaration of Trust, the business of the Trust is managed by the Trust Board. The Trust Board is substantially similar to the Lexford Board with respect to its power and authority. The Declaration of Trust provides that the number of Trustees of the Trust will initially be three, but may be decreased or increased by the Trust Board to not more than 17 or less than three, unless there are less than three Trust Shareholders, in which case, there shall be no less Trustees than Trust Shareholders. Any vacancy (including a vacancy created by an increase in the number of Trustees) may be filled for the remainder of the Trustee's term, at any regular meeting or at any special meeting of the Trustees called for that purpose, by a majority of the Trustees. Under the Declaration of Trust, the Trustees are divided into three classes, not to exceed six trustees in any one class, with the term of one class expiring at each annual meeting of Trust Shareholders. At each annual meeting of Trust Shareholders, one class of Trustees will be elected for a term of three years and the Trustees in the other two classes will continue in office. See "The Merger -- Management of the Trust" and "Description of Trust Shares -- Anti-takeover Effects of Certain Charter Provisions and Laws."

     The Declaration of Trust requires a Trustee to perform his duties as a Trustee, including his duties as a member of a committee of the Trust Board on which he serves, in good faith in a manner he reasonably believes to be in the best interests of the Trust, and with the care that an ordinarily prudent person in a like position would use under similar circumstances. In performing his duties, a Trustee is entitled to rely on any information, opinion, report, or statement, including any financial statement or other financial data, prepared or presented by: (i) an officer or employee of the Trust whom the Trustee reasonably believes to be reliable and competent in the matters presented; (ii) a lawyer, public accountant, or other person, as to a matter which the Trustee reasonably believes to be within the person's professional or expert competence; or (iii) a committee of the Trust Board on which the Trustee does not serve, as to a matter within its designated authority.

     The OGCL imposes substantially similar fiduciary duties on directors of a corporation as the Declaration of Trust imposes on the Trustees.

MEETINGS OF SHAREHOLDERS

     Annual Meetings. The Regulations provide that Lexford shall have an annual meeting of Lexford Shareholders on the first Tuesday in May of each year, if not a legal holiday. The Bylaws require an annual meeting of Trust Shareholders to be set by the Trust Board.

     Special Meetings. Under the OGCL, a special meeting of shareholders of an Ohio corporation may be called by the holders of at least 25% of the outstanding shares of the corporation (unless the regulations specify another percentage, which may not exceed 50%), the Board of Directors, the Chairman of the Board, or the President. Under Lexford's Regulations, a special meeting of Lexford Shareholders may be called by the same groups as under the OGCL, but may only be called by the holders of at least 50% of the outstanding shares of Lexford Common Stock. Under the Trust's Bylaws, a special meeting of Trust Shareholders may be called only by the Trust Board. Accordingly, holders of Trust Shares will have no right to call meetings of Trust Shareholders.

     Action by Written Consent. The OGCL provides that unless the articles or regulations provide otherwise, any action which may be taken at a meeting of shareholders may be taken without a meeting if a written consent to the action is signed by all the holders of the outstanding stock entitled to vote on the matter. Lexford's Articles and Regulations do not provide for action by written consent.

     As soon as the Company ceases to be the sole Trust Shareholder, the Declaration of Trust prohibits the taking of Trust Shareholder action without a meeting.

ADVANCE NOTICE FOR SHAREHOLDER NOMINATIONS FOR TRUSTEE OR DIRECTOR AND OTHER SHAREHOLDER PROPOSALS

     Lexford's Regulations require a shareholder who wishes to nominate a person for the Lexford Board to deliver to Lexford notice of the nomination, along with the nominee's consent to serve if elected, at least 60 calendar days and not more than 90 calendar days before the meeting where the Directors are to be elected. Lexford's Regulations also require the same advance notice with respect to proposals of new business to be acted upon at an annual meeting of the Lexford Shareholders.

     The Bylaws of the Trust require notice, written acceptance of a nomination and the nominee's agreement to serve if elected, at least 120 days before the anniversary of the mailing of the notice of the prior annual meeting of Trust Shareholders in order for a Trust Shareholder to nominate a Trustee. With respect to a special meeting to elect Trustees, the Bylaws require such notice not less than 20 days before the mailing of the notice of the special meeting. The Bylaws require the same advance notice required for Trust Shareholder's proposals of new business as required under Rule 14a-8 of the Exchange Act, which requires 120 days advance notice for Trust Shareholder proposals. The Bylaws have detailed requirements for the contents of such notice of Trustee nominations or Trust Shareholder proposals.

AMENDMENT OF ARTICLES OF INCORPORATION AND DECLARATION OF TRUST

     Pursuant to the OGCL, an amendment to a corporation's articles of incorporation must be approved by the holders of two-thirds of the outstanding shares entitled to vote thereon, unless such articles of incorporation require otherwise. The OGCL permits shareholders to amend the articles without the approval of the Board of Directors. Lexford's Articles provide that the holders of a majority of the outstanding stock entitled to vote may amend the Articles. Under Title 8 and the Declaration of Trust, the Trustees, by a two-thirds vote, may at any time amend the Declaration of Trust solely to enable the Trust to qualify as a REIT under the Code or as a real estate investment trust under Title 8, without the approval of the Trust Shareholders. The Trust Board may also amend the Declaration of Trust to set the terms of one or more series of Preferred Shares of the Trust without Trust Shareholder approval. Other amendments to the Declaration of Trust require the vote of a majority of the outstanding shares of the Trust after the proposed amendment is first set forth in a resolution and declared advisable by the Trust Board.

AMENDMENT OF THE REGULATIONS AND THE BYLAWS

     The OGCL provides that only shareholders of a corporation have the power to amend a corporation's code of regulations. Lexford's Regulations may be amended by the affirmative vote of the holders of a majority of the shares of Lexford Common Stock at an annual or special meeting duly called for such purpose. Lexford's Regulations may not be amended without a meeting of Lexford Shareholders.

     The Declaration of Trust and the Bylaws provide that the power to amend, repeal, or adopt new Bylaws is vested exclusively in the Trust Board.

DISSOLUTION OF LEXFORD OR THE TRUST; TERMINATION OF REIT STATUS

     Under the OGCL, a corporation may be dissolved if two-thirds of the outstanding stock of the corporation votes for the proposed dissolution at a shareholders' meeting called for the purpose of acting upon such resolution, unless a lesser percentage is specified in the articles of incorporation. Director approval of the dissolution is not required under the OGCL. Lexford's Articles provide that a majority of Lexford Shareholders may dissolve the Company. Under the OGCL, the Lexford Board may effect a dissolution in only five very specific instances, (i) when Lexford is in bankruptcy or has made a general assignment for the benefit of creditors, (ii) by leave of the court, when a receiver has been appointed in a suit in which the affairs of Lexford are to be wound up, (iii) when substantially all of the assets have been sold at a judicial sale or otherwise, (iv) when Lexford's Articles have been canceled for failure to file or pay franchise or excise taxes, or (v) when the period of existence provided for in Lexford's Articles has expired.

     The Declaration of Trust permits the dissolution of the Trust if the Trust Board finds such dissolution advisable and adopts a resolution of dissolution, which resolution must be approved by the affirmative vote of the holders of not less than a majority of the outstanding Trust Shares entitled to vote on the matter at a meeting called for that purpose. In addition, the Declaration of Trust permits the Trustees to terminate the status of the Trust as a REIT under the Code at any time, with or without the vote of the holders of Trust Shares.

LIMITATIONS OF LIABILITY

     Pursuant to the OGCL, the liability of directors of a corporation for monetary damages for breach of fiduciary duty is eliminated, except for (i) acts or omissions undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation, (ii) unlawful dividends or distributions or redemptions or purchases of stock, or (iii) any transaction from which the directors derived an improper personal benefit.

     Pursuant to Title 8 and the Declaration of Trust, the liability of Trustees and officers of the Trust to the Trust or to any Trust Shareholder for money damages has been eliminated, except for (i) actual receipt of an improper personal benefit in money, property or services and (ii) active and deliberate dishonesty established by a final judgment as being material to the cause of action. As a result, Trustees may not be liable for certain actions that they would have been liable for as directors of Lexford.

     A Trustee may not be liable to the Trust or Trust Shareholders for errors in judgment or other acts or omissions not amounting to willful misconduct, since provision has been made in the Declaration of Trust for exculpation of a Trustee in such circumstances. Therefore, Trust Shareholders will have a more limited right of action than they would have absent the limitation in the Declaration of Trust.

INDEMNIFICATION

     Pursuant to the OGCL and Lexford's Regulations, Lexford is required to indemnify any director, officer, employee or agent of Lexford sued in his or her capacity as such if the individual acted in good faith and in a manner he or she reasonably believed to be in or not opposed to Lexford's best interest and, with respect to a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. Such indemnification covers judgments, fines and amounts paid in settlement, except that in any suit by or in the right of Lexford no indemnification may be made in respect of (i) any claim, issue or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his or her duties to Lexford unless determined by a court to be fair and reasonable, and (ii) any action or suit when the only liability asserted against the director is for unlawful dividends or distributions or redemptions or purchases of stock. The OGCL requires Lexford to reimburse, in advance of a final disposition, expenses (including attorneys' fees) for a director of Lexford if he or she agrees (i) to repay such amounts to Lexford if it is determined by a court that the actions or omissions involve deliberate intent to injure Lexford or reckless disregard for the best interests of Lexford, and (ii) to reasonably cooperate with Lexford concerning the action, proceeding or suit. The OGCL permits Lexford to reimburse, in advance of a final disposition, expenses for a director, officer, employee or agent of Lexford if he or she agrees to repay such amount to Lexford if it is ultimately determined that he or she is not entitled to indemnification. Under the OGCL, indemnification is determined to be proper by (i) a majority vote of a quorum made up of disinterested directors, (ii) independent legal counsel, (iii) the shareholders, or (iv) the court.

     Under the Declaration of Trust, the Trust is required to indemnify any Trustee or officer, and may indemnify any employee or agent (i) against reasonable expenses incurred by him or her in the successful defense (on the merits or otherwise) of any proceeding to which he or she is made a party by reason of such status or (ii) against judgments, penalties, fines, settlements, and reasonable expenses actually incurred in connection with a proceeding that he or she may become subject to by reason of such status unless it is established that (a) the act or omission was material to the matter giving rise to the claim and was committed in bad faith or was the result of active and deliberate dishonesty, (b) he or she actually received an improper personal benefit in money, property or services or (c) in the case of a criminal proceeding, he or she had reasonable cause to believe that his or her act or omission was unlawful. The Trust is also required by the Declaration of Trust to pay or reimburse, in advance of a final disposition, reasonable expenses of a Trustee or officer, and may choose to do so for an employee or agent, that is made a party to a proceeding by reason of his or her status as such upon receipt of a written affirmation by the Trustee, officer, employee, or agent of his or her good faith belief that he or she has met the applicable standard for indemnification under the Declaration of Trust and a written undertaking to repay such expenses if it shall ultimately be determined that the applicable standard was not met. Under the Declaration of Trust, indemnification is determined to be proper by (i) a majority vote of a quorum made up of disinterested Trustees, (ii) special legal counsel selected by a majority vote of a quorum made up of disinterested Trustees, or (iii) a majority vote of the Trust Shareholders entitled to vote on the matter at a meeting called for such purpose, voting as a single class.

     The Declaration of Trust provides for indemnification of a Trustee or officer by the Trust for liabilities he or she incurs in dealings with third parties on behalf of the Trust. To the extent that the indemnification provisions purport to include indemnification for liabilities arising under the Securities Act, the Trust has been informed that in the opinion of the Securities and Exchange Commission such indemnification is contrary to public policy as expressed in the Securities Act and is therefore unenforceable.

MERGERS, ACQUISITIONS AND CERTAIN OTHER TRANSACTIONS

     The OGCL provides that a merger or consolidation or sale of all or substantially all of the assets by an Ohio corporation generally requires the affirmative vote of holders of shares representing at least two-thirds of the shareholder voting power of the corporation unless the corporation's articles of incorporation provide for approval by a different percentage not less than a majority. Lexford's Articles provide that a majority of the voting power of the Company may approve a merger or consolidation or sale of all or substantially all of the assets, so long as it does not involve an interested shareholder transaction under the OGCL or the Articles' provisions relating to Control Share Acquisitions or related party transactions.

     Lexford's Articles contain certain restrictions, which generally prohibit, without Lexford Shareholder approval, a person from making an acquisition that would leave the Lexford Shareholder, directly or indirectly, exercising or directing the exercise of (i) one-fifth or more but less than one-third of the voting power, (ii) one-third or more but less than a majority of the voting power, or (iii) a majority or more of the voting power ("Control Share Acquisition Restrictions"). The Articles do not require the directors to call a special meeting to vote on the proposed acquisition of shares if (i) the notice given by the shareholders was not given in good faith, (ii) the proposed acquisition would not be in the best interests of Lexford and its shareholders or (iii) the proposed acquisition could not be consummated for legal or financial reasons. The OGCL also contains control share acquisition provisions, but permit a corporation's articles of incorporation to specifically opt-out of their protections, which Lexford chose to do and in its place provided these Control Share Acquisition Restrictions in its Articles.

     The OGCL prohibits an "interested shareholder" from engaging in a wide range of "business combinations," including, but not limited to, mergers, consolidations and certain sales of assets. An "interested shareholder" is a shareholder who, directly or indirectly, exercises or directs the exercise of 10% or more of the voting power of the corporation. These prohibitions do not apply under certain circumstances, including, but not limited to, the following:
(i) if the directors of the corporation have approved the transactions or the "interested shareholder's" acquisition of shares of the corporation prior to the date the "interested shareholder" became a shareholder of the corporation, and
(ii) if the shareholders, by approval of two-thirds of the voting power, amend the articles of incorporation to specify that this provision of the OGCL is not to apply to the corporation. The prohibition is for three years following the date that the "interested shareholder" became a shareholder of the company. After the initial three-year moratorium has expired, the transaction can only proceed if (i) the acquisition of shares that made a person an "interested shareholder" was approved by the Board of Directors prior to such time the acquisition was made, (ii) the transaction is approved by the affirmative vote of the holders of shares representing at least two-thirds of the voting power and by the holders of at least a majority of the voting shares not beneficially owned by the "interested shareholder" or an affiliate or associate, or (iii) the transaction meets certain statutory tests designed to ensure that it is economically fair to all shareholders. These provisions of the OGCL only apply to an "issuing public corporation" which is an Ohio corporation with 50 or more shareholders that has its principal place of business, principal executive offices or substantial assets within the State of Ohio. The Company currently is an "issuing public corporation."

     The Articles also have provisions related to certain "related party transactions." A "related party" is generally a shareholder who is the beneficial owner of five percent or more of the voting power of the Company. These provisions prohibit a "related party" from entering into certain transactions, including, but not limited to, mergers and consolidations, unless the transaction is (i) approved by the affirmative vote of at least 80% of the voting power entitled to elect directors and at least sixty-six and two-thirds percent of such voting power, excluding Lexford Common Stock held by the "related party" or its affiliates, officers and employee-directors of Lexford, or (ii) expressly approved by two-thirds of the "Continuing Directors" (as defined in the Articles).

     Title 8 provides that a merger involving a real estate investment trust generally requires approval by the affirmative vote of two-thirds of all the votes entitled to be cast on the matter, unless the declaration of trust specifies a lower percentage, but not less than a majority. The Declaration of Trust specifies that a majority of the votes entitled to be cast will approve a merger. Title 8 does not address the requirements for approval of a disposition of all or substantially all of the assets of a trust. However, the Declaration of Trust does require that if the Trustees intend to dispose of all or substantially all of the assets of the Trust outside the ordinary course of business, for consideration other than money or the assumption of debt and not pursuant to a dissolution, then, at a meeting called for that purpose, the holders of not less than a majority of the Trust Shares entitled to vote on the matter must approve the transaction. No dissenters', appraisal or similar rights are available under Title 8 to Trust Shareholders who dissent from the approval of any sale of all or substantially all of the assets of the Trust. Under the Declaration of Trust, the transfer of all or substantially all of the assets of the Trust to a wholly-owned subsidiary of the Trust is not deemed to be a sale requiring Trust Shareholder approval.

     The Declaration of Trust contains provisions inhibiting certain "control share acquisitions," in accordance with the Maryland Control Share Act. These provisions generally require that "control shares" of the Trust acquired in a Control Share Acquisition, have no voting rights except to the extent such voting rights are approved by the Trust Shareholders at a meeting by the affirmative vote of two-thirds of all the votes entitled to be cast on the matter, excluding all "interested shares." Pursuant to the Declaration of Trust, the Trustees are under no obligation to call a special meeting of Trust Shareholders to vote on the voting rights to be accorded to the "control shares" if the Trustees determine, (i) that the required acquiring person statement made in connection with the proposed Control Share Acquisition was not made in good faith, (ii) that the proposed Control Share Acquisition would not be in the best interests of the Trust and the Trust Shareholders, or (iii) that the proposed Control Share Acquisition could not be consummated for financial or legal reasons, including, but not limited to, any adverse impact the proposed Control Share Acquisition would have upon the Trust's ability to continue to qualify as a REIT under the Code or Title 8. See "Risk Factors -- Risks Related to Declaration of Trust and Bylaws of the Trust and Maryland Law" and "Description of Trust Shares -- Anti-Takeover Effects of Certain Charter Provisions and Laws."

     Under the Maryland Business Combination Act, certain "business combinations" (including, but not limited to, a merger, consolidation, share exchange, or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland real estate investment trust and an Interested Shareholder, or any affiliate of an Interested Shareholder are, subject to certain exceptions, (i) prohibited for a period of five (5) years from the time the person became an Interested Shareholder and
(ii) then must be recommended by the board of trustees and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding voting shares of the trust and (b) two-thirds of the votes entitled to be cast by holders of outstanding voting shares of the trust other than shares held by the Interested Shareholder who will (or whose affiliate will) be a party to the business combination, unless, among other things, the holders of trust shares receive a statutorily calculated minimum price for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Shareholder for his or her shares. The Maryland Business Combination Act will not apply to any real estate investment trust whose original declaration of trust includes a provision, or whose shareholders adopt, by the affirmative vote of at least (i) 80% of the votes entitled to be cast by holders of outstanding voting shares of the trust and
(ii) two-thirds of the votes entitled to be cast by holders of outstanding voting shares of the trust who are not Interested Shareholders or any affiliates of Interested Shareholders, an amendment to its declaration of trust expressly electing not to be governed by the Maryland Business Combination Act. In the event that a Maryland real estate investment trust did not include such an opt out provision in its original declaration of trust and its shareholders subsequently adopted an amendment to its declaration of trust including an opt out provision, such amendment would not take effect until eighteen (18) months after its adoption by the shareholders, and would not apply to any "business combination" between the trust and an Interested Shareholder (or an affiliate of an Interested Shareholder) who became an Interested Shareholder prior to the vote of trust shareholders. The Declaration of Trust does not contain a provision that opts out of the Maryland Business Combination Act. The Maryland Business Combination Act could have the effect of discouraging offers to acquire the Trust and of increasing the difficulty of consummating any such offer. See "Risk Factors -- Risks Related to Declaration of Trust and Bylaws of the Trust and Maryland Law" and "Description of Trust Shares -- Anti-Takeover Effects of Certain Charters Provisions and Laws."

RESTRICTIONS ON INVESTMENT AND USE

     Under Title 8, a Maryland real estate investment trust must hold, either directly or through other entities, at least 75% of the value of its assets in real estate assets, mortgages or mortgage related securities, government securities, cash and cash equivalent items (including high-grade short term securities and receivables) and may not use or apply land for farming, agriculture, horticulture or similar purposes to satisfy such requirement. In addition, any entity wishing to qualify as a REIT for Federal income tax purposes has to meet certain asset, income and distribution requirements. There are no such limits for corporations, such as Lexford, organized under the OGCL (unless such a corporation seeks to qualify as a REIT for Federal income tax purposes). See "Risk Factors -- Risk Related to REIT Status" and "Federal Income Tax Considerations -- Requirements for Qualification as a REIT."

DIVIDENDS AND OTHER DISTRIBUTIONS

     The OGCL provides that dividends may be paid in cash, property or shares of a corporation's capital stock. The OGCL provides that a corporation must pay dividends out of surplus, dividends cannot be made if the corporation is insolvent or there is reasonable belief that the corporation would be rendered insolvent by the payment of the dividend and the corporation must notify its shareholders if a dividend is paid out of capital surplus.

     The Declaration of Trust provides that the Trustees will "endeavor to declare and pay" such distributions as shall be necessary for the Trust to remain a REIT under the Code. The payment of distributions by the Trustees are not limited by any rules concerning the capital or surplus of the Trust or the par value of the Trust Shares. However, the Trustees may not declare or pay any distributions, if the Trust is insolvent, or would be rendered insolvent by such distribution, or if such distribution would be fraudulent as to the creditors of the Trust. See "Distribution Policy" and "Risk Factors -- Risks Related to REIT Status."

REMOVAL OF DIRECTORS AND TRUSTEES

     The OGCL provides that, if the shareholders are not permitted to cumulate their votes in the election of directors and unless the governing documents of a corporation provide otherwise, directors may be removed, with or without cause, by the affirmative vote of the holders of a majority of the voting power of the corporation with respect to the election of directors. Lexford's Articles do not permit cumulative voting in the election of directors. The Articles further provide that a director may be removed, with or without cause, at a duly called annual or special meeting, the notice of which states that the removal of a director or directors is among the purposes of the meeting, by the affirmative vote of at least 80% of the voting power of the corporation with respect to the election of directors, voting together as a single class.

     Title 8 provides that, unless the declaration of trust provides otherwise, the shareholders of a real estate investment trust may remove any trustee, with or without cause, by the affirmative vote of a majority of all the votes entitled to be cast for the election of trustees. The Declaration of Trust provides that, subject to the holders of one or more classes or series of Preferred Shares to elect one or more Trustees, a Trustee may be removed at any time, (i) only with cause, at a meeting of the Trust Shareholders, by the affirmative vote of the holders of not less than a majority of the Trust Shares then outstanding and entitled to vote generally in the election of Trustees, or
(ii) with or without cause, by the affirmative vote of a majority of the remaining members of the Trust Board.

CUMULATIVE VOTING

     Neither Lexford's Articles nor the Declaration of Trust permit cumulative voting in the election of directors or Trustees.

PREEMPTIVE RIGHTS

     Neither Lexford's Articles nor the Declaration of Trust grant any preemptive rights to their respective shareholders.

RIGHTS OF DISSENTING SHAREHOLDERS

     Under the OGCL, dissenting shareholders are entitled to appraisal rights in connection with the lease, sale, exchange, transfer or other disposition of all or substantially all of the assets of a corporation and in connection with certain amendments to a corporation's articles of incorporation. Shareholders of an Ohio corporation being merged into or consolidated with another corporation are also entitled to appraisal rights. In addition, shareholders of an acquiring corporation are entitled to appraisal rights in any merger, combination or majority share acquisition in which such shareholders are entitled to voting rights. The OGCL also provides shareholders of an acquiring corporation with voting rights if the acquisition involves the transfer of shares of the acquiring corporation entitling the recipients thereof to exercise one-sixth or more of the voting power of such acquiring corporation immediately after the consummation of the transaction. See "The Merger -- Rights of Dissenting Shareholders."

     Title 8 provides dissenters' rights for any shareholder who objects to a merger involving the real estate investment trust to the same extent as a Maryland corporation's shareholder would enjoy such rights. The shareholder has the right to demand and receive payment of the fair value of their shares, unless (i) the shares are listed on a national securities exchange or are designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. on the record date for determining shareholders entitled to vote on the merger, or (ii) the shares are those of the successor entity, provided that the merger does not alter the contract rights of the shares as expressly set forth in the charter documents, and provided that the shares are converted in whole or in part in the merger into stock in the successor entity or cash, scrip, or other rights or interests arising out of the provisions for the treatment of fractional shares. The Declaration of Trust permits dissenters' rights only to the extent of those rights provided for in Title 8.

INSPECTION OF BOOKS AND RECORDS

     The OGCL provides that any shareholder of the corporation, upon written demand stating the specific purpose thereof, shall have the right to examine in person or by agent or attorney at any reasonable time and for any reasonable and proper purpose the articles of incorporation, its regulations, its books and records of accounts, minutes, and records of shareholders, and voting trust agreements, if any, and to make copies or extracts thereof.

     Under Title 8, any shareholder may inspect and copy during usual business hours the bylaws of the trust, minutes of proceedings of shareholders, annual statements of affairs of the trust, and voting trust agreements, if any. In addition, any shareholder may make a written request upon a Maryland real estate investment trust for a statement showing all securities issued by the trust during a specified period of not more than 12 months before the date of request. Within twenty days after the request, the trust will have available a list containing (i) the number of securities issued during the specified period, (ii) the consideration received per share, and (iii) the value of any consideration other than money received, as set by the board of trustees. Title 8 also provides that one or more shareholders who together have been the record holders of at least 5% of the outstanding shares of any class of the trust for at least six months can (i) upon written request, inspect and copy during usual business hours the trust's books of account and its stock ledger, (ii) present to any officer or resident agent of the trust a written request for a statement of its affairs, and (iii) if the trust does not maintain a stock ledger at its principal office, present to any officer or resident agent of the trust a written request for a list of the shareholders of the trust. The Declaration of Trust does not provide any additional rights of inspection for Trust Shareholders.

                       FEDERAL INCOME TAX CONSIDERATIONS

     The following discussion summarizes the material Federal income tax considerations affecting a shareholder by virtue of the Merger, the Trust's qualification as a REIT and the ownership of Trust Shares. The discussion does not address all aspects of Federal income tax law that may be relevant to a particular shareholder in light of his or her particular circumstances or to certain types of shareholders (including insurance companies, financial institutions or broker-dealers, and (except to the limited extent discussed herein) foreign corporations and persons who are not citizens or residents of the United States) subject to special treatment under the Federal income tax laws. The state, local and foreign tax implications of the REIT election are also not discussed.

     THIS DISCUSSION IS NOT INTENDED AS A SUBSTITUTE FOR CAREFUL TAX PLANNING AND THE COMPANY URGES EACH PROSPECTIVE TRUST SHAREHOLDER TO CONSULT WITH HIS OR HER OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO HIM OR HER OF THE OWNERSHIP AND SALE OF TRUST SHARES IN AN ENTITY ELECTING TO BE TAXED AS A REIT, INCLUDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF SUCH OWNERSHIP, SALE, AND ELECTION AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

GENERAL

     The Trust expects that it will be organized and will operate in such a manner so as to qualify for taxation as a REIT under Sections 856 through 860 of the Code commencing with its taxable year beginning January 1, 1998, and the Trust intends to operate in such a manner in the future. Since appraisal rights are available in connection with the Merger and may be exercised with respect to more than 1% of the outstanding Lexford Common Stock, it is possible that the Merger will be treated as ending the Company's taxable year beginning January 1, 1998, with the result that the Trust would be eligible to qualify for treatment as a REIT only for periods following the Merger. Except as expressly noted to the contrary, this discussion assumes that appraisal rights will not be exercised with respect to more than 1% of the outstanding shares of Lexford Common Stock. No assurance can be given, however, that the Trust will operate in a manner so as to qualify or remain qualified as a REIT. In this regard, neither the Company nor the Trust has requested, and does not expect to request, a ruling from the Internal Revenue Service ("IRS") regarding the Trust's status as a REIT.

     Willkie Farr & Gallagher has rendered its opinion, subject to certain assumptions and conditioned upon certain factual representations made by the Company and/or the Trust and the making of the election to be taxed as a REIT for 1998 that (i) the Trust is organized in conformity with the requirements for qualification as a REIT under the Code, (ii) that the proposed method of operation of the Trust and the Property Partnerships as contemplated to be undertaken after 1997 will permit the Trust to continue to so qualify for 1998 and future taxable years, and (iii) that the summary of Federal income tax considerations set forth in this Proxy Statement/Prospectus relating to the Trust and its taxation as a REIT (and not the treatment of the Merger under the Code which is being addressed by Benesch, Friedlander, Coplan & Aronoff LLP) is an accurate general summary in all material respects of the information described herein. Unlike a tax ruling, an opinion is not binding on the IRS, and no assurance can be given that the IRS will not challenge the status of the Trust as a REIT for Federal income tax purposes. With respect to Willkie Farr & Gallagher's opinion relating to the qualification of the Trust as a REIT, it should be noted that the Trust's continued qualification as a REIT in current and future taxable years will depend upon whether the Trust and the Property Partnerships continue to meet the various qualification tests imposed under the Code (discussed below). Willkie Farr & Gallagher will not review compliance with these tests on a periodic or continuing basis. Accordingly, no assurance can be given that the actual results of the Trust's operations for the current or future taxable years will satisfy such requirements. See "Federal Income Tax Considerations -- Requirements for Qualification as a REIT" and "Experts."

     The opinions and discussion herein are based upon the Code, as currently in effect, applicable Treasury Regulations adopted thereunder, reported judicial decisions, and IRS rulings, all as of the date hereof and certain factual representations and assumptions made by the Company and/or the Trust concerning the

Merger and the organization and proposed operation of the Trust. There can be no assurance, however, that the legal authorities on which such opinions and this discussion are based will not change, perhaps retroactively, that the Company's and/or the Trust's representations and factual assumptions underlying this discussion will be accurate, or that there will not be a change in circumstances of the Company or Trust that would affect this discussion. Accordingly, there can be no assurance that the IRS will not challenge the conclusion of such opinions.

TAX CONSEQUENCES OF THE MERGER


     The Merger will be treated under the Code as a tax-free reorganization of the Company. Thus, the Company, the Trust and the non-dissenting Lexford Shareholders will not recognize gain or loss for Federal income tax purposes as a result of the Merger. A Trust Shareholder's aggregate tax basis in the Trust Shares received pursuant to the Merger will equal such Trust Shareholder's aggregate tax basis in the shares of Lexford Common Stock exchanged in the Merger. A Trust Shareholder's holding period in the Trust Shares received pursuant to the Merger will include such Trust Shareholder's holding period in the shares of Lexford Common Stock exchanged in the Merger, if the Trust Shareholder held such shares of Lexford Common Stock as capital assets at the time of the Merger.


     Lexford Shareholders who exercise Dissenting Shareholder Rights and receive payment for their Lexford Common Stock will be treated as having received the fair market value, as determined in the appraisal proceeding, in redemption of the Lexford Common Stock for which Dissenting Shareholder Rights are exercised. The deemed redemption of such Lexford Common Stock will be subject to Section 302(a) of the Code, with the result that a Lexford Shareholder who exercises Dissenting Shareholder Rights will recognize gain or loss equal to the difference between the amount realized and such holder's tax basis in the Lexford Common Stock subject to the proceeding. Any gain or loss recognized on such redemption will be treated as capital gain or loss (provided that the Lexford Common Stock with respect to which Dissenting Shareholder Rights are exercised was held by the Lexford Shareholder as a capital asset), if such deemed redemption is substantially disproportionate with respect to the Lexford Shareholder that exercises Dissenting Shareholder Rights or is not essentially equivalent to a dividend, in either case within the meaning of Section 302 of the Code.

TAXATION OF THE TRUST AS A REIT

     If the Trust qualifies for taxation as a REIT and distributes to Trust Shareholders at least 95% of its REIT taxable income, it generally will not be subject to Federal corporate income tax on the portion of its ordinary income or capital gain that is timely distributed to Trust Shareholders. This treatment substantially eliminates the "double taxation" (at the corporate and shareholder levels) that generally results from an investment in a C corporation. If the Trust were to fail to qualify as a REIT, it would be taxed at rates applicable to corporations on all of its income, whether or not distributed to Trust Shareholders, and the Trust Shareholders would be taxed in the same manner as shareholders of ordinary corporations. Even if the Trust qualifies as a REIT, it may be subject to Federal income or excise tax as follows:

          (i) The Trust will be taxed at regular corporate rates on REIT taxable income and net capital gains not distributed to Trust Shareholders;

          (ii) Under certain circumstances, the Trust may be subject to the "alternative minimum tax" due to items of tax preference, if any, or differences in the amount and character of its tax attributes for regular and alternative minimum tax purposes;

          (iii) If the Trust has net income from prohibited transactions (which are, in general, certain sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business), net income derived from such transactions will be subject to a 100% tax;

          (iv) If the Trust should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), and has nonetheless maintained its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on the income attributable to the greater of the amount by which the Trust fails the 75% or 95% test, multiplied by a fraction intended to reflect the Trust's profitability;

          (v) If the Trust should fail to distribute during each calendar year at least the sum of (a) 85% of its REIT ordinary income for such year, (b) 95% of its REIT capital gain net income for such year and (C) any undistributed taxable income from prior REIT years upon which the Trust has not paid Federal income tax, it would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed;

          (vi) If the Trust has (A) net income from the sale or other disposition of "foreclosure property" (which is, in general, property acquired by the Trust by foreclosure or otherwise on default on a loan secured by the property) or (B) other nonqualifying income from foreclosure property, it will be subject to tax on such income at the highest corporate rate (currently 35%); and

          (vii) Because the Trust will acquire appreciated assets from Lexford (a C corporation) in a transaction (the Merger) in which the Trust's basis in the acquired assets will be determined by reference to Lexford's basis in the acquired assets, and because the Trust will make an election pursuant to IRS Notice 88-19 to defer the recognition of the net unrealized built-in gain on such assets, if the Trust recognizes gain on the disposition of such assets in any taxable year during the 10-year period (the "Restriction Period") beginning on the date on which such assets were acquired by the Trust, then gain recognized to the extent of the excess of the fair market value of such property at the beginning of the applicable Restriction Period over the Trust's adjusted basis in such property as of the beginning of such Restriction Period will be subject to tax at the highest corporate rate, but only to the extent that (i) the gain from all such dispositions during such year exceeds the amount of built-in losses recognized in such taxable year plus the amount of any net operating loss carryforwards which may be used to offset such gains and (ii) the total net recognized built-in gain for such year and all prior taxable years in the Restriction Period does not exceed the net unrealized built-in gain at the beginning of the Restriction Period. Similar treatment would apply to any other appreciated assets the Trust acquires from a C corporation in a transaction in which the Trust receives a carryover basis and makes the election pursuant to IRS Notice 88-19.

REQUIREMENTS FOR QUALIFICATION AS A REIT

     General.  The Code defines a REIT as a corporation, trust or association:

          (i) which is managed by one or more trustees or directors;

          (ii) the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

          (iii) which would be taxable as a domestic corporation but for Sections 856 through 859 of the Code;

          (iv) which is neither a financial institution nor an insurance company subject to certain provisions of the Code;

          (v) which has the calendar year as its taxable year;

          (vi) the beneficial ownership of which is held by 100 or more persons (the "100 shareholder requirement");


          (vii) during the last half of each taxable year, not more than 50% in value of the outstanding shares of which is owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) (the "five or fewer requirement");


          (viii) which makes an election to be a REIT (or made such an election in a previous taxable year that is still valid); and

          (ix) which meets certain income and asset tests, described below.

     Conditions (i) through (v), inclusive, must be met during the entire taxable year and condition (vi) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. However, conditions (vi) and (vii) will not apply until after the first taxable year for which an election is made to be taxed as a REIT.

     The Trust's taxable year will be the calendar year. The Company currently satisfies, and upon consummation of the Merger, the Trust will satisfy the share ownership requirements set forth in (vi) and (vii) above. In order to ensure compliance with the share ownership requirements, the Trust has placed certain restrictions on the transfer of its equity securities to prevent further concentration of share ownership. Moreover, to evidence compliance with the requirement set forth in (vii) above, the Trust must maintain records which disclose the actual ownership of its outstanding shares. In fulfilling its obligation to maintain these records, the Trust must, and will, demand written statements each year from the record Trust Shareholders of designated percentages of its Trust Shares disclosing the actual owners of such Trust Shares. A list of those persons failing or refusing to comply with such demand must be maintained as part of the Trust's records. A Trust Shareholder failing or refusing to comply with the Trust's written demand must submit with his or her tax return a similar statement and certain other information. See "Description of Trust Shares -- Restrictions on Transfer."

     The Company currently owns, and upon consummation of the Merger, the Trust will own, certain interests through subsidiaries. Section 856(i) of the Code provides that a corporation which is a "qualified REIT subsidiary" shall not be treated as a separate corporation, and all assets, liabilities, and items of income, deduction, and credit of a qualified REIT subsidiary shall be treated as assets, liabilities, and such items (as the case may be) of the REIT. Thus, in applying the requirements described herein, the Trust's qualified REIT subsidiaries will be ignored, and all assets, liabilities and items of income, deduction and credit of such subsidiaries will be treated as assets, liabilities and items of the Trust.

     Asset Tests. In order for the Trust to maintain its qualification as a REIT, at the close of each quarter of its taxable year, it must satisfy three tests relating to the nature of its assets (the "Asset Tests"):

          (i) At least 75% of the value of the Trust's total assets must be represented by any combination of interests in real property, interests in mortgages on real property, shares in other REITs, cash, cash items, certain government securities, and certain property attributable to the temporary investment of new capital.

          (ii) Not more than 25% of the Trust's total assets may be represented by securities other than those qualifying for the 75% asset class.

          (iii) Except for securities of a "qualified REIT subsidiary" (as defined in the Code) and securities qualifying for the 75% asset class, the value of any one issuer's securities owned by the Trust may not exceed 5% of the value of the Trust's total assets, and the Trust may not own more than 10% of any one issuer's outstanding voting securities.


Where the Trust owns an interest in a partnership, it will be treated for purposes of the Asset Tests as owning a proportionate part of the partnership's assets. After the Merger, substantially all of the Trust's investment in the Properties through its direct or indirect interests in the Property Partnerships will constitute investments in real property for purposes of the 75% asset test. As such, the Trust expects that more than 75% of the value of its assets will be of the type needed to meet the 75% asset test. See "Federal Income Tax Considerations -- Tax Aspects of the Trust's Investment in the Property Partnerships."


     Except with respect to its qualified REIT subsidiaries, the Trust does not expect to hold any securities representing 10% or more of any one issuer's voting securities or to hold securities of any one issuer exceeding 5% of the value of the Trust's total assets. As stated previously, qualified REIT subsidiaries are not treated as separate corporations for Federal income tax purposes. Thus, the Trust's ownership of stock of a qualified REIT subsidiary will not cause the Trust to fail either the 10% or 5% asset tests. All of the Company's currently held wholly owned subsidiaries, and following the Merger, all of the Trust's then subsidiaries, will be treated as qualified REIT subsidiaries. Furthermore, if the Company organizes a Preferred Stock Sub in order to facilitate the Trust's election of REIT status, the Trust will not own more than 5% of the voting securities in the Preferred Stock Sub, and the Company and the Trust have represented that the aggregate value of the preferred stock and common stock it will hold in the Preferred Stock Sub will not exceed 5% of the value of the Trust's total assets.


     The Company has made various secured and unsecured loans to the Syndicated Partnerships. Loans that are secured by mortgages on real property or by mortgage notes will be considered to be assets that qualify for the 75% asset test to the extent of the real estate collateral value for such loans. Loans that are not secured by mortgages on real property or mortgage notes will not qualify for the 75% asset test. The Company expects that its non-qualifying loans will not cause the Trust to fail the 75% asset test. Moreover, the Company does not anticipate that its non-qualifying loans will cause the Trust to fail the 75% asset test in the future.


     If the Trust inadvertently fails one or more of the Asset Tests at the end of a calendar quarter, such a failure would not cause it to lose its REIT status, provided that (i) it satisfied all of the Asset Tests at the close of a preceding calendar quarter, and (ii) the discrepancy between the values of the Trust's assets and the standards imposed by the Asset Tests either did not exist immediately after the acquisition of any particular asset or was not wholly or partly caused by such an acquisition. If the condition described in clause (ii) of the preceding sentence was not satisfied, the Trust could still avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

     Income Tests. In order for the Trust to maintain its qualification as a REIT, it must satisfy two separate percentage tests relating to the source of its gross income in each taxable year. For purposes of these income tests, where the Trust invests in a partnership, the Trust will be treated as receiving its proportionate share of the gross income of the partnership, and such gross income will retain the same character in the hands of the Trust as it had in the hands of the partnership. See "Federal Income Tax Considerations -- Tax Aspects of the Trust's Investment in the Property Partnerships."

          (i) The "75% Income Test." At least 75% of the Trust's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from specified real estate sources, including "rents from real property," interest earned from mortgages on real property, gain from the sale of real property or mortgages (which are not held primarily for sale to customers in the ordinary course of business) or income from qualified types of temporary investments.

          (ii) The "95% Income Test." At least 95% of the Trust's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from the same items which qualify under the 75% Income Test or from dividends, interest and gain from the sale or disposition of stock or securities, or from any combination of the foregoing.

     Rents received by the Trust will qualify as "rents from real property" for purposes of the 75% and 95% Income Tests if the following requirements are met:

          (i) The amount of rent received must generally not be based in whole or in part on the income or profits derived by any person from such property. However, amounts received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Further, if the amounts received or accrued are based on the net income or profits of the tenant and the tenant derives substantially all of its income with respect to such property from the leasing or subleasing of substantially all of such property and such tenant receives from subtenants amounts which would be treated as rents from real property if received directly by the Trust ("Qualified Rents"), such Qualified Rents will qualify as "rents from real property."

          (ii) The rents are not received from a tenant in which the Trust or a direct or indirect owner of 10% or more of the Trust, owns directly or constructively 10% or more of the ownership interests or has an interest equal to 10% or more in the assets or net profits of such tenant (a "Related Party Tenant").

          (iii) Any services performed by the Trust for its tenants must be services customarily provided by owners of real property in the geographic location where the Trust's property is located and of a type that may be rendered by tax-exempt entities without jeopardizing the treatment of the income derived as "rents from real property." Any amounts characterized as "impermissible tenant service income" will not qualify as "rents from real property." "Impermissible tenant service income" consists of amounts received or accrued by the Trust either for services furnished or rendered to the tenants or for managing or operating the property. The following types of income will not be classified as "impermissible tenant service income:"

             (a) amounts received or accrued for services performed by an independent contractor from which the Trust derives no income, or

             (b) amounts received or accrued for services which would not be characterized as unrelated business taxable income if received or accrued by a tax-exempt organization.

          A person qualifies as an independent contractor if such person does not own, directly or indirectly, more than 35% of the shares of the Trust, and at least 35% of such person is not owned, directly or indirectly, by one or more persons which also own at least 35% of the Trust.

          If the Trust receives "impermissible tenant service income" from any one property in an amount which exceeds 1% of the total amount received from such property during the taxable year, all amounts received or accrued from such property during such taxable year will be characterized as nonqualifying income for the 75% and 95% Income Tests. For purposes of this de minimis test, amounts equal to at least 150% of the direct cost of providing such service (or management or operation) will be deemed received for any service (or management or operation) provided by the Trust to its tenants.

          (iv) The rent is attributable to personal property leased in connection with a lease of real property and the rent attributable to personal property is not greater than 15% of the total rent received under the lease.

     None of the Property Partnerships currently charge rent for any property that is based in whole or in part on the income or profits of any person (except by reason of being based on a fixed percentage of receipts or sales), nor does the Trust, directly or indirectly, intend to cause the Property Partnerships to do so in the future. Except for insignificant items which would not disqualify any rent received by the Trust by virtue of failing to satisfy (iv) above, none of the Property Partnerships currently lease personal property to their tenants, nor does the Trust, directly or indirectly, intend to cause the Property Partnerships to do so in the future (except for insignificant items). The Company does not now, nor does it or the Trust intend, directly or indirectly, to cause the Property Partnerships to rent property to a Related Party Tenant. Although the Trust intends to provide management services to its tenants, either directly or, if applicable, through the Preferred Stock Sub, the Trust has represented that the services (i) are customary management services provided by landlords in the geographic areas in which the Company currently owns, and in which the Trust will after the Merger own, Properties, (ii) are not primarily for the convenience of its residents, and (iii) would not generate income includable in unrelated business taxable income if received by a tax-exempt organization. Although the Trust or, if applicable, the Preferred Stock Sub, may perform some noncustomary services that may constitute "impermissible tenant service income," the Trust has represented that the amounts received for such noncustomary services from any one property will not exceed 1% of the total amount collected from such property during the taxable year. If the Trust discovers that "impermissible tenant service income" to be received or accrued from any one property may violate the 1% de minimis test, the Trust has represented that it will contract with an independent contractor from whom the Trust will derive no income to perform such services.

     Based on the foregoing, the rents received by the Trust from the Property Partnerships should qualify as "rents from real property" for purposes of the 75% and 95% Income Tests. As described above, the foregoing conclusions as to the qualification of the Trust to be taxed as a REIT are based upon an analysis of all the facts and circumstances and upon rulings and judicial decisions involving situations that are considered to be analogous, as well as representations by the Company, the Trust and the Property Partnerships and assumptions that are described above. Accordingly, there cannot be complete assurance that the IRS will not successfully assert a contrary position and, therefore, prevent the Trust from qualifying for taxation as a REIT.

     The term "interest" generally does not include any amount received or accrued (directly or directly) if the determination of such amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on a fixed percentage or percentages of receipts or sales.

     The Company receives interest on secured and unsecured loans made to certain Property Partnerships. Interest income attributable to loans secured by mortgages on real property or mortgage notes will qualify for both the 95% and the 75% Income Tests. Interest income attributable to loans which are not secured by mortgages on real property or mortgage notes will qualify for the 95% Income Test but not the 75% Income Test. The Company expects that income from such loans will not cause the Trust to fail the 75% and 95% Income Tests. Moreover, it is not anticipated that interest income earned from such loans will cause the Trust to fail the Income Tests in the future.

     If the sum of the income realized by the Trust (whether directly or through its interest in the Property Partnerships) which does not satisfy the requirements of the 75% and the 95% Income Tests (collectively, "Non-Qualifying Income"), exceeds 25% and 5%, respectively, of the Trust's gross income for any taxable year, the Trust's status as a REIT would be jeopardized. The Company believes and has represented that the amount of its Non-Qualifying Income will not exceed 5% of the Trust's annual gross income for any taxable year.

     If the Trust fails to satisfy one or both of the 75% or 95% Income Tests for any taxable year, it may still qualify as a REIT in such year if (i) it attaches a schedule of the nature and amount of each item of its gross income to its Federal income tax return for such year, (ii) the inclusion of any incorrect information in such schedule is not due to fraud with the intent to evade taxation, and (iii) the Trust's failure to meet such tests is due to reasonable cause and not due to willful neglect. It is not possible, however, to state whether in all circumstances the Trust would be entitled to the benefit of these relief provisions. Even if these relief provisions were to apply, the Trust would still be subject to a tax imposed with respect to the excess net income. See "Federal Income Tax Considerations -- Taxation of the Trust as a REIT."

     Special Distribution Requirements. The Trust plans to elect to be taxed as a REIT by filing such an election with its Federal income tax return for the taxable year beginning January 1, 1998. In order for the Trust to qualify for REIT status during the 1998 taxable year, the Trust must distribute all earnings and profits accumulated by the Company in any non-REIT year by December 31, 1998. Although calculations of earnings and profits are complex, the Trust believes, based on a certificate from Ernst & Young LLP, that the Company will have no significant accumulated earnings and profits as of January 1, 1998 and any distributions in this regard will be distributed as part of regular distributions.


     Annual Distribution Requirements. The Trust, in order to qualify as a REIT, will be required to distribute dividends (other than capital gain dividends) to Trust Shareholders in an amount at least equal to (i) the sum of
(a) 95% of the Trust's REIT taxable income (computed without regard to the dividends paid deduction and excluding net capital gain), and (b) 95% of the net income (after tax), if any, from foreclosure property, minus (ii) the sum of certain items of noncash income (such as, for example, original issue discount and cancellation of indebtedness income). In addition, because the IRS Notice 88-19 election will be made, if the Trust disposes of any asset acquired from the Company during its Restriction Period, the Trust will be required to distribute at least 95% of the net built-in gain (after tax), if any, recognized by it for the taxable year in which such asset is disposed. All such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before the Trust timely files its income tax return for such year and if paid on or before the first regular dividend payment after such declaration. To the extent that the Trust does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its REIT taxable income, as adjusted, it will be subject to tax on the undistributed amount at regular capital gains and ordinary corporate tax rates. Moreover, if the Trust should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, the Trust would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. Amounts are considered distributed for purposes of the 4% excise tax if the Trust pays tax on the income. Thus, capital gains which are retained by the Trust, and upon which the Trust pays capital gains tax, will not be subject to the 4% excise tax.

     The Trust intends to make timely distributions sufficient to satisfy the annual distribution requirements. In this regard, the Trust has agreed to take such steps as may be necessary to cause the Property Partnerships to distribute to its partners, shareholders or members an amount sufficient to permit the Trust to meet these distribution requirements. It is possible that the Trust, from time to time, may not have sufficient cash or other liquid assets to meet the 95% distribution requirement due primarily to the expenditure of cash for nondeductible expenses such as principal amortization or capital expenditures. The Trust does not expect to have significant amounts of non-cash income in the form of original issue discount arising from loans to the Syndicated Partnerships. In the event that such timing differences occur, the Trust may find it necessary to cause the Property Partnerships to arrange for borrowings or liquidate some of its investments in order to meet the annual distribution requirement. In order to avoid any problem with the 95% distribution requirement, the Trust will closely monitor the relationship between its REIT taxable income and cash flow and, if necessary, will seek to borrow funds (or cause the Property Partnerships to seek to borrow funds) in order to satisfy the distribution requirements.

     If the Trust fails to satisfy the 95% distribution requirement as a result of an adjustment to the Trust's Federal income tax return by either the IRS or a court, the Trust may be permitted to remedy such a failure by paying a "deficiency dividend" (plus applicable interest and penalties) within a specified time.


     Prohibited Transactions. Under REIT rules, the Trust's share of any gain realized by a Property Partnership on the sale of any property held as inventory or other property held primarily for sale to customers in the ordinary course of a trade or business ("Dealer Property") will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Under existing law, whether property is Dealer Property is a question of fact that depends on all the facts and circumstances with respect to the particular transaction. A safe harbor to avoid classification as a prohibited transaction exists as to real estate assets held for the production of rental income by a REIT (i) for at least four years, (ii) which are sold in a taxable year when the REIT has made no more than seven sales of property or, in the alternative, the aggregate of the adjusted bases of all properties sold during the year does not exceed 10% of the aggregate bases of all of the REIT's properties as of the beginning of the taxable year, and (iii) the expenditures includable in a property's basis made during the four-year period prior to disposition do not exceed 30% of the property's net sales price. The Company's or the Trust's purchase of the Properties pursuant to the Consolidation Plan is not expected to give rise to prohibited transaction gain to the extent of the Company's or the Trust's share of such gain. Moreover, the Trust and the Property Partnerships will attempt to comply with the terms of the safe-harbor provisions of the Code so as to avoid the implications of the 100% penalty tax. No assurance can be given, however, that the Trust or the Property Partnerships can comply with the safe-harbor provisions of the Code or avoid owning property that may be characterized as Dealer Property. See "Federal Income Tax Considerations -- Taxation of the Trust as a REIT."


     Recordkeeping Requirements. Pursuant to applicable Treasury Regulations, the Trust must maintain certain records and request on an annual basis certain information from its shareholders designed to disclose the actual ownership of its outstanding shares. Failure to satisfy these requirements may result in the assessment by the IRS of monetary penalties against the Trust. The Trust intends to comply with these recordkeeping requirements.

     Failure to Qualify. If the Trust fails to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, the Trust would be subject to tax (including any applicable corporate alternative minimum tax) on its taxable income at regular corporate rates. Distributions to Trust Shareholders in any year in which the Trust fails to qualify would not be deductible by the Trust, nor would they be required to be made. In such event, to the extent of current and accumulated earnings and profits, all distributions to Trust Shareholders would be taxable to them as ordinary income, and, subject to certain limitations of the Code, corporate distributees would be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, the Trust also would be ineligible for qualification as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether or not the Trust would be entitled to such specific statutory relief.

TAX ASPECTS OF THE TRUST'S INVESTMENT IN THE PROPERTY PARTNERSHIPS

     General. The Trust will hold, directly or indirectly, interests in the Property Partnerships. In general, a partnership is not subject to Federal income tax. Rather, each partner includes in the partner's taxable income or loss its allocable share of the partnership's items of income, gain, loss, deduction and credit, without regard to whether the partner receives a distribution from the partnership. The rules described above will also apply to the Trust's membership interests in limited liability companies which are taxable as partnerships for income tax purposes. Accordingly, references to partnerships and their partners shall include limited liability companies and their members, respectively. The Trust, through its direct and indirect interests in the Property Partnerships, will include its proportionate share of the foregoing items of the Property Partnerships in its income for purposes of the various REIT income tests and in the computation of its REIT taxable income. Any resultant increase in the Trust's REIT taxable income will increase its distribution requirements, but will not be subject to Federal income tax in the hands of the Trust provided that all such income is distributed by the Trust to Trust Shareholders. Moreover, for purposes of the Asset Tests, the Trust, through its direct or indirect interests in the Property Partnerships, will include its proportionate share of assets held by the Property Partnerships.

     Entity Classification. Because each of the Property Partnerships properly claimed partnership classification for periods prior to the effective date of Treasury Regulation Section 301.7701-3, which Treasury Regulation provides that an entity may elect its Federal income tax classification for taxable periods beginning on or after January 1, 1997, each of the Property Partnerships will be properly classified as a partnership for Federal income tax purposes beginning on and after January 1, 1998. If any Property Partnership affirmatively elects to be classified as an association taxable as a corporation, such election could preclude the Trust from satisfying certain of the REIT requirements. The Trust does not intend to directly or indirectly, cause the Property Partnerships to elect to be classified as associations taxable as corporations.

     If any of the Property Partnerships are deemed to be publicly traded, such entity will be treated under the Code as an association taxable as a corporation. Such classification may preclude the Trust from satisfying certain of the REIT requirements. The Trust does not intend to cause, directly or indirectly, any of the Property Partnerships to be classified as a publicly traded partnership under the Code.

TAXATION OF TAXABLE DOMESTIC SHAREHOLDERS

     As long as the Trust qualifies as a REIT, distributions made to taxable Trust Shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by such Trust Shareholders as ordinary income. Domestic Trust Shareholders generally are Trust Shareholders who are (i) citizens or residents of the United States, (ii) corporations, partnerships or other entities created in or organized under the laws of the United States or any political subdivision thereof, or (iii) an estate whose income from sources outside the United States is includable in gross income for U.S. Federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or (iv) any trust with respect to which (a) a U.S. Court is able to exercise primary supervision over the administration of such trust, and (b) one or more U.S. fiduciaries have the authority to control all substantial decisions of the Trust. Corporate Trust Shareholders will not be entitled to the dividends received deduction. Any dividend declared by the Trust in October, November or December of any year payable to a Trust Shareholder of record on a specific date in any such month shall be treated as both paid by the Trust and received by the Trust Shareholder on December 31 of such year, provided that the dividend is actually paid by the Trust during January of the following calendar year.

     Distributions that are designated as capital gain dividends by the Trust will be treated as a gain from the sale of a capital asset held for more than one year (to the extent they do not exceed the Trust's actual net capital gain for the taxable year) without regard to the period for which the Trust Shareholder has held its Trust Shares. The Trust may elect to designate in a notice mailed to Trust Shareholders within 60 days of the end of the taxable year (or in a notice mailed with its annual report for the taxable year) the amount of its undistributed net long-term capital gains for the taxable year. The Trust's Shareholders must include in income as long-term capital gains their proportionate share of the undistributed long-term capital gains as designated by the Trust. Each Trust Shareholder will be deemed to have paid such Trust Shareholder's share of the tax paid by the Trust on such gains, which tax will be credited or refunded to the Trust Shareholder. A Trust Shareholder may increase his tax basis in his Trust Shares by the difference between the amount of income included by the Trust Shareholder as a result of the designation and the amount of tax deemed paid by the Trust. Corporate Trust Shareholders may be required to treat up to 20% of certain capital gain dividends as ordinary income.

     Distributions in excess of current and accumulated earnings and profits will not be taxable to a Trust Shareholder to the extent that they do not exceed the adjusted basis of the Trust Shareholder's Trust Shares, but rather will reduce the adjusted basis of such shares. To the extent that such distributions exceed the adjusted basis of a Trust Shareholder's Trust Shares, they will be included in income as long-term capital gain assuming the shares are a capital asset in the hands of the Trust Shareholder and have been held for more than one year.

     Trust Shareholders may not include in their individual income tax returns any net operating losses or capital losses of the Trust. In general, a Trust Shareholder will realize capital gain or loss on the disposition of Trust Shares equal to the difference between (i) the sales price for such shares and (ii) the adjusted tax basis of such shares. Gains realized upon the sale or exchange of Trust Shares by an individual Trust Shareholder who has held such Trust Shares for more than one year (after applying certain holding period rules) will be taxed at beneficial capital gains rates. However, losses incurred upon a sale or exchange of Trust Shares by a Trust Shareholder who has held such shares for six months or less (after applying certain holding period rules) will be deemed a long-term capital loss to the extent of any capital gain dividends received by the selling Trust Shareholder with respect to such Trust Shares.

     Distributions from the Trust and gain from the disposition of Trust Shares will not be treated as passive activity income. Distributions from the Trust (to the extent they do not constitute a return of capital) will generally be treated as investment income for purposes of the investment interest limitation. Gain from the disposition of Trust Shares and capital gain dividends will not be treated as investment income unless the taxpayer elects to have the gain taxed at ordinary income rates.

     In 1997, Congress made certain changes to the taxation of capital gains of individuals, trust and estates. Subject to certain exceptions, for individuals, trust and estates, the maximum rate of tax on the net capital gain from a sale or exchange occurring after July 28, 1997 of a capital asset held for more than 18 months is 20%. The maximum rate has been reduced to 18% for capital assets acquired after December 21, 2000 and held for more than five years. The maximum rate for capital assets held for more than one year but not more than 18 months is 28%. The maximum rate for net capital gains attributable to the sale of depreciable real property held for more than 18 months is 25% to the extent of the prior deductions for depreciation taken with respect to such property. Capital gain from the sale of depreciable property held by the Trust for more than one year but for not more than 18 months will be taxed at ordinary income rates to the extent of depreciation deductions claimed by the Trust in excess of the amount of depreciation allowable under the straight-line method of depreciation, with the remaining gain taxed at a maximum rate of 28%.

     Congress directed the Treasury Department to promulgate regulations describing the application of these capital gains rates to distributions made by "pass-through" entities such as the Trust. Such regulations, if and when issued, could apply on a retroactive basis.

     Pursuant to IRS Notice 97-64, the Trust may designate all or part of each distribution as a 28% rate gain distribution (gain attributable to a capital asset held for more than one year, but not more than eighteen (18) months), a 25% rate gain distribution (gain attributable to unrecaptured Section 1250 depreciation), or a 20% rate gain distribution (gain attributable to a capital asset held for more than eighteen (18) months). If the Trust does not specifically designate the appropriate rate, the 28% rate will apply.

     Backup Withholding. The Trust will report annually to its domestic Trust Shareholders and the IRS the amount of dividends paid during each calendar year, and the amount of tax withheld, if any, with respect thereto. Under the backup withholding rules, a Trust Shareholder may be subject to backup withholding at the rate of 31% with respect to dividends paid unless such Trust Shareholder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (ii) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A Trust Shareholder who does not provide the Trust with its correct taxpayer identification number may also be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the Trust Shareholder's income tax liability. In addition, the Trust may be required to withhold a portion of capital gain distributions made to any Trust Shareholders who fail to certify their non-foreign status to the Trust.

TAXATION OF TAX-EXEMPT SHAREHOLDERS

     Tax-exempt entities, including qualified employee pension and profit-sharing trusts ("Pension Trusts"), individual retirement accounts and certain funded welfare plan arrangements ("Exempt Organizations"), generally are exempt from Federal income taxation. However, they are subject to taxation on their unrelated business taxable income ("UBTI"). While many investments in real estate generate UBTI, the IRS has issued a published ruling that dividend distributions by a REIT to a Pension Trust do not constitute UBTI, provided that the shares of the REIT are not otherwise used in an unrelated trade or business of the Pension Trust. The Trust believes that based on its intentions and that ruling, amounts distributed by the Trust to Exempt Organizations generally should not constitute UBTI. However, if an Exempt Organization finances its acquisition of the Trust Shares with debt, a portion of its income from the Trust may constitute UBTI pursuant to the "debt-financed property" rules. Furthermore, social clubs, voluntary employee benefits associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under paragraphs (7), (9), (17), and (20), respectively, of Code section 501(c) are subject to different UBTI rules, which generally will require them to characterize distributions from the Trust as UBTI. In addition, a Pension Trust that owns more than 10% of the Trust may be required to treat a percentage of the dividends from the Trust as UBTI (the "UBTI Percentage") in certain circumstances. However, under the Ownership Restrictions contained in the Declaration of Trust, no Trust Shareholder may own more than 8.1% of the Trust Shares. See "Description of Trust
Shares -- Restrictions on Transfer."

TAXATION OF FOREIGN SHAREHOLDERS

     The rules governing Federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign Trust Shareholders (collectively, "Non-U.S. Trust Shareholders") are complex, and no attempt will be made herein to provide more than a summary of such rules. PROSPECTIVE NON-U.S. TRUST SHAREHOLDERS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS TO DETERMINE THE IMPACT OF FEDERAL, STATE AND LOCAL INCOME TAX LAWS WITH REGARD TO AN INVESTMENT IN THE TRUST SHARES, INCLUDING ANY REPORTING REQUIREMENTS.

     It is currently anticipated that the Trust will qualify as a "domestically controlled REIT" (i.e., a REIT in which at all times during a specified testing period less than 50% of the value of the shares is owned directly or indirectly by Non-U.S. Trust Shareholders) and therefore gain from the sale of Trust Shares by a Non-U.S. Trust Shareholder would not be subject to United States Federal income taxation unless such gain is treated as "effectively connected" with the Non-U.S. Trust Shareholder's United States trade or business.

     Distributions that are not attributable to gain from the sale or exchange by the Trust of United States real property interests (and are not designated as capital gain dividends) will be treated as dividends of ordinary income to the extent that they are made out of current or accumulated earnings and profits of the Trust. Such distributions generally will be subject to a United States withholding tax equal to 30% of the gross amount of the distribution, subject to reduction or elimination under an applicable tax treaty. However, if dividends from the investment in the shares are treated as "effectively connected" with the Non-U.S. Trust Shareholder's conduct of a United States trade or business, such dividends will be subject to regular U.S. income taxation

(foreign corporations may also be subject to the 30% branch profits tax). The Trust expects to withhold United States income tax at the rate of 30% on the gross amount of any such dividends made to a Non-U.S. Trust Shareholder unless:
(i) a lower treaty rate applies and the Non-U.S. Trust Shareholder files certain information evidencing its entitlement to such lower treaty rate; or (ii) the Non-U.S. Trust Shareholder files an IRS Form 4224 with the Trust claiming that the distribution is "effectively connected" income. Distributions which exceed current and accumulated earnings and profits of the Trust will not be taxable to the extent that they do not exceed the adjusted basis of a Trust Shareholder's shares but, rather, will reduce (but not below zero) the adjusted basis of such shares. To the extent that such distributions exceed the adjusted basis of a Non-U.S. Trust Shareholder's shares, they generally will give rise to United States tax liability if the Non-U.S. Trust Shareholder would otherwise be subject to tax on gain from the sale or disposition of his or her shares in the Trust, as described above. If it cannot be determined at the time a distribution is made whether or not such distribution will be in excess of current and accumulated earnings and profits, the distributions will be subject to withholding at the same rate as dividends. However, amounts thus withheld are refundable if it is subsequently determined that such distribution was, in fact, in excess of current and accumulated earnings and profits of the Trust. Beginning with payments made on or after January 1, 1999, newly issued Treasury Regulations require a corporation that is a REIT to treat as a dividend the portion of a distribution that is not designated as a capital gain dividend or return of basis and apply the 30% withholding tax (subject to any applicable deduction or exemption) to such portion, and to apply the provisions of the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA") withholding rules (discussed below) with respect to the remainder of the distribution.

     Distributions by the Trust to a Non-U.S. Shareholder that are attributable to gain from sales or exchanges by the Trust of a United States real property interest are subject to income and withholding tax under FIRPTA . Under FIRPTA, these distributions, if any, that are treated as gain recognized from the sale of a United States real property interest, are taxed as income "effectively connected" with a United States business. Non-U.S. Trust Shareholders would thus be taxed at the normal capital gain rates applicable to U.S. Trust shareholders (subject to the applicable alternative minimum tax and a special alternative minimum tax for nonresident alien individuals). Also, distributions subject to FIRPTA may be subject to a 30% branch profits tax in the hands of a foreign corporate shareholder not entitled to treaty exemption. The Trust is required by applicable Treasury Regulations to withhold 35% of any distribution that could be designated by the Trust as a capital gains dividend. This amount is creditable against the Non-U.S. Trust Shareholder's FIRPTA tax liability. A refund may be available if the amount exceeds the Non-U.S. Trust Shareholder's federal tax liability.

OTHER TAX CONSIDERATIONS

     State, Local and Other Taxes. The Trust or Trust Shareholders or both may be subject to state, local or other taxation in various state, local or other jurisdictions, including those in which they transact business or reside. The tax treatment in such jurisdictions may differ from the Federal income tax consequences discussed above. Consequently, prospective Trust Shareholders should consult with their own tax advisors regarding the effect of state, local and other tax laws on an investment in the Trust Shares.

                              ERISA CONSIDERATIONS

     A fiduciary of a pension, profit sharing, retirement, welfare or other employee benefit plan ("Employee Plan") subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), should consider the fiduciary standards under ERISA in the context of the Employee Plan's particular circumstances before authorizing an investment of a portion of the Employee Plan's assets in the Trust Shares. Accordingly, any such fiduciary should consider: (i) whether the investment satisfies the diversification requirements of Section 404(a)(1)(C) of ERISA; (ii) whether the investment is in accordance with the documents and instruments governing the Employee Plan as required by
Section 404(a)(1)(D) of ERISA; and (iii) whether the investment is prudent under ERISA. In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA, and the corresponding provisions of the Code, prohibit a wide range of transactions involving the assets of the Employee Plan and persons who have certain specified relationships to the Employee Plan ("parties in interest" within the meaning of ERISA, "disqualified persons" within the meaning of the Code). Thus, an Employee Plan fiduciary considering an investment in the Trust Shares also should consider whether the acquisition (or receipt in connection with the Merger) or the continued holding of the Trust Shares might constitute or give rise to a direct or indirect prohibited transaction.

     The Department of Labor (the "DOL") has issued final regulations (the "DOL Regulations") as to what constitutes assets of an employee benefit plan under ERISA. Under the DOL Regulations, if an Employee Plan acquires an equity interest in an entity, which interest is neither a "publicly offered security" nor a security issued by an investment trust registered under the Investment Trust Act of 1940, as amended, the Employee Plan's assets would include, for purposes of the fiduciary responsibility provisions of ERISA, both the equity interest and an undivided interest in each of the entity's underlying assets unless certain specified exceptions apply. The DOL Regulations define a "publicly offered security" as a security that is "widely held," "freely transferable," and either part of a class of securities registered under the Exchange Act, or sold pursuant to an effective registration statement under the Securities Act (provided the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the public offering occurred). The Trust Shares issued in the Merger will be registered under the Securities Act and the Exchange Act.

     The DOL Regulations provide that a security is "widely held" only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be "widely held" because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer's control. The Trust expects the Trust Shares to be "widely held" on completion of the Merger.

     The DOL Regulations provide that whether a security is "freely transferable" is a factual question to be determined on the basis of all relevant facts and circumstances. The Trust believes that the restrictions imposed under its Declaration of Trust on the transfer of the Trust Shares are limited to the restrictions on transfer generally permitted under the DOL Regulations and are not likely to result in the failure of the Trust Shares to be "freely transferable." The DOL Regulations only establish a presumption in favor of the finding of free transferability, and, therefore, no assurance can be given that the DOL and the U.S. Treasury Department will not reach a contrary conclusion.

     Assuming that the Trust Shares will be "widely held" and are "freely transferable," the Trust believes that the Trust Shares will be "publicly offered securities" for purposes of the DOL Regulations and that the assets of the Trust will not be deemed to be "plan assets" of any Employee Plan that invests in the Trust. THE DISCUSSION IN THIS SECTION IS NOT INTENDED AS A SUBSTITUTE FOR CAREFUL ERISA PLANNING AND INDIVIDUAL CONSULTATION WITH AN ERISA ADVISOR, AND EACH TRUST SHAREHOLDER IS URGED TO CONSULT HIS OR HER ERISA ADVISOR AS TO THE SPECIFIC ERISA CONSEQUENCES TO HIM OR HER OF THE DISTRIBUTION.

                             SHAREHOLDER PROPOSALS

     If the Merger is not consummated, it is presently anticipated that the Company will hold its 1998 Annual Meeting on or about June 18, 1998. Any Lexford Shareholder wishing to submit a proposal to the Company for consideration for inclusion in its proxy statement relating to its 1998 Annual Meeting of Shareholders must deliver such proposal to the Company by April 1, 1998.

     If the Merger is consummated, it is presently anticipated that the Trust will hold its 1998 Annual Meeting on or about June 18, 1998. Any Trust Shareholder wishing to submit a proposal to the Trust for consideration for inclusion in its proxy statement relating to its 1998 Annual Meeting of Shareholders must deliver such proposal to the Trust by April 1, 1998.

                                    EXPERTS

     The consolidated financial statements and schedules of Lexford, Inc. (formerly Cardinal Realty Services, Inc.) appearing in Lexford, Inc.'s Form 10-K for the year ended December 31, 1996, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                 LEGAL MATTERS

     Certain legal matters relating to Maryland law, including the validity of the issuance of the Trust Shares, have been passed upon for the Trust by Shaw Pittman Potts & Trowbridge. In addition, subject to the conditions, qualifications and limitations set forth in their opinions, the description of Federal income tax consequences contained in this Proxy Statement/Prospectus under the caption "Federal Income Tax Considerations," other than the description contained in "Federal Income Tax Considerations -- Tax Consequences of the Merger" which matters are being addressed in the opinion of Benesch, Friedlander, Coplan & Aronoff LLP, is, to the extent that it constitutes matters of law, summaries of legal matters or legal conclusions, the opinion of Willkie Farr & Gallagher, special tax counsel to the Company. H. Jeffrey Schwartz, who is a Director of the Company and, will, prior to the consummation of the Merger, become a Trustee of the Trust, is also a partner at Benesch, Friedlander, Coplan & Aronoff LLP.

                             AVAILABLE INFORMATION

     Lexford is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports, proxy statements and other information with the Commission. Reports, proxy statements and other information filed by Lexford may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such materials can be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The Commission's web site can be accessed at http://www.sec.gov. Lexford Common Stock is quoted on NASDAQ. Such reports, proxy statements and other information filed by Lexford can also be inspected at the offices of The Nasdaq Stock Market, Inc., Market Listing Section, 1735 K Street, N.W., Washington, D.C. 20006.

     The Trust has not previously been subject to the reporting requirements of the Exchange Act. The Trust has filed with the Commission a Registration Statement (of which this Proxy Statement/Prospectus is a part) on Form S-4 under the Securities Act, with respect to the common shares of beneficial interest of the Trust to be issued pursuant to the Merger. This Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. Statements contained in this Proxy Statement/Prospectus as to the content of any contract or other documents are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such exhibits and schedules. The Registration Statement and the exhibits and schedules thereto filed by the Trust may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission at Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such information can also be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W.,Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The Commission's web site can be accessed at http://www.sec.gov.

                           TRUST SHAREHOLDER REPORTS

     The Trust intends to furnish the Trust Shareholders with annual reports containing consolidated financial statements audited by its independent certified public accountants and with quarterly reports containing unaudited condensed consolidated financial statements for each of the first three quarters of each fiscal year, and such other reports as may be required. The Trust's Declaration of Trust requires the Trust to furnish an annual report to the Trust Shareholders. Upon consummation of the Merger, the Trust will become subject to the informational requirements of the Exchange Act.

NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS IN CONNECTION WITH THE SOLICITATION OF PROXIES OR THE OFFERING OF SECURITIES MADE HEREBY AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY LEXFORD, THE TRUST OR ANY OTHER PERSON. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM IT IS NOT LAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF LEXFORD SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                                    GLOSSARY

"ADA" is defined on page 15 of the Proxy Statement/Prospectus.

"Ancillary Services" is defined on page 3 of the Proxy Statement/Prospectus.

"Articles" is defined on page 35 of the Proxy Statement/Prospectus.

"Asset Tests" is defined on page 46 of the Proxy Statement/Prospectus.

"Beneficial Ownership Limitations" is defined on page 9 of the Proxy Statement/Prospectus.

"Bylaws" is defined on page 11 of the Proxy Statement/Prospectus.

"Cautionary Statements" is defined on page ii of the Proxy Statement/Prospectus.

"Charitable Beneficiary" is defined on page 31 of the Proxy
Statement/Prospectus.

"Code" is defined on page i of the Proxy Statement/Prospectus.

"Commission" is defined on Outside Front Cover Page of the Proxy
Statement/Prospectus.

"Company" is defined Outside Front Cover Page of the Proxy Statement/Prospectus.

"Consent Partnerships" is defined on page 5 of the Proxy Statement/Prospectus.

"Consolidation Plan" is defined on page 4 of the Proxy Statement/Prospectus.


"Constructive Ownership Limitations" is defined on page 20 of the Proxy Statement/Prospectus.


"Control Share Acquisition" is defined on page 34 of the Proxy
Statement/Prospectus.

"Control Share Acquisition Restrictions" is defined on page 39 of the Proxy Statement/Prospectus.

"Dealer Property" is defined on page 50 of the Proxy Statement/Prospectus.

"Debt Capitalization Goal" is defined on page 29 of the Proxy
Statement/Prospectus.

"Declaration of Trust" is defined on page 4 of the Proxy Statement/Prospectus.

"Dissenting Shareholder" is defined on page 25 of the Proxy
Statement/Prospectus.

"Dissenting Shareholders Rights" is defined on page 1 of the Proxy Statement/Prospectus.

"Distribution Transaction" is defined on page 22 of the Proxy
Statement/Prospectus.

"DOL Regulations" is defined on page 54 of the Proxy Statement/Prospectus.

"DOL" is defined on page 54 of the Proxy Statement/Prospectus.

"domestically controlled REIT" is defined on page 53 of the Proxy
Statement/Prospectus.

"Effective Time" is defined on page 3 of the Proxy Statement/Prospectus.

"Employee Plan" is defined on page 54 of the Proxy Statement/Prospectus.

"ERISA" is defined on page 54 of the Proxy Statement/Prospectus.

"Excess Preferred Shares" is defined on page 9 of the Proxy
Statement/Prospectus.

"Excess Trust Shares" is defined on page 9 of the Proxy Statement/Prospectus.

"Excess Shares" is defined on page 9 of the Proxy Statement/Prospectus.

"Exchange Act" is defined on page 30 of the Proxy Statement/Prospectus.

"Exempt Organizations" is defined on page 52 of the Proxy Statement/Prospectus.

"FHAA" is defined on page 16 of the Proxy Statement/Prospectus.

"FIRPTA" is defined on page 53 of the Proxy Statement/Prospectus.

"five or fewer requirement" is defined on page 45 of the Proxy
Statement/Prospectus.

"foreclosure property" is defined on page 45 of the Proxy Statement/Prospectus.

"Funds From Operations" is defined on page 6 of the Proxy Statement/Prospectus.

"impermissible tenant service income" is defined on page 47 of the Proxy Statement/Prospectus.

"Income Test" is defined on page 4 of the Proxy Statement/Prospectus.

"IRS" is defined on page 43 of the Proxy Statement/Prospectus.

"Initial Trustees" is defined on page 23 of the Proxy Statement/Prospectus.

"Interested Shareholder" is defined on page 34 of the Proxy
Statement/Prospectus.

"Lexford" is defined on the Outside Front Cover Page of the Proxy
Statement/Prospectus.

"Lexford Board" is defined on the Outside Front Cover Page of the Proxy Statement/Prospectus.

"Lexford Common Stock" is defined on the Outside Front Cover Page of the Proxy Statement/Prospectus.

"Lexford Shareholders" is defined on the Outside Front Cover Page of the Proxy Statement/Prospectus.

"Lexreit" is defined on page 22 of the Proxy Statement/Prospectus.

"Maryland Business Combination Act" is defined on page 34 of the Proxy Statement/Prospectus.

"Maryland Control Share Act" is defined on page 34 of the Proxy
Statement/Prospectus.

"Merger Agreement" is defined on page 3 of the Proxy Statement/Prospectus.

"Merger" is defined on the Outside Front Cover Page of the Proxy
Statement/Prospectus.

"Morgan Stanley" is defined on page 22 of the Proxy Statement/Prospectus.

"NASDAQ" is defined on the Outside Front Cover Page of the Proxy
Statement/Prospectus.

"Non-Qualifying Income" is defined on page 48 of the Proxy Statement/Prospectus.

"Non-U.S. Trust Shareholders" is defined on page 53 of the Proxy
Statement/Prospectus.

"NYSE" is defined on the Outside Front Cover Page of the Proxy
Statement/Prospectus.

"Old Certificates" is defined on page 24 of the Proxy Statement/Prospectus.

"OGCL" is defined on page 1 of the Proxy Statement/Prospectus.

"Ownership Restrictions" is defined on page 31 of the Proxy
Statement/Prospectus.

"Pension Trusts" is defined on page 52 of the Proxy Statement/Prospectus.

"Preferred Shares" is defined on page 11 of the Proxy Statement/Prospectus.

"Preferred Stock Sub" is defined on page 5 of the Proxy Statement/Prospectus.

"Prohibited Transferee" is defined on page 32 of the Proxy Statement/Prospectus.

"Prohibited Owner" is defined on page 32 of the Proxy Statement/Prospectus.

"Properties" is defined on page 2 of the Proxy Statement/Prospectus.

"Property Partnerships" is defined on page 2 of the Proxy Statement/Prospectus.

"Proxy Statement/Prospectus" is defined on the Outside Front Cover Page of the Proxy Statement/ Prospectus.

"publicly offered security" is defined on page 54 of the Proxy
Statement/Prospectus.

"Qualified Rents" is defined on page 47 of the Proxy Statement/Prospectus.

"Real Estate Services Business" is defined on page 2 of the Proxy
Statement/Prospectus.

"Real Estate Investment Business" is defined on page 2 of the Proxy Statement/Prospectus.

"REIT" is defined on the Outside Front Cover Page of the Proxy
Statement/Prospectus.

"related party" is defined on page 39 of the Proxy Statement/Prospectus.

"Related Party Tenant" is defined on page 47 of the Proxy Statement/Prospectus.

"rents from real property" is defined on page 47 of the Proxy
Statement/Prospectus.

"Restriction Period" is defined on page 45 of the Proxy Statement/Prospectus.

"SPCs" is defined on page 3 of the Proxy Statement/Prospectus.

"Securities Act" is defined on the Outside Front Cover Page of the Proxy Statement/Prospectus.

"Special Meeting" is defined on the Outside Front Cover Page of the Proxy Statement/Prospectus.

"Syndicated Partnerships" is defined on page 3 of the Proxy
Statement/Prospectus.

"Tax Benefit Preservation Restrictions" is defined on page 4 of the Proxy Statement/Prospectus.

"Third Party Properties" is defined on page 3 of the Proxy Statement/Prospectus.

"Title 8" is defined on page 11 of the Proxy Statement/Prospectus.

"Treasury Regulations" is defined on page 29 of the Proxy Statement/Prospectus.

"Trust" is defined on the Outside Front Cover Page of the Proxy
Statement/Prospectus.

"Trust Board" is defined on page 6 of the Proxy Statement/Prospectus.

"Trust Shares" is defined on the Outside Front Cover Page of the Proxy Statement/Prospectus.

"Trust Shareholders" is defined on page 5 of the Proxy Statement/Prospectus.

"Trustees" is defined on page 3 of the Proxy Statement/Prospectus.

"UBTI Percentage" is defined on page 53 of the Proxy Statement/Prospectus.

"UBTI" is defined on page 52 of the Proxy Statement/Prospectus.

"Wholly Owned Properties" is defined on page 2 of the Proxy
Statement/Prospectus.

"widely held" is defined on page 54 of the Proxy Statement/Prospectus.

                                                                         ANNEX A

                        AGREEMENT AND ARTICLES OF MERGER


     AGREEMENT AND ARTICLES OF MERGER (hereinafter called this "Agreement"), dated January 30, 1998, between Lexford, Inc., a corporation organized and existing under Chapter 1701 of the Ohio Revised Code which is the Ohio General Corporation Law ("OGCL") which was incorporated on September 29, 1954 under the name Cardinal Industries, Inc. and which was qualified to do business in the State of Maryland on December 27, 1983 (the "Company"), and Lexford Residential Trust, a real estate investment trust organized under Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland (the "Maryland REIT Statute") which has its principal office in the State of Maryland in the City of Baltimore (the "Trust").


                                    RECITALS

     WHEREAS, the Board of Directors of the Company and the Board of Trustees of the Trust each have determined that it is in the best interests of their respective shareholders to effect the merger provided for herein (the "Merger").

     NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE I


                           THE MERGER; EFFECTIVE TIME


     SECTION 1.1 THE MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.2), the Company shall be merged with and into the Trust and the separate corporate existence of the Company shall thereupon cease (the "Merger"). The Trust shall be the surviving entity in the Merger (sometimes hereinafter referred to as the "Surviving Entity") and shall continue to be governed by the laws of the State of Maryland and the separate existence of the Trust with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. The Merger shall have the effects specified in Section 1701.82 of the OGCL and in
Section 8-501.1(n) of the Maryland REIT Statute.


     SECTION 1.2 EFFECTIVE TIME. Following approval of the Merger by the shareholders of the Company and the Trust, and provided that this Agreement has not been terminated or abandoned pursuant to Article VII hereof, the Company and the Trust will, at such time as they deem advisable, cause a Certificate of Merger (the "Certificate of Merger") to be executed, acknowledged and filed with the Secretary of State of Ohio as provided in Section 1701.81 of the OGCL and Articles of Merger to be filed with the State Department of Assessments and Taxation of Maryland ("SDAT") as provided in Section 8-501.1 of the Maryland REIT Statute (the "Articles of Merger"). The Merger shall become effective at the later of the filing of the Certificate of Merger with the Secretary of State of Ohio and the acceptance for record of the Articles of Merger by SDAT (the "Effective Time").


                                   ARTICLE II

                        DECLARATION OF TRUST AND BYLAWS
                            OF THE SURVIVING ENTITY

     SECTION 2.1 DECLARATION OF TRUST. The Declaration of Trust of the Trust in effect at the Effective Time shall be the Declaration of Trust of the Surviving Entity, until duly amended in accordance with the terms thereof, and the Maryland REIT Statute.

     SECTION 2.2 BYLAWS. The Bylaws of the Trust in effect at the Effective Time shall be the Bylaws of the Surviving Entity, until duly amended in accordance with the terms thereof and the Maryland REIT Statute.

     SECTION 2.3 OFFICERS AND TRUSTEES. The trustees and officers of the Trust at the Effective Time shall, from and after the Effective Time, be the trustees and officers, respectively, of the Surviving Entity until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Entity's Declaration of Trust and Bylaws.

                                  ARTICLE III

                         CAPITALIZATION OF THE PARTIES

     SECTION 3.1 THE COMPANY. The total number of shares which the Company is authorized to have outstanding is 15,000,000 shares, consisting of 1,500,000 shares of no par value Preferred Stock, and 13,500,000 shares of no par value Common Stock.

     SECTION 3.2 THE TRUST. The total number of shares of beneficial interest which the Trust has the authority to issue is 110,000,000 of which 5,000,000 are Preferred Shares, 50,000,000 are Common Shares, 5,000,000 are Excess Preferred Shares and 50,000,000 are Excess Common Shares. All such shares of beneficial interest have a par value of one cent ($0.01) per share.

                                   ARTICLE IV

                     EFFECT OF THE MERGER ON CAPITAL STOCK;
                            EXCHANGE OF CERTIFICATES

     SECTION 4.1 EFFECT ON CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any capital stock of the Company:


          (a) Each share of the no par value Common Stock of the Company (the "Company Shares") issued and outstanding immediately prior to the Effective Time, other than Company Shares for which dissenting shareholder rights, if any, shall have been asserted by the holders thereof, shall be converted into two duly authorized, validly issued, fully paid and nonassessable common shares of beneficial interest, par value $0.01 per share of the Trust (the "Trust Shares"). Each certificate representing any such Company Shares (a "Certificate") shall thereafter represent the number of Trust Shares obtained by multiplying the number of Company Shares represented by such Certificate by a factor of two (2).



          (b) At the Effective Time, each Trust Share issued and outstanding immediately prior to the Effective Time which is owned by the Company shall, by virtue of the Merger and without any action on the part of the holder of such shares, be canceled and retired without payment of any consideration therefor and shall cease to exist. No other Trust Shares shall be affected by the Merger.



     SECTION 4.2 EFFECT ON COMPENSATORY PLANS. The Company and the Trust shall take such actions as may be reasonably required so that each option or other right to purchase or otherwise acquire Company Shares pursuant to stock option or other stock-based compensatory plans of the Company granted and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder of such option or right, be appropriately modified so that it becomes a right to purchase or otherwise acquire that number of Trust Shares equal to twice the number of Company Shares subject to such option or right at a price per Trust Share equal to one-half of the exercise price of such option or right in effect immediately prior to the Effective Time and otherwise upon the same terms and subject to the same conditions as are applicable to such option or other right immediately prior to the Effective Time.


     SECTION 4.3 EXCHANGE OF CERTIFICATES FOR COMPANY SHARES.

     (a) Exchange Procedures. Promptly after the Effective Time, the Surviving Entity shall cause its transfer agent to mail to each holder of record of a Certificate (i) a letter of transmittal and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing Trust Shares. Upon surrender of a Certificate for cancellation together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of Trust Shares which such holder has the right to receive in respect of shares represented by the Certificate surrendered pursuant to the provisions of this Article IV, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Shares which is not registered in the transfer records of the Company, a certificate representing the proper number of Trust Shares may be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the person requesting this exchange shall provide appropriate evidence of the transfer and pay any transfer or other taxes required by reason of the issuance of Certificates for such Trust Shares in a name other than that of the registered holder of the Certificate surrendered.


     (b) Transfers. After the Effective Time, there shall be no transfers on the stock transfer books of the Company of the Company Shares which were outstanding immediately prior to the Effective Time. If after the Effective Time, Certificates are presented to the Surviving Entity for transfer, they shall be canceled and exchanged for the Trust Shares deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in this
Article IV.

                                   ARTICLE V

                                   COVENANTS


     SECTION 5.1 STOCK EXCHANGE LISTING. The Trust shall use its best efforts to cause the Trust Shares to be issued in the Merger to be approved for listing on the New York Stock Exchange, Inc. ("NYSE"), subject to official notice of issuance, prior to the Effective Time.


     SECTION 5.2 INDEMNIFICATION. The Trust agrees that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors or officers of the Company and its subsidiaries as provided in their respective articles of incorporation or regulations (or comparable organizational documents) as they exist at the Effective Time shall survive the Merger and shall continue in full force and effect in accordance with their terms. The Trust hereby agrees that, from and after the Effective Time, it will provide any such director or officer with all such indemnification and shall pay any expenses of any indemnified person under this Section 5.2 in advance of the final disposition of any action, proceeding or claim relating to any such act or omission to the fullest extent permitted under the articles of incorporation and regulations of the Company as they exist at the Effective Time upon receipt from the applicable indemnified person to whom advances are to be advanced of any undertaking to repay such advances required under the articles of incorporation and regulations of the Company as they exist at the Effective Time. The Surviving Entity shall cooperate in the defense of any such matter.

                                   ARTICLE VI

                                   CONDITIONS

     SECTION 6.1  CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE
MERGER. The respective obligations of the Trust and the Company to consummate the Merger are subject to the fulfillment of each of the following conditions:


          (a) Shareholder Approval. This Agreement shall have been duly approved by the holders of a majority of the Company Shares, in accordance with applicable law and the articles of incorporation and regulations of the Company.


          (b) NYSE Listing. The Trust Shares issuable to the Company shareholders pursuant to this Agreement shall have been authorized for listing on the NYSE upon official notice of issuance.

                                  ARTICLE VII

                                  TERMINATION

     SECTION 7.1 TERMINATION BY MUTUAL CONSENT. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval by holders of the Company Shares, by the mutual consent of the Board of Directors of the Company and the Board of Trustees of the Trust.

     SECTION 7.2 TERMINATION BY THE COMPANY. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval by holders of the Company Shares, by the Board of Directors of the Company, if the holders of a material number of Company Shares (as determined by the Company in its discretion) dissent from the Merger and notify the Company of their intention to seek payment of the fair market value of their Company Shares under Section 1701.85 of the OGCL.

     SECTION 7.3 EFFECT OF TERMINATION AND ABANDONMENT. In the event of termination of this Agreement and abandonment of the Merger pursuant to this
Article VII, no party hereto (or any of its directors, trustees or officers) shall have any liability or further obligation to any other party to this Agreement.

                                  ARTICLE VIII

                                 MISCELLANEOUS

     SECTION 8.1 MODIFICATION OR AMENDMENT. This Agreement may be amended at any time before or after it is approved by the shareholders of the Company but, after any such shareholder approval, no amendment shall be made that (i) alters or changes the amount or kind of Trust Shares to be received by shareholders of the Company in conversion of their Company Shares; (ii) alters or changes any term of the Declaration of Trust of the Surviving Entity, except for alterations or changes that could otherwise be adopted by the trustees of the Surviving Entity; (iii) alters or changes any other terms and conditions of this Agreement if any of the alterations or changes, alone or in the aggregate, would materially adversely affect the holders of the Company Shares. No amendment, modification or termination of this Agreement shall be binding on any party hereto unless it is in writing and is signed by the party to be charged.

     SECTION 8.2 WAIVER OF CONDITIONS. The conditions to each of the parties' obligations to consummate the Merger are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law.

     SECTION 8.3 COUNTERPARTS. For the convenience of the parties hereto, this Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

     SECTION 8.4 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the States of Ohio and Maryland.

     SECTION 8.5 CAPTIONS. The Article, Section and paragraph captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.


     SECTION 8.6 SERVICE OF PROCESS. The Trust may be served with process in the State of Ohio in any proceeding for the enforcement of any obligation of the Company, as well as for enforcement of any obligation of the Trust arising from the Merger, including any suit or other proceeding to enforce the right of any shareholder as determined in dissenting shareholder proceedings pursuant to the provisions of Section 1701.85 of the OGCL and it does hereby irrevocably appoint the Secretary of State of the State of Ohio as its agent to accept service of process in any such suit or other proceedings. The address to which a copy of such process shall be mailed by the Secretary of State to the Trust is Bradley
A. Van Auken, Esq., c/o Lexford, Inc., The Huntington Center, Suite 2410, 41 South High Street, Columbus, Ohio 43215.

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto on the date first hereinabove written.

                                            LEXFORD, INC.



Attest: /s/ Bradley A. Van Auken                  By: /s/ Joseph E. Madigan
       --------------------------------------     -----------------------------------------
       Bradley A. Van Auken, Secretary                Joseph E. Madigan, Chairman of the Board

                                                  LEXFORD RESIDENTIAL TRUST

Attest: /s/ Bradley A. Van Auken                  By: /s/ John B. Bartling, Jr.
       --------------------------------------     -----------------------------------------
       Bradley A. Van Auken, Secretary                John B. Bartling, Jr., President and
                                                      Chief Executive Officer


     The undersigned hereby certifies that terms and conditions of the transaction set forth in the foregoing Agreement and Articles of Merger (the "Articles") were advised, authorized, and approved by each corporation, or business trust party to the Articles in the manner and by the vote required by its charter or declaration of trust and the laws of the place where it is organized, in the following manner:


          1. The Articles were duly and unanimously approved by the board of trustees of the Trust at its regular meeting held on January 29, 1998.


          2. The board of directors of the Company duly and unanimously adopted a resolution, that declared the proposed transaction to be advisable on the terms set forth in the Articles and directed that the proposed transaction be submitted for approval at a special meeting of shareholders, at its regular meeting held on December 19, 1997.


          3. The Company as the sole shareholder of the Trust, waived notice of a special meeting of shareholders, and held a special meeting of shareholders of the Trust on January 29, 1998 at which it voted all of the outstanding Trust shares in favor of the approval of the Articles.



          4. The holders of the Company Shares voted         Company Shares in
     favor of adopting the Articles out of         Company Shares outstanding on
     the record date at a special meeting of shareholders held upon due notice
     on            , 1998 which vote constituted the adoption by a simple
     majority of the outstanding Company Shares required by the Articles of Incorporation of the Company and the OGCL.


     IN WITNESS WHEREOF, the undersigned signed these Articles on           ,
1998.

                                            LEXFORD, INC.


Attest:                                           By:
       --------------------------------------     -----------------------------------------
       Bradley A. Van Auken, Secretary                Joseph E. Madigan, Chairman of the Board

                                                  LEXFORD RESIDENTIAL TRUST

Attest:                                           By:
       --------------------------------------     -----------------------------------------
       Bradley A. Van Auken, Secretary                John B. Bartling, Jr., President and
                                                      Chief Executive Officer

                                                                         ANNEX B
================================================================================

                              DECLARATION OF TRUST

                            ------------------------

                           LEXFORD RESIDENTIAL TRUST

                            ------------------------


                                JANUARY 16, 1998


================================================================================

                               TABLE OF CONTENTS

                                                                                        PAGE
                                                                                        ----
ARTICLE I. NAME.......................................................................    1

ARTICLE II.  PURPOSE; POWERS..........................................................    1
  Section 2.1.  Purpose...............................................................    1
  Section 2.2.  Powers................................................................    2
  Section 2.3.  Nature of Trust.......................................................    3
  Section 2.4.  Ultra Vires...........................................................    3
ARTICLE III. BOARD OF TRUSTEES........................................................    3
  Section 3.1.  Board of Trustees.....................................................    3
  Section 3.2.  Legal Title...........................................................    3
  Section 3.3.  Initial Trustees......................................................    4
  Section 3.4.  Annual Report, Annual Meeting.........................................    4
  Section 3.5.  Number, Classification, Term, Removal.................................    4
     A. Number of Trustees............................................................    4
     B. Classes.......................................................................    4
     C. Term..........................................................................    4
     D. Removal.......................................................................    4
     E. Vacancies.....................................................................    4
     F. Preferred Share Voting Rights.................................................    5
     G. Qualifications................................................................    5
  Section 3.6.  Duties of Trustees....................................................    5
  Section 3.7.  Interested Trustee Transactions.......................................    5
  Section 3.8.  Loans.................................................................    6

ARTICLE IV. SHARES....................................................................    6
  Section 4.1.  Transferable..........................................................    6
  Section 4.2.  Authorized Shares; Par Value..........................................    6
  Section 4.3.  Classification of Shares..............................................    6
  Section 4.4.  Preferred Shares......................................................    7
     A. Priority of Preferred Shares in Event of Dissolution..........................    7
     B. Priority of Preferred Shares to Dividends or Other Distributions..............    7
  Section 4.5.  Common Shares.........................................................    7
  Section 4.6.  Excess Shares.........................................................    7
  Section 4.7.  Authorization of Share Issuance.......................................    7
  Section 4.8.  Dividends and Distributions...........................................    7
  Section 4.9.  Purchase of Shares....................................................    8
  Section 4.10. General Nature of Shares..............................................    8
  Section 4.11. Fractional Shares.....................................................    8
  Section 4.12. Divisions and Combinations of Shares..................................    8
  Section 4.13. Voting Rights.........................................................    8
  Section 4.14. Preemptive and Appraisal Rights.......................................    9
  Section 4.15. Action By Shareholders Without A Meeting..............................    9
  Section 4.16. Form of Certificates..................................................    9
  Section 4.17. Inspection of Records.................................................    9

ARTICLE V. LIABILITY LIMITATION AND INDEMNIFICATION...................................    9
  Section 5.1.  Limitation of Shareholder Liability...................................    9
  Section 5.2.  Indemnification of Shareholders.......................................   10
  Section 5.3.  Limitation of Trustee and Officer Liability...........................   10

                                                                                        PAGE
                                                                                        ----
  Section 5.4. Indemnification of Trustees, Officers, Employees and Agents............   10
  Section 5.5. Express Exculpatory Clauses in Instruments.............................   13

ARTICLE VI. OWNERSHIP RESTRICTIONS....................................................   13
  Section 6.1. Restrictions on Ownership and Transfer; Exchange For Excess Shares.....   13
     A. Definitions...................................................................   13
     B. Restrictions on Ownership and Transfer........................................   16
     C. Exchange For Excess Shares....................................................   17
     D. Remedies for Breach...........................................................   20
     E. Notice of Ownership or Attempted Ownership in Violation of Section 6.1(B).....   20
     F. Owners Required to Provide Information........................................   20
     G. Remedies Not Limited..........................................................   21
     H. Ambiguity.....................................................................   21
     I. Modification of Existing Holder Limits........................................   21
     J. Modifications of Ownership Limit and Constructive Ownership Limit.............   21
     K. Limitations on Modifications..................................................   21
     L. Exceptions....................................................................   22
  Section 6.2. Legend.................................................................   22
  Section 6.3. Excess Shares..........................................................   23
     A. Ownership in Trust............................................................   23
     B. Rights of the Transferee......................................................   23
     C. Rights of the Charitable Beneficiary..........................................   23
     D. Sale of Excess Shares.........................................................   24
     E. Rights Upon Liquidation.......................................................   24
     F. Purchase Right in Excess Shares...............................................   25
  Section 6.4. Tenant Ownership Limitation............................................   25
     A. Notice Requirement............................................................   25
     B. Ownership Registration........................................................   25
     C. Notice of Changes in Ownership................................................   25
     D. Record Keeping................................................................   25
     E. Excess Ownership..............................................................   26
     F. Modifications.................................................................   27
     G. Determination of Voting Power.................................................   27
  Section 6.5. Severability...........................................................   27
  Section 6.6. New York Stock Exchange Transactions...................................   27

ARTICLE VII. VOTING RIGHTS OF CERTAIN CONTROL SHARES..................................   27
  Section 7.1. Definitions............................................................   27
  Section 7.2. Control Share Act Applies..............................................   27
  Section 7.3. Acquiring Person Statement.............................................   27
  Section 7.4. Special Meeting........................................................   28
  Section 7.5. Call of Special Meeting of Shareholders................................   28
  Section 7.6. Notice of Meeting......................................................   28

ARTICLE VIII. AMENDMENT, MERGER, SALE OF ASSETS, DISSOLUTION..........................   28
  Section 8.1. General................................................................   28
  Section 8.2. Amendment By Trustees..................................................   28
  Section 8.3. Amendment by Shareholders..............................................   28
  Section 8.4. Merger Authorized......................................................   28

                                                                                        PAGE
                                                                                        ----
  Section 8.5. Sale of Trust Estate...................................................   29
  Section 8.6. Dissolution............................................................   29

ARTICLE IX. MISCELLANEOUS.............................................................   29
  Section 9.1. Governing Law..........................................................   29
  Section 9.2. Reliance by Third Parties..............................................   29
  Section 9.3. Severability...........................................................   30
  Section 9.4. Construction...........................................................   30
  Section 9.5. Time Periods...........................................................   30
  Section 9.6. Recordation............................................................   30
  Section 9.7. Resident Agent.........................................................   30

                              DECLARATION OF TRUST
                            ------------------------

                           LEXFORD RESIDENTIAL TRUST
                            ------------------------


                                JANUARY 16, 1998


     The undersigned do hereby declare that:

     WHEREAS, Lexford, Inc., a corporation organized and existing under the laws of the State of Ohio, (the "Corporation") has delivered the sum of One Hundred Dollars ($100) in lawful money of the United States of America (which sum may be referred to herein as the "Initial Trust Estate") to the undersigned for the purpose of forming a real estate investment trust under Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, as the same exists on the date hereof or as it may be amended from time to time hereafter and any successor statute thereto (which law may be referred to herein as "Title 8"); and

     WHEREAS, the undersigned have agreed to form a real estate investment trust under Title 8 for the benefit of any person including, but not limited to, the Corporation, who from time to time holds a beneficial interest in the real estate investment trust formed hereunder and their respective successors and assigns (which trust may be referred to herein as the "Trust") and have agreed to deliver the Initial Trust Estate to the Trust (which property, together with all other property or assets that may be owned by the Trust, from time to time, may be referred to herein as the "Trust Estate"); and

     WHEREAS, the beneficial interest in the Trust will be divided into transferable units of one or more classes or series which are referred to herein as "Shares" and the persons who, from time to time, are the holders of Shares may be referred to herein as the "Shareholders"; and

     WHEREAS, the undersigned have agreed to act as the initial trustees of the Trust and may be referred to herein as the "Initial Trustees" and, together with all other individuals who from time to time act as trustees of the Trust under this Declaration of Trust (which instrument as it exists on the date hereof or as it may be amended or restated hereafter may be referred to herein as the "Declaration of Trust" or the "Declaration"), may be referred to herein as the "Trustees"; and

     WHEREAS, the Corporation and the Initial Trustees intend to qualify the Trust as a real estate investment trust under the Internal Revenue Code of 1986, as amended, which law, as it exists on the date hereof or as it may be amended from time to time hereafter, may be referred to herein as the "Code";

     NOW, THEREFORE, the Trustees have formed the Trust upon the terms and conditions set forth below in this Declaration of Trust.

ARTICLE I. NAME

     The name of the Trust is: LEXFORD RESIDENTIAL TRUST.

     So far as may be practicable, the business of the Trust shall be conducted and transacted under that name, which shall refer to the entity formed hereunder and which shall not refer to the Trustees individually or personally nor to the Shareholders nor to any officers, employees or agents of the Trust. Under circumstances in which the Trustees determine that the use of the name "Lexford Residential Trust" is not practicable, they may use such other name for the Trust, as they may, in their discretion, select.

ARTICLE II. PURPOSE; POWERS

     SECTION 2.1. PURPOSE. The purpose for which the Trust is formed is to engage in any activity permitted to real estate investment trusts under the laws of the State of Maryland including, but not limited to, investing in and acquiring, holding, managing, administering, controlling and disposing of property for the benefit of those persons who are or who may, from time to time, become Shareholders. In accordance with Title 8, the Trust shall hold, either directly or through other entities, at least 75 percent of the value of its assets in real estate assets, mortgages or mortgage related securities, government securities, cash and cash equivalent items, including high-grade short term securities and receivables; but the Trust may not use or apply land for farming, agriculture, horticulture, or similar purposes. The Trust is intended to be qualified, and to elect to be taxed, as a real estate investment trust under Sections 856 through 860 of the Code and the Treasury Regulations promulgated thereunder (which Sections and Treasury Regulations may be referred to herein as the "REIT Provisions"), so long as such election is, in the opinion of the Trustees, advantageous to the Trust and the Shareholders; and, to the extent that any term or condition of this Declaration of Trust is contrary to or inconsistent with the REIT Provisions, the latter shall prevail; but, if the Trustees determine, after receiving the advice of tax counsel to the Trust, that it is not advantageous to the Trust and the Shareholders to be so taxed, the Trustees may revoke such election after adopting an express resolution setting forth their determination and that the election to be so taxed shall be revoked, and this Declaration of Trust shall then be construed without reference to the REIT Provisions.

     SECTION 2.2. POWERS. The Trust shall have all of the powers granted to real estate investment trusts by Title 8, including but not limited to, the power to:

     - Have perpetual existence unaffected by any rule against perpetuities;

     - Sue, be sued, complain, and defend in all courts;

     - Have a seal and affix it to deeds, instruments and contracts;

     - Transact its business, carry on its operations, and exercise its powers in any state, territory, district, or possession of the United States and in any foreign country;

     - Sell, mortgage, encumber, lease, pledge, exchange, convey, transfer, and otherwise dispose of all or any part of its assets;

     - Issue bonds, notes, and other obligations and secure them by security interest, pledge, mortgage or deed of trust on all or any part of its assets;

     - Acquire by purchase or in any other manner and take, receive, own, hold, use, employ, improve, encumber, and otherwise deal with any interest in real and tangible and intangible personal property, wherever located;

     - Purchase, take, receive, subscribe for, or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, loan, pledge, or otherwise dispose of and deal in and with: securities, shares, and other interests in any obligations of domestic and foreign corporations, other real estate investment trusts, associations, limited liability companies, partnerships, and individuals; and direct and indirect obligations of the United States, and other government, state, territory, government district, and municipality, and any instrumentality of them;

     - Acquire any of its own shares, bonds, notes, and other obligations and securities;

     - Invest its surplus funds, lend money from time to time in any manner which may be appropriate to enable it to carry on the operations or fulfill any of the purposes specified in this Declaration of Trust, and take and hold real and tangible and intangible personal property as security for the payment of funds so invested or loaned;

     - Be a promoter, partner, member, associate, or manager of any partnership, joint venture, trust, limited liability company or other enterprise;

     - If authorized by the Board of Trustees (as defined below), make reasonable gifts or contributions out of profits to or for the use of the United States, any state of the United States, a territory, possession, or district of the United States or any institution, agency or political subdivision of any of them; and any governmental or other organization, whether inside or outside the United States, for religious, charitable, scientific, civic, public welfare, literary, or educational purposes;

     - Make and alter bylaws not inconsistent with law or with this Declaration of Trust to regulate the government of the Trust and the administration of its affairs (the "Bylaws");

     - Elect or appoint officers, other employees and agents of the Trust for the period of time this Declaration of Trust or Bylaws provide, define their duties, and determine their compensation;

     - Adopt and implement employee and officer benefit plans;

     - Exercise these powers, including the power to take, hold, and dispose of the title to real and tangible and intangible personal property in the name of the Trust or in the name of its Trustees, without the filing of any bond;

     - Enter into a business combination subject to the provisions of Article VII of this Declaration of Trust; and


     - Indemnify or advance expenses to trustees, officers, employees, and agents of the Trust under Article V of this Declaration of Trust and the Bylaws or as otherwise permitted under applicable law.


     The Trust shall have any other and further powers as are not inconsistent with law and are appropriate to promote and attain the purposes set forth in this Declaration of Trust.

     SECTION 2.3. NATURE OF TRUST. The Trust is a real estate investment trust formed under Title 8 and is an unincorporated business trust and is not a corporation, partnership, general or limited, limited liability company, joint venture nor a joint stock company. The Trust is a legal entity separate and apart from the Trustees and the Shareholders.

     SECTION 2.4. ULTRA VIRES. No lack of power by, nor limitation upon the powers of, the Trust may be asserted in any action, suit or proceeding, except by a state acting as a regulatory authority or within its police powers, or by a Shareholder in an action or suit in the right of the Trust against the Trust and any of its Trustees or officers.

ARTICLE III. BOARD OF TRUSTEES

     SECTION 3.1. BOARD OF TRUSTEES. All of the powers of the Trust shall be vested in the Trustees collectively, acting as a board of trustees (the "Board of Trustees" or "Board"). The Board of Trustees shall have the exclusive right to exercise the powers of the Trust. The power to adopt, alter and repeal the Bylaws of the Trust shall be vested exclusively in the Board of Trustees. No individual Trustee shall have the right to exercise any of the powers of the Trust, but the Board of Trustees may, in its sole discretion, delegate its authority to a committee of Trustees organized under the Bylaws or grant any of the powers of the Trust and discretionary authority to exercise them to any one or more officers or agents. The business and affairs of the Trust shall be managed under the direction of the Board of Trustees. This Declaration of Trust shall be construed with a presumption in favor of the grant of power and authority to the Trustees and, in all events, any powers enumerated herein shall be deemed to further include any additional powers inherent therein, implied thereby or incidental thereto. Any construction of this Declaration of Trust or determination made in good faith by the Trustees concerning their powers and authority hereunder shall be conclusive upon the Trustees and the Shareholders in the absence of manifest error. The enumeration and definition of particular powers of the Trustees in this Declaration of Trust shall in no way limit or restrict the powers conferred upon the Trustees under Title 8 or the general laws of the State of Maryland as now or hereafter in force.

     SECTION 3.2. LEGAL TITLE. If any title to any portion of the Trust Estate is held in the name of any individual Trustees, such Trustees shall hold such title for and on behalf of the Trust. Upon the resignation, removal, incapacity or death of any such Trustee, or the expiration of his term as Trustee and the selection and qualification of his successor, he shall automatically cease to hold any title to the Trust Estate and shall execute and deliver such documents as the Board of Trustees may require for the conveyance of any of the Trust Estate held in his name to the Board's designee, and shall account to the Trust for any portion of the Trust Estate held in his name. Upon the incapacity or death of any Trustee, his legal representative shall perform those acts. The right, title and interest of any Trustees in and to the Trust Estate shall automatically vest in successor and additional Trustees upon their qualification and acceptance of election or appointment as Trustees, and such Trustees shall thereupon have all the rights and obligations of Trustees, whether or not conveyancing documents have been executed and delivered.

     SECTION 3.3. INITIAL TRUSTEES. On the date this Declaration of Trust was executed the Number of Initial Trustees was three. The names of those persons who will serve as the Initial Trustees until the first meeting of Shareholders and until their successors are elected and qualify are: John B. Bartling, Jr., Mark D. Thompson and Paul R. Selid.

     SECTION 3.4. ANNUAL REPORT, ANNUAL MEETING.

          A. Each year the Trust shall prepare an annual report of its operations. The report shall include a balance sheet, an income statement and a statement of shareholders' equity. The financial statements in the annual report shall be certified by an independent certified public accountant based on the accountant's examination of the books and records of the Trust in accordance with generally accepted auditing standards. The annual report shall be submitted to Shareholders at or before the annual meeting of Shareholders, and, within the earlier of 20 days after the annual meeting of Shareholders or 120 days after the end of the fiscal year, shall be placed on file at the principal office of the Trust.

          B. There shall be an annual meeting of Shareholders, after the delivery of the annual report, at such convenient location, either within or without the State of Maryland, as the Board of Trustees may determine under the Bylaws and upon proper notice in accordance with the Bylaws, for the purpose of electing Trustees. Any other proper business may be transacted at the annual meeting.

     SECTION 3.5. NUMBER, CLASSIFICATION, TERM, REMOVAL.

          A. NUMBER OF TRUSTEES. The total number of Trustees constituting the full Board of Trustees and the number of Trustees in each class shall be fixed by resolution of the Board of Trustees, but the total number of Trustees shall not exceed seventeen (17) nor shall the number of Trustees in any class exceed six (6), and the total number of Trustees shall not be less than three (3) unless there are less than three Shareholders, in which case there shall be no fewer Trustees than Shareholders. Subject to the foregoing, the classes of Trustees need not have the same number of members.

          B. CLASSES. At the first meeting of Shareholders, the Board of Trustees shall be divided into three classes, the term of office of those of the first class to expire at the annual meeting next ensuing; of the second class one year thereafter; of the third class two years thereafter; and at each annual meeting of Shareholders held after the initial classification of the Board of Trustees and election of Trustees to such classes, the Shareholders shall elect (in addition to any other Trustees who may be nominated for election at such meeting in accordance with the terms of this Declaration of Trust or the Bylaws then in effect) Trustees to succeed those whose terms expired at such meeting for a full term of three years.

          C. TERM. A Trustee shall hold office until the annual meeting for the year in which his term expires and until his successor is elected and qualified, or until his earlier resignation or removal from office. No reduction in the total number of Trustees or in the number of Trustees in any class shall be effective to remove any Trustee or to reduce the term of any Trustee.

          D. REMOVAL. Subject to the rights of holders of one or more classes or series of Preferred Shares, as hereinafter defined, to elect one or more Trustees, a Trustee may be removed at any time, (1) only with cause, at a meeting of the Shareholders, by the affirmative vote of the holders of not less than a majority of the Shares then outstanding and entitled to vote generally in the election of Trustees, or (2) with or without cause, by the affirmative vote of a majority of the remaining members of the Board of Trustees.

          E. VACANCIES. The Board of Trustees may, even though the remaining members are less than a quorum, fill any vacancy occurring for any other reason for the full remaining term of the Trustee whose death, resignation or removal caused the vacancy, even though such term may extend beyond the next annual meeting of Shareholders or such other meeting of Shareholders at which one or more Trustees may be elected. If the Board of Trustees increases the number of Trustees in a class, it may fill the vacancy created thereby for the full remaining term of a Trustee in that class even though such term may extend beyond the next annual meeting of Shareholders or such other meeting of Shareholders at which one or more Trustees may be elected.

          F. PREFERRED SHARE VOTING RIGHTS. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Shares shall have the right, voting separately by class or series, to elect Trustees at an annual or special meeting of Shareholders, the election, term of office, filling of vacancies and other features of such Trusteeships shall be governed by the express terms of such class or series, and such Trustees so elected shall not be divided into classes pursuant to this Section 3.5 unless expressly provided by such express terms.

          G. QUALIFICATIONS. A Trustee shall be an individual not suffering from any legal disability but need not be a Shareholder.

     SECTION 3.6. DUTIES OF TRUSTEES. A Trustee shall perform his duties as a Trustee, including his duties as a member of a committee of the Board on which he serves, in good faith in a manner he reasonably believes to be in the best interests of the Trust, and with the care that an ordinarily prudent person in a like position would use under similar circumstances. In performing his duties, a Trustee is entitled to rely on any information, opinion, report, or statement, including any financial statement or other financial data, prepared or presented by:

     - An officer or employee of the Trust whom the Trustee reasonably believes to be reliable and competent in the matters presented;

     - A lawyer, public accountant, or other person, as to a matter which the Trustee reasonably believes to be within the person's professional or expert competence; or

     - A committee of the Board on which the Trustee does not serve, as to a matter within its designated authority.

     SECTION 3.7. INTERESTED TRUSTEE TRANSACTIONS.

          A. A contract or other transaction between the Trust and any of the Trustees or between the Trust and any other firm or other entity of which any of the Trustees is a director, trustee or partner or in which any of the Trustees has a material financial interest, is not void or voidable solely because of any one or more of the following:

             (1) The common trusteeship or directorship or interest;

             (2) The presence of the Trustee at the meeting of the Board or a committee of the Board which authorizes, approves, or ratifies the contract or transaction; or

             (3) The counting of the vote of the Trustee for the authorization, approval, or ratification of the contract or transaction;

               If (a) the fact of the common Trusteeship or interest is disclosed or known to:

                    (i) The Board of Trustees or a committee of Trustees, and
               the Board or committee authorizes, approves, or ratifies the contract or transaction by the affirmative vote of a majority of disinterested Trustees, even if the disinterested Trustees constitute less than a quorum; or

                    (ii) The Shareholders entitled to vote thereon, and the
               contract or transaction is authorized, approved, or ratified by a majority of the votes cast by the Shareholders who are entitled to vote thereon and who are present, in person or by proxy, at the meeting where such vote is taken (excluding, however, both for purposes of determining the number of Shares entitled to vote and the majority of Shares as to which any affirmative vote is required, the number and votes of Shares owned of record or beneficially by the interested Trustee, firm or other entity); or

               (b) the contract or transaction is fair and reasonable to the Trust.

          B. Common or interested Trustees or the Shares owned by them or by an interested firm or other entity may be counted in determining the presence of a quorum at a meeting of the Board of Trustees or a committee of Trustees or at a meeting of the Shareholders, as the case may be, at which the contract or transaction is authorized, approved, or ratified.

          C. Any procedures authorized by Article V of this Declaration or the Bylaws or Title 8 for the indemnification of Trustees shall be deemed to satisfy paragraph (A) of this Section 3.7.

          D. The Board of Trustees may fix a reasonable compensation for the services of its members as Trustees. Such compensation shall not be void or voidable even though the Board of Trustees did not follow any of the procedures described in paragraph (A)of this Section 3.7 in fixing such compensation.

     SECTION 3.8. LOANS. The Trust may lend money to, guarantee an obligation of, or otherwise assist a Trustee or an officer or other employee or agent of the Trust or of its direct or indirect subsidiary, including an officer or employee or agent who is a Trustee, if the loan, guarantee or assistance, in the judgment of the Trustees, reasonably may be expected, whether directly or indirectly, to benefit the Trust, or is an advance made against indemnification in accordance with Article V of this Declaration and the Bylaws. The loan, guarantee, or other assistance may be with or without interest, unsecured, or secured in any manner that the Board of Trustees approves, including, without limitation, by a pledge of Shares.

ARTICLE IV. SHARES

     SECTION 4.1. TRANSFERABLE. The beneficial interest in the Trust shall be divided into transferable units known as Shares. The Shares shall be evidenced by certificates which shall specify a person entitled to the rights represented by the Shares (which person may be referred to herein as the "Registered Owner") and the transfer of which may be registered upon books maintained for that purpose by or on behalf of the Trust. Prior to due presentment for registration of the transfer of a certificate representing a Share, the Trust shall treat the Registered Owner of that Share as the person exclusively entitled to vote, to receive distributions and notifications and otherwise to exercise all the rights and powers of the sole and absolute owner of that Share. For so long as the Trust qualifies as a "real estate investment trust" under the REIT Provisions, this Declaration of Trust and the Bylaws shall be construed and acted upon so that the Shares shall be "transferable shares" or "transferable certificates of beneficial interest" under Section 856(a)(2) of the Code.

     SECTION 4.2. AUTHORIZED SHARES; PAR VALUE. The total number of Shares which the Trust shall have the authority to issue is 110,000,000 of which 5,000,000 are Preferred Shares, 50,000,000 are Common Shares, 5,000,000 are Excess Preferred Shares and 50,000,000 are Excess Common Shares. The Shares shall have a par value of one cent ($0.01) per share. The Board of Trustees may, without the vote of the Shareholders, amend this Declaration of Trust from time to time, to increase or decrease the aggregate number of Shares or the number of Shares of any class or series that the Trust has authority to issue.

     SECTION 4.3. CLASSIFICATION OF SHARES. The Board of Trustees may classify or reclassify any unissued Shares from time to time by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or distributions, qualifications, or terms or conditions of redemption of such Shares. Prior to issuance of classified or reclassified Shares of any class or series, the Board of Trustees by resolution shall (a) designate that class or series to distinguish it from all other classes and series of Shares; (b) specify the number of Shares to be included in the class or series; (c) set, subject to the express terms of any class or series of Shares outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series; and (d) cause the Trust to file articles supplementary with the State Department of Assessments and Taxation of Maryland (the "SDAT"). Any of the terms of any class or series of Shares set pursuant to clause (c) of the previous sentence may be made dependent upon facts ascertainable outside this Declaration of Trust (including the occurrence of any event, including a determination or action by the Trust or any other person or body) and may vary among holders thereof, provided that the manner in which such facts or variations shall operate upon the terms of such class or series of Shares is clearly and expressly set forth in the articles supplementary filed with SDAT.

     SECTION 4.4. PREFERRED SHARES.

          A. PRIORITY OF PREFERRED SHARES IN EVENT OF DISSOLUTION. Upon the dissolution, liquidation or winding up of the Trust, the holders of each class or series of Preferred Shares shall be entitled, after payment or provision for payment of the creditors of the Trust, to receive, out of the assets of the Trust, the amount, if any, set by the Board of Trustees in articles supplementary providing for the issuance of a particular class or series of Preferred Shares, before any distribution shall be made to the holders of Common Shares. Except as otherwise provided in any articles supplementary providing for the issuance of a particular class or series of Preferred Shares, neither the merger or consolidation of the Trust into or with any other entity, nor the merger or consolidation of any other entity into or with the Trust, nor the sale, lease, exchange or other disposition (for cash, shares of stock, securities or other consideration) of all or substantially all of the assets of the Trust, shall be deemed to be a dissolution, liquidation, or winding up, voluntary or involuntary, of the Trust within the meaning of this Section 4.4.

          B. PRIORITY OF PREFERRED SHARES TO DIVIDENDS OR OTHER
     DISTRIBUTIONS. As and when dividends or other distributions payable in cash, property or Shares may be declared by the Board of Trustees, holders of Preferred Shares shall either be paid or shall have theretofore received on a prior date a dividend or distribution in an amount, if any, to be determined by the Board of Trustees or pursuant to the terms of any articles supplementary providing for the issuance of a particular class or series of Preferred Shares, before payment of any such dividend or distribution is made to holders of Common Shares.

     SECTION 4.5. COMMON SHARES. Holders of the issued and outstanding Common Shares shall be entitled to receive ratably, in proportion to the number of Common Shares held by them, (a) such dividends and distributions as may be declared by the Board of Trustees from time to time, after the payment of any dividend or making of any distribution to the holders of any class or series of Preferred Shares to the extent that the then existing terms of such class or series grant them priority over the holders of Common Shares, and (b) upon the liquidation, dissolution or winding up of the Trust, the assets of the Trust remaining after the payment of creditors and the holders of any class or series of Preferred Shares to the extent that the then existing terms of such class or series grant them priority over the holders of Common Shares. Neither the merger or consolidation of the Trust into or with any other entity, nor the merger or consolidation of any other entity into or with the Trust, nor the sale, lease, exchange or other disposition (for cash, shares of stock, securities or other consideration) of all or substantially all of the assets of the Trust, shall be deemed to be a dissolution, liquidation, or winding up, voluntary or involuntary, of the Trust. Each Common Share entitles the holder thereof to one vote on all matters submitted to a vote of the holders of Common Shares.

     SECTION 4.6. EXCESS SHARES. Neither the holders of Excess Preferred Shares nor the holders of Excess Common Shares shall have any right to receive dividends or other distributions, vote at any meeting of the holders of any class of Shares or inspect the records of the Trust, except to the extent that such rights are expressly set forth in Article VI of this Declaration of Trust.

     SECTION 4.7. AUTHORIZATION OF SHARE ISSUANCE. The Board of Trustees may authorize the issuance from time to time of Shares of any class or series, whether now or hereafter authorized, or securities or rights convertible into or exercisable for Shares of any class or series, whether now or hereafter authorized, in exchange for such consideration (whether in cash, property, past or future services, obligation for future payment or otherwise) as the Board of Trustees may deem advisable, or without consideration in the case of a Share split or Share dividend. In the absence of actual fraud in the transaction, the judgment of the Board of Trustees as to the value of such consideration shall be conclusive. When such consideration has been duly delivered to or performed for the Trust in such amount, form and manner as the Board of Trustees may determine, and the Shares so paid for have been duly issued, they shall be deemed to be duly authorized, validly issued, fully paid and non-assessable.

     SECTION 4.8. DIVIDENDS AND DISTRIBUTIONS. The Board of Trustees may, from time to time, declare and pay to Shareholders such dividends or authorize and make such distributions, in cash, securities or other assets of the Trust or in obligations or Shares issued by the Trust, as the Board of Trustees in its discretion shall determine. For so long as the Trust qualifies as a "real estate investment trust" under the REIT Provisions, the Board of Trustees shall endeavor to declare and pay such dividends and make such distributions as shall be necessary for the Trust to qualify as a "real estate investment trust" under the REIT Provisions; however, Shareholders shall have no right to any dividend or distribution unless and until declared or authorized by the Board. The exercise of the powers and authorities of the Board of Trustees pursuant to this Section
4.8 shall be subject to the express provisions of any class or series of Shares at the time outstanding. For so long as the Trust qualifies as a "real estate investment trust" under the REIT Provisions, no determination shall be made by the Board of Trustees nor shall any transaction be entered into by the Trust which would cause any distribution to constitute a preferential dividend as described in Section 562(c) of the Code. The power of the Board of Trustees to pay dividends and make other distributions to the Shareholders, including by way of the purchase of Shares, shall not be limited by any rules concerning the capital or surplus of the Trust or the par value of the Shares; but the Board of Trustees may not declare or pay any dividend nor authorize or make any other distribution, if the Trust is insolvent, or would be rendered insolvent by such dividend or distribution, or if such dividend or distribution would be fraudulent as to the creditors of the Trust. Section 2-312 of Title 2 of the Corporations and Associations Article of the Annotated Code of Maryland shall not apply to the Trust nor to the Trustees. The provisions of this Section 4.8 are in addition to and not in derogation of, nor do they limit, the application of the provisions of Section 5.3 below to limit the personal liability of the Trustees. For the purposes of Section 5.3 below, the receipt by a Trustee or by an officer, as a holder of Shares of any class or series, of a pro rata portion of any dividend or distribution paid or made available to all of the holders of that class or series of Shares shall not be deemed to be an improper benefit or profit in money or property.

     SECTION 4.9. PURCHASE OF SHARES. The Trust may purchase Shares of any class issued by it when authorized by the Board of Trustees. When the Trust purchases its own Shares, they shall be held in its treasury, unless the Board of Trustees expressly determines to retire any of such Shares by restoring them to the status of authorized but unissued Shares. Treasury Shares shall be deemed to be issued, but they shall not be considered as an asset or liability of the Trust, or as outstanding for dividend or distribution (other than Share dividends, splits and combinations), quorum, voting or other purposes. Shares belonging to the Trust or to another entity, if a majority of the shares entitled to vote in the election of trustees or directors of such other entity is held, directly or indirectly, by the Trust, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Trust to vote shares, including but not limited to its own Shares, held by it in a fiduciary capacity.

     SECTION 4.10. GENERAL NATURE OF SHARES. All Shares and all Shareholders are subject to the provisions of this Declaration of Trust and the Bylaws. All Shares are personal property entitling the Shareholders only to those rights expressly provided in this Declaration of Trust, the Bylaws and Title 8. The Shareholders shall have no property interest in the Trust Estate and shall have no right to compel any partition, division, dividend or distribution of the Trust or of the Trust Estate. The death of a Shareholder shall not terminate the Trust.

     SECTION 4.11. FRACTIONAL SHARES. The Trust may, without the consent or approval of any Shareholder, issue fractional Shares, eliminate a fraction of a Share by rounding up or down to a full Share, arrange for the disposition of a fraction of a Share by the person entitled to it, or pay cash for the fair value of a fraction of a Share.

     SECTION 4.12. DIVISIONS AND COMBINATIONS OF SHARES. Subject to an express provision to the contrary in terms of any class or series of Shares hereafter created, the Board of Trustees shall have the power to divide or combine the outstanding Shares of any class or series, without a vote of Shareholders, into a greater or lesser number of Shares of that class or series. Such combination or division shall not affect the par value, if any, of the Shares so combined or divided.

     SECTION 4.13. VOTING RIGHTS.

          A. Subject to the provisions of any class or series of Shares then outstanding, the Shareholders shall be entitled to vote only on those matters which this Declaration of Trust, the Bylaws or Title 8 expressly require to be voted on by the Shareholders, such matters with respect to which the Board of Trustees has adopted a resolution directing that the matter be submitted to the Shareholders for approval or ratification, and such matters as may be properly brought before a meeting by a Shareholder pursuant to the Bylaws. Except with respect to the foregoing matters, no action taken by the Shareholders at any meeting shall in any way bind the Board of Trustees.

          B. Notwithstanding any provision of Title 8 which requires for any action the concurrence of a greater proportion of the votes of Shareholders than a majority of the votes entitled to be cast, any action may be taken or authorized on the concurrence of a majority of the number of votes entitled to be cast on the matter, unless the provisions of this Declaration of Trust or any articles supplementary hereto expressly require the concurrence of a larger proportion of the number of votes entitled to be cast.

          C. No Shareholder of the Trust may cumulate voting power in the election of Trustees.

     SECTION 4.14. PREEMPTIVE AND APPRAISAL RIGHTS. Except as may be provided by the Board of Trustees in setting the terms of classified or reclassified Shares pursuant to Section 4.3 above, no holder of Shares shall, as such (a) have any preemptive right to purchase or subscribe for any additional Shares or any other security which the Trust may issue or sell from time to time, or (b) except as expressly required by Title 8, have any right to require the Trust to pay him the fair value of his Shares in an appraisal or similar proceeding.

     SECTION 4.15. ACTION BY SHAREHOLDERS WITHOUT A MEETING. As long as the Corporation is the sole Shareholder of the Trust any action required or permitted to be taken by the Shareholders may be taken without a meeting by the written consent of the sole Shareholder. At any time that the Corporation is not the sole Shareholder of the Trust, action shall be taken by the Shareholders only at an annual or special meeting of Shareholders, and Shareholders may not act by written consent. Special meetings of Shareholders may be called only as provided in the Bylaws.

     SECTION 4.16. FORM OF CERTIFICATES. So long as Title 8 continues to require such a statement, any certificate evidencing the Shares shall contain on its face or back, in addition to any legend required by Article VI below or to comply with rules promulgated by the United States Securities and Exchange Commission, a statement that: "The Trust will furnish to any holder of its Shares on request and without charge a full statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or distributions, qualifications, and terms and conditions of redemption of the Shares of each class or series which the Trust is authorized to issue;" and if the Trust is authorized to issue any preferred or special class or series of Shares: "the differences in the relative rights and preferences between the Shares of each class or series to the extent they have been set; and the authority of the Board of Trustees to set the relative rights and preferences of subsequent classes or series."

     SECTION 4.17. INSPECTION OF RECORDS. A Shareholder has the same right to inspect the records of the Trust as has a stockholder in a corporation under Title 2 of the Corporations and Associations Article of the Maryland Annotated Code.

ARTICLE V. LIABILITY LIMITATION AND INDEMNIFICATION.

     SECTION 5.1. LIMITATION OF SHAREHOLDER LIABILITY. No Shareholder is personally liable for any debt or obligation of or judgment against the Trust solely by reason of his being a Shareholder, nor shall any Shareholder be subject to any personal liability to any creditor of the Trust, whether sounding in tort or in contract or based upon a statute, solely by reason of his being a Shareholder. Notwithstanding the foregoing, and in the absence of any Maryland statute further limiting the liability of shareholders of a Maryland real estate investment trust for money damages in a suit by or on behalf of the Trust or by any Shareholder, no Shareholder shall be liable to the Trust or to any Shareholder for money damages unless (a) the Shareholder actually received an improper benefit or profit in money, property, or services, and then, solely to the extent of the amount of the benefit or profit in money, property, or services actually received; or (b) a judgment or other final adjudication adverse to the Shareholder is entered in a proceeding based on a finding in the proceeding that the Shareholder's action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. Neither the amendment nor repeal of this Section 5.1, nor the adoption or amendment of any other provision of this Declaration of Trust inconsistent with this Section 5.1 shall apply to or affect in any respect the applicability of the first sentence of this Section 5.1 with respect to any payment or benefit made or received or act or failure to act which occurred prior to such amendment, repeal or adoption.

     SECTION 5.2. INDEMNIFICATION OF SHAREHOLDERS. The Trust shall indemnify each person who is at any time a Shareholder for, hold him harmless against and pay on his behalf, any sums that he may become legally obligated to pay as damages, fines or judgments arising out of any debt, liability, obligation, tort, contract or crime of the Trust which are imposed upon him solely on account of his having been at any time a Shareholder. The Trust shall appoint counsel for and defend any Shareholder who is made a party to any proceeding (as the terms party and proceeding are defined in Section 5.4 below) alleging that he is personally liable for any debt, liability, obligation, tort, contract or crime of the Trust solely on account of his having been a Shareholder, even if any of the allegations thereof are groundless, false or fraudulent, and shall bear the expenses and costs of such defense, including pre and post judgment interest, premiums on appeal bonds and the fees and disbursements of counsel and expert witnesses. The Trust may not settle any such proceeding against any Shareholders or appoint counsel for them without the consent of the persons affected which may not be unreasonably withheld. The obligations of the Trust to indemnify or defend any Shareholder or pay his expenses under this Section 5.2 shall not extend to any liability or obligation of any Shareholder under Subtitles 6 and 7 of Title 3 of the Corporations and Associations Article of the Annotated Code of Maryland, Articles VI or VII of this Declaration of Trust or imposed upon affiliates of the Trust by the Securities Act of 1933 (the "1933 Act"), control persons of the Trust under the 1933 Act or the Securities Exchange Act of 1934 (the "1934 Act"), or any Shareholder under Sections 9, 10, 13, 14 or 16 of the 1934 Act. A Shareholder shall not be entitled to indemnification with respect to a suit by or on behalf of the Trust or by any other Shareholder for money damages (a) to the extent that it is proved that the Shareholder actually received an improper benefit or profit in money, property, or services, and then, solely to the extent of the amount of the benefit or profit in money, property, or services actually received; or (b) to the extent that a judgment or other final adjudication adverse to the Shareholder is entered in a proceeding based on a finding in the proceeding that the Shareholder's action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

     SECTION 5.3. LIMITATION OF TRUSTEE AND OFFICER LIABILITY. No Trustee nor any officer of the Trust is personally liable for any debt or obligation of or judgment against the Trust solely by reason of his being a Trustee or officer of the Trust nor shall any Trustee nor any officer of the Trust be personally liable to any creditor of the Trust, whether sounding in tort or in contract or based upon a statute, solely by reason of his being a Trustee or officer of the Trust. Notwithstanding the foregoing, and in the absence of any Maryland statute limiting the liability of trustees and officers of a Maryland real estate investment trust for money damages in a suit by or on behalf of the Trust or by any Shareholder, no Trustee or officer of the Trust shall be liable to the Trust or to any Shareholder for money damages except to the extent that (a) it is proved that the Trustee or officer actually received an improper benefit or profit in money, property, or services, for the amount of the benefit or profit in money, property, or services actually received; or (b) a judgment or other final adjudication adverse to the Trustee or officer is entered in a proceeding based on a finding in the proceeding that the Trustee's or officer's action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. Neither the amendment nor repeal of this Section 5.3, nor the adoption or amendment of any other provision of this Declaration of Trust inconsistent with this Section 5.3, shall apply to or affect in any respect the applicability of the first sentence of this Section 5.1 with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

     SECTION 5.4. INDEMNIFICATION OF TRUSTEES, OFFICERS, EMPLOYEES AND AGENTS.

          A. The Trust shall indemnify any Trustee who is made a party to any proceeding by reason of his service in that capacity unless it is established that (i) his act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (ii) he actually received an improper personal benefit in money, property, or services or (iii) in the case of any criminal proceeding, he had reasonable cause to believe that the act or omission was unlawful. Indemnification may be against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by the Trustee in connection with the proceeding. The termination of any proceeding by judgment, order, or settlement does not create a presumption that the Trustee did not meet the requisite standard of conduct set forth in the first sentence of this paragraph (A), but the termination of any criminal proceeding by conviction, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the Trustee did not meet that standard of conduct. A Trustee who has been successful, on the merits or otherwise, in the defense of any proceeding referred to in this paragraph (A) shall be indemnified against reasonable expenses incurred by him in connection with the proceeding.

          B. Indemnification under paragraph (A) above may not be made by the Trust unless authorized for a specific proceeding after a determination has been made that indemnification of the Trustee is permissible in the circumstances because the Trustee has met the standard of conduct set forth in paragraph (A) above. Such determination may be made by (i) the Board of Trustees by a majority vote of a quorum consisting of Trustees who are not, at the time of the vote, parties to the proceeding, or if such a quorum cannot be obtained, then by a majority vote of a committee of the Board consisting solely of one or more Trustees who are not, at the time of the vote, parties to such proceeding and who were duly designated to act in the matter by a majority vote of the full Board in which the Trustees who are parties may participate, (ii) special legal counsel selected by the Board of Trustees or a committee of the Board by vote as set forth in clause (i) of this sentence, or, if the requisite quorum of the full Board cannot be obtained therefor and the committee cannot be established, by a majority vote of the full Board in which Trustees who are parties may participate; or (iii) a majority vote of the Shares entitled to vote on the matter and represented at a meeting called for such purpose, voting as a single class. However, if the proceeding was one by or in the right of the Trust, indemnification may not be authorized in respect of any proceeding in which the Trustee shall have been adjudged to be liable to the Trust. Authorization of indemnification against, and determination as to reasonableness of, expenses shall be made in the same manner as the determination that indemnification is permissible. However, if the determination that indemnification is permissible is made by special legal counsel, authorization of indemnification against, and determination of the reasonableness of, expenses shall be made in the manner specified for selection of such counsel. Shares held by Trustees who are parties to the proceeding may not be voted on a question of indemnification put to the Shareholders and, accordingly, will not be counted in determining whether or not a quorum is present at any meeting at which a vote is taken nor in determining whether a majority of Shares have voted in favor of the question.

          C. A court of appropriate jurisdiction, which may be the same court in which the proceeding involving the Trustee's liability took place, upon application of the Trustee and such notice as the court may require, shall order indemnification if it determines the Trustee is entitled to indemnification under the provisions of paragraph (A) above, in which case the Trustee shall also be entitled to recover the expenses of securing such order, and the court may order such indemnification as the court shall deem proper if the court determines that the Trustee is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the Trustee has met the standards of conduct set forth in paragraph (A) above or has been adjudged liable to the Trust in a proceeding by or in the right of the Trust. However, indemnification with respect to any proceeding by or in the right of the Trust in which liability shall have been adjudged shall be limited to reasonable expenses.

          D. Reasonable expenses incurred by a Trustee who is a party to a proceeding shall be paid or reimbursed by the Trust in advance of the final disposition of the proceeding upon receipt by the Trust of a written affirmation by the Trustee of his good faith belief that the standard of conduct necessary for indemnification by the Trust as authorized in paragraph (A) has been met, and a written undertaking by or on behalf of the Trustee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met. Such undertaking must be an unlimited general obligation of the Trustee but need not be secured and may be accepted without reference to his financial ability to make the repayment. Payments and reimbursements shall be made promptly upon presentation of proper documentation for the expenses to be paid or reimbursed.

          E. An officer of the Trust shall be indemnified as and to the extent provided in this Section 5.4 for a Trustee and shall be entitled, to the same extent as a Trustee, to obtain advance payment or reimbursement of expenses. The Trust, when authorized by the Board of Trustees, may, but shall not be required to, indemnify and advance payment or reimbursement of expenses to an employee or agent of the Trust to the same extent that it is empowered to indemnify Trustees.

          F. The Trust may purchase and maintain insurance or similar protection on behalf of any person who is or was a Trustee, officer, employee, or agent of the Trust, or who, while a Trustee, officer, employee, or agent of the Trust, is or was serving at the request of the Trust as a trustee, director, officer, partner, manager, member, employee, or agent of another foreign or domestic trust, corporation, partnership, limited liability company, joint venture, other enterprise, or employee benefit plan against any liability asserted against and incurred by him in any such capacity or arising out of his position, whether or not the Trust would have the power to indemnify him against liability. The insurance or similar protection may be provided by a subsidiary or an affiliate of the Trust or may be a trust fund, letter of credit, surety bond or other financial instrument.

          G. The indemnification and advancement of expenses provided or authorized by this Section 5.4 shall not be deemed exclusive of any other rights, by indemnification or otherwise, to which a Trustee, officer, employee or agent may be entitled under the law, the Bylaws, a resolution of Shareholders or Trustees, an agreement or otherwise. This Section 5.4 does not limit the Trust's power to pay or reimburse expenses incurred by a Trustee, officer, employee or agent in connection with an appearance as a witness in a proceeding at a time when the Trustee has not been made a named defendant or respondent in the proceeding.

          H. For the purposes of this Section 5.4, the Trust shall be deemed to have requested a Trustee, officer, employee or agent of the Trust to serve as a trustee of an employee benefit plan where the performance of his duties to the Trust also imposes duties on, or otherwise involves services by, the Trustee, officer, employee or agent of the Trust to the plan or participants or beneficiaries of the plan, excise taxes assessed on a Trustee, officer, employee or agent of the Trust with respect to an employee benefit plan pursuant to applicable law shall be deemed to be fines, and action taken or omitted by a Trustee with respect to an employee benefit plan in the performance of his duties for a purpose reasonably believed by him to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is in the best interests of the Trust.

          I. In this Section 5.4 and Section 5.2 above:

             "Trustee" means any person who is or was a Trustee of the Trust and service in that capacity includes serving at the request of the Trust as a trustee, director, officer, partner, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan.

             "Trust" includes any domestic or foreign entity which is merged into or consolidated with the Trust at any time this Declaration of Trust is in effect, in a merger, consolidation, or other transaction in which the such entity's existence ceases upon consummation of the transaction.

             "Expenses" includes the fees and disbursements of counsel and expert witnesses.

             "Party" includes a person who is, or is threatened to be made, a named defendant or respondent in a proceeding.

             "Proceeding" includes any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative.

          J. This Section 5.4 shall be deemed to be a contract between the Trust and each Trustee and officer who serves as such at any time while this
     Section 5.4 is in effect, and any repeal or modification hereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon such state of facts. The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 5.4 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a Trustee or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

     SECTION 5.5. EXPRESS EXCULPATORY CLAUSES IN INSTRUMENTS. Neither the Shareholders nor the Trustees, officers, employees or agents of the Trust shall be liable under any instrument, agreement or contract creating any debt, obligation or liability of the Trust, and any person claiming rights under any such instrument, agreement or contract shall look solely to the Trust Estate for the payment of any claim or judgment against the Trust arising out of any such instrument, agreement or contract. The omission of the foregoing exculpatory language from any instrument, agreement or contract shall not affect the validity or enforceability thereof and shall not render any Shareholder, Trustee, officer, employee or agent liable thereunder to any third party, nor shall the Trustees or any officer, employee or agent of the Trust be liable to anyone for such omission.

ARTICLE VI. OWNERSHIP RESTRICTIONS

     SECTION 6.1. RESTRICTIONS ON OWNERSHIP AND TRANSFER; EXCHANGE FOR EXCESS SHARES.

        A. DEFINITIONS.

             "Adoption Date" shall mean the effective date of the merger of Lexford, Inc. into the Trust.

             "Affiliate" or "Affiliated" means, as to any corporation, partnership, trust or other association (other than the Trust), any Person (i) that holds beneficially, directly or indirectly, 10% or more of the outstanding stock or equity interests thereof or (ii) who is an officer, director, partner or trustee thereof or of any Person which controls, is controlled by, or under common control with, such corporation, partnership, trust or other association or (iii) which controls, is controlled by, or under common control with, such corporation, partnership, trust or other association.

             "Beneficial Ownership" shall mean ownership of Shares either directly or constructively through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms "Beneficial Owner," "Beneficially Owns" and "Beneficially Owned" shall have the correlative meanings.

             "Charitable Beneficiary" shall mean one or more beneficiaries of the Special Trust as determined pursuant to Section 6.3(A)(3).

             "Common Equity Shares" shall mean outstanding Shares that are either Common Shares or Excess Common Shares.


             "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.



             "Constructive Ownership" shall mean ownership of Shares either directly or constructively through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms "Constructive Owner," "Constructively Owns" and "Constructively Owned" shall have the correlative meanings.


             "Constructive Ownership Limit" shall mean 8.1% of the outstanding Common Equity Shares or 9.8% of the outstanding Equity Shares of any class of Preferred Shares.

             "Disqualified Constructive Holder" means an Existing Constructive Holder who becomes a Disqualified Constructive Holder pursuant to the provisions of Section 6.4(E).

             "Equity Shares" shall mean outstanding Shares that are either Common Equity Shares or Preferred Equity Shares. Equity Shares of any particular class shall mean Common or Preferred Shares of that class and Excess Common or Excess Preferred Shares that would, under Section 6.3(D)(2), automatically be exchanged for Common or Preferred Shares of that class in the event of a sale of Excess Shares by the Trustee.

             "Excess Common Shares" shall mean Excess Common Shares that would, under Section 6.3(D)(2), automatically be exchanged for Common Shares in the event of a sale of Excess Common Shares by the Trustee.

             "Excess Preferred Shares" shall mean Excess Preferred Shares that would, under Section 6.3(D)(2), automatically be exchanged for Preferred Shares in the event of a sale of Excess Preferred Shares by the Trustee.

             "Excess Shares" shall mean, collectively, Excess Common Shares and Excess Preferred Shares.

             "Existing Constructive Holder" shall mean any Person who (i) is the Constructive Owner of Shares in excess of the Constructive Ownership Limit on the Adoption Date, so long as, but only so long as, such Person
        (a) provides the certification requested by the Board of Trustees as to such Person's status as Tenant of the Trust or an owner, directly or indirectly, of a Tenant of the Trust and such certification is and remains true, (b) Constructively Owns Shares in excess of the Constructive Ownership Limit and (c) is not a Disqualified Constructive Holder, or (ii) is designated by the Board of Trustees as an Existing Constructive Holder pursuant to the provisions of Section 6.1(L)(2), so long as, but only so long as, such Person (d) complies with any conditions or restrictions associated with such designation, (e) Constructively Owns Shares in excess of the Constructive Ownership Limit, and (f) is not a Disqualified Constructive Holder.

             "Existing Holder" shall mean any Person who is the Beneficial Owner of Common Shares in excess of the Ownership Limit on the Adoption Date, so long as, but only so long as, such Person Beneficially Owns Common Shares in excess of the Ownership Limit.

             "Existing Holder Limit" for any Existing Holder shall mean, initially, the percentage of the outstanding Common Equity Shares Beneficially Owned by such Existing Holder on the Adoption Date, and after any adjustment pursuant to Section 6.1(I), shall mean the percentage of the outstanding Common Equity Shares as so adjusted. For purposes of making the determination required by the preceding sentence, an Existing Holder that is not treated as an individual for purposes of
        Section 542(a)(2) of the Code will not be treated as an Existing Holder if all of the Common Shares Beneficially Owned by such Existing Holder are also treated as Beneficially Owned by Existing Holders that are treated as individuals for purposes of Section 542(a)(2) of the Code. From the Adoption Date and prior to the Ownership Limitation Termination Date the secretary of the Trust shall maintain and, upon request, make available to each Existing Holder a schedule which sets forth the then current Existing Holder Limit for such Existing Holder. There shall be a single Existing Holder Limit for each "family", as such term is defined in Section 544 of the Code.


             "Market Price" shall mean the last reported sales price reported on the New York Stock Exchange of Shares of the relevant class on the trading day immediately preceding the relevant date, or if the Shares of the relevant class are not then traded on the New York Stock Exchange, the last reported sales price of Shares of the relevant class on the trading day immediately preceding the relevant date as reported on the primary exchange or quotation system over which the Shares of the relevant class may be traded (i.e., such exchange or quotation system on which such Shares are then trading maintaining the highest average daily trading volume over the immediately preceding thirty trading days), or if the Shares of the relevant class are not then traded over any exchange or quotation system, then the market price of the Shares of the relevant class on the relevant date as determined in good faith by the Board of Trustees of the Trust.


             "Mortgages" means mortgages, deeds of trust or other security interests on or applicable to Real Property.

             "Ownership Limit", with respect to the Common Shares, shall mean 8.1% of the outstanding Common Equity Shares of the Trust; provided, however, if there is more than one Existing Holder on the Adoption Date, the Ownership Limit shall be the lower of (i) the foregoing percentage and (ii) the highest percentage (divided by five minus the number of the then-Existing Holders) of Common Equity Shares that could be Beneficially Owned by Persons other than Existing Holders without creating the possibility that five Beneficial Owners of Common Shares (including all of the then Existing Holders) could Beneficially Own in the aggregate, more than 49.9% of the outstanding Common Equity Shares (taking into account any potential forfeitures of Common Shares), and, with respect to any class or series of Preferred Shares, shall mean 9.8% of the outstanding Preferred Equity Shares of such class or series.

             "Ownership Limitation Termination Date" shall mean the first day after the date on which the Board of Trustees determines that it is no longer in the best interests of the Trust to attempt to, or continue to, qualify as a REIT.


             "Person" shall mean an individual, corporation, partnership, limited liability company, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity or any government or agency or political subdivision thereof and also includes a group as that term is used for purposes of
        Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, but does not include an underwriter which participates in a public offering of Shares for a period of 25 days following the purchase by such underwriter of those Shares.


             "Preferred Equity Shares" shall mean outstanding Shares that are either Preferred Shares or Excess Preferred Shares. Preferred Equity Shares of any particular class or series shall mean Preferred Shares of that class or series and Excess Preferred Shares that would, under
        Section 6.3(D)(2), automatically be exchanged for Preferred Shares of that class or series in the event of a sale of Excess Preferred Shares by the Trustee.

             "Purported Beneficial Holder" shall mean, with respect to any event other than a purported Transfer which results in Excess Shares, the Person for whom the Purported Record Holder of the Shares, which, pursuant to Section 6.1(C), were automatically designated as Excess Shares upon the occurrence of such event, held such Shares.

             "Purported Beneficial Transferee" shall mean, with respect to any purported Transfer which results in Excess Shares, the purported beneficial transferee for whom the Purported Record Transferee would have acquired Shares, if such Transfer had been valid under Section 6.1(B).

             "Purported Record Holder" shall mean, with respect to any event other than a purported Transfer which results in Excess Shares, the record holder of the Shares that, pursuant to Section 6.1(C), were automatically designated as Excess Shares upon the occurrence of such event.

             "Purported Record Transferee" shall mean, with respect to any purported Transfer which results in Excess Shares, the record holder of the Shares if such Transfer had been valid under Section 6.1(B).

             "REIT" shall mean a real estate investment trust under Section 856 of the Code.

             "REIT Provisions of the Code" means Sections 856 through 860 of the Code and any successor or other provisions of the Code relating to real estate investment trusts (including provisions as to the attribution of ownership of beneficial interests therein) and the regulations promulgated thereunder.

             "Real Property" or "Real Estate" means land, rights in land (including leasehold interests), and any buildings, structures, improvements, furnishings fixtures and equipment located on or used in connection with land and rights or interests in land.

             "Special Trust" shall mean the trust created pursuant to Section 6.3(A).

             "Securities" means Shares, any stock, shares or other evidences of equity or beneficial or other interests, voting trust certificates, bonds, debentures, notes or other evidence of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participation in, temporary or interim certificates for, receipts for, guarantees of, or warrants, options or rights to subscribe to, purchase or acquire, any of the foregoing.

             "Securities of the Trust" means any Securities issued by the Trust.

             "Tenant" shall mean any Person that leases (or subleases) real property of the Trust or an Affiliate of the Trust.

             "Transfer" shall mean any sale, transfer, gift, assignment, devise or other disposition of Shares (including (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Shares or (ii) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Shares), whether voluntary or involuntary, whether of record or beneficially and whether by operation of law or otherwise.

             "Trustee" shall mean, for purposes of this Article VI only, the Person unaffiliated with the Trust, the Purported Beneficial Holder, the Purported Beneficial Transferee, the Purported Record Holder and the Purported Record Transferee, that is appointed by the Trust to serve as trustee for the Special Trust, and any successor trustee appointed by the Trust.

     Unless otherwise defined in this Section 6.1, other terms which are used in
Article VI have the meanings given them elsewhere in this Declaration of Trust.

        B. RESTRICTIONS ON OWNERSHIP AND TRANSFER.

             (1) Except as provided in Section 6.1(L), from the Adoption Date and prior to the Ownership Limitation Termination Date, no Person (other than an Existing Holder) shall Beneficially Own Shares of any class or series in excess of the Ownership Limit for such class or series of Shares and no Person (other than an Existing Constructive Holder) shall Constructively Own Shares in excess of the Constructive Ownership Limit. In addition, except as provided in Section 6.1(L), from the Adoption Date and prior to the Ownership Limitation Termination Date, no Existing Holder shall Beneficially Own Common Shares in excess of the Existing Holder Limit for such Existing Holder.

             (2) Except as provided in Section 6.1(L), from the Adoption Date and prior to the Ownership Limitation Termination Date, any Transfer that, if effective, would result in any Person (other than an Existing Holder) Beneficially Owning Shares of any class in excess of the Ownership Limit with respect to Shares of such class shall be void ab initio as to the Transfer of such Shares which would be otherwise Beneficially Owned by such Person in excess of such Ownership Limit; and the intended transferee shall acquire no rights to such Shares.

             (3) Except as provided in Section 6.1(L), from the Adoption Date and prior to the Ownership Limitation Termination Date, any Transfer that, if effective, would result in any Existing Holder Beneficially Owning Common Shares in excess of the applicable Existing Holder Limit shall be void ab initio as to the Transfer of such Common Shares which would be otherwise Beneficially Owned by such Existing Holder in excess of the applicable Existing Holder Limit; and such Existing Holder shall acquire no rights to such Common Shares.

             (4) From the Adoption Date and prior to the Ownership Limitation Termination Date, any Transfer that, if effective, would result in any Person (other than an Existing Constructive Holder) Constructively Owning Shares in excess of the Constructive Ownership Limit shall be void ab initio as to the Transfer of such Shares which would be otherwise Constructively Owned by such Person in excess of such amount; and the intended transferee shall acquire no rights in such Shares.

             (5) From the Adoption Date and prior to the Ownership Limitation Termination Date, any Transfer that, if effective, would result in Shares being Beneficially Owned by less than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio as to the Transfer of such Shares, which would be otherwise Beneficially Owned by the transferee; and the intended transferee shall acquire no rights in such Shares.

             (6) From the Adoption Date and prior to the Ownership Limitation Termination Date, any Transfer that, if effective, would result in the Trust being "closely held" within the meaning of Section 856(h) of the Code shall be void ab initio as to the Transfer of the Shares which would cause the Trust to be "closely held" within the meaning of Section 856(h) of the Code; and the intended transferee shall acquire no rights in such Shares.

             (7) From the Adoption Date and prior to the Ownership Limitation Termination Date, any Transfer that, if effective, would result in the violation by the Trust of the securities laws or regulations of any applicable jurisdiction shall be void ab initio as to the Transfer of such Shares, which would be otherwise Beneficially Owned by the transferee; and the intended transferee shall acquire no rights in such Shares.

             (8) From the Adoption Date and prior to the Ownership Limitation Termination Date, any Transfer that, if effective, would result in the failure of the Trust to qualify as a domestically controlled REIT (as defined in Section 897(h)(4) of the Code) shall be void ab initio as to the Transfer of such Shares, which would be otherwise Beneficially Owned by the transferee; and the intended transferee shall acquire no rights in such Shares.

             (9) From the Adoption Date and prior to the Ownership Limitation Termination Date, any Transfer that, if effective, would cause the Trust to fail to qualify as a REIT pursuant to the REIT Provisions shall be void ab initio as to the Transfer of such Shares, which would be otherwise Beneficially Owned by the transferee; and the intended transferee shall acquire no rights in such Shares.

        C. EXCHANGE FOR EXCESS SHARES.

             (1) If, notwithstanding the other provisions contained in this
        Article VI at any time from the Adoption Date and prior to the Ownership Limitation Termination Date, there is a purported Transfer such that any Person (other than an Existing Holder) would Beneficially Own Shares of any class or series in excess of the applicable Ownership Limit with respect to such class or series, then, except as otherwise provided in
        Section 6.1(L)(1), such number of Shares in excess of such Ownership Limit (rounded up to the nearest whole Share) shall be designated "Excess Shares" and, in accordance with Section 6.3 of this Article, transferred automatically and by operation of law to the Special Trust. Such transfer shall be effective as of the close of business on the business day prior to the date of the purported Transfer.

             (2) If, notwithstanding the other provisions contained in this
        Article VI, at any time from the Adoption Date and prior to the Ownership Limitation Termination Date, there is a purported Transfer such that an Existing Holder would Beneficially Own Common Shares in excess of the applicable Existing Holder Limit, then, except as otherwise provided in Section 6.1(L)(1) such number of Common Shares in excess of such Existing Holder Limit (rounded up to the nearest whole Share) shall be designated "Excess Shares" and, in accordance with
        Section 6.3 of this Article, transferred automatically and by operation of law to the Special Trust. Such transfer shall be effective as of the close of business on the business day prior to the date of the purported Transfer.

             (3) If, notwithstanding the other provisions contained in this
        Article VI, at any time from the Adoption Date and prior to the Ownership Limitation Termination Date, there is a purported Transfer such that any Person (other than an Existing Constructive Holder) Constructively Owns Shares in excess of the Constructive Ownership Limit, then such Shares in excess of such limit (rounded up to the nearest whole Share) shall be designated "Excess Shares" and, in accordance with Section 6.3 of this Article, transferred automatically and by operation of law to the Special Trust. Such transfer shall be effective as of the close of business on the business day prior to the date of the purported Transfer.

             (4) If, notwithstanding the other provisions contained in this
        Article VI, at any time from the Adoption Date and prior to the Ownership Limitation Termination Date, there is a purported Transfer which, if effective, would cause the Trust to become "closely held" within the meaning of Section 856(h) of the Code, then the Shares being Transferred which would cause the Trust to be "closely held" within the meaning of Section 856(h) of the Code (rounded up to the nearest whole share) shall be designated "Excess Shares" and, in accordance with
        Section 6.3 of this Article,
        transferred automatically and by operation of law to the Special Trust. Such transfer shall be effective as of the close of business on the business day prior to the date of the purported Transfer.

             (5) If, notwithstanding the other provisions contained in this
        Article VI, at any time from the Adoption Date and prior to the Ownership Limitation Termination Date, any Person, other than, with respect to Common Shares, an Existing Holder (the "Purchaser"), purchases or otherwise acquires an interest in a Person that Beneficially Owns Shares (the "Purchase") and, as a result, the Purchaser would Beneficially Own Shares of any class or series in excess of the applicable Ownership Limit with respect to such class or series, then, except as provided in Section 6.1(L)(1), a number of Shares in excess of such Ownership Limit (rounded up to the nearest whole Share) shall be designated "Excess Shares" and, in accordance with Section 6.3 of this Article, transferred automatically and by operation of law to the Special Trust. Such transfer shall be effective as of the close of business on the business day prior to the date of the Purchase. In determining which Shares are transferred to the Special Trust, Shares of the relevant class or series Beneficially Owned by the Purchaser prior to the Purchase shall be treated as transferred before any Shares Beneficially Owned by the Person, an interest in which is being so purchased or acquired, are so treated.

             (6) If, notwithstanding the other provisions contained in this
        Article VI, at any time from the Adoption Date and prior to the Ownership Limitation Termination Date, an Existing Holder purchases or otherwise acquires an interest in a Person that Beneficially Owns Shares (the "Purchase") and, as a result, such Existing Holder would Beneficially Own Common Shares in excess of the applicable Existing Holder Limit, then, except as provided in Section 6.1(L)(1), a number of Common Shares in excess of such Existing Holder Limit (rounded up to the nearest whole Share) shall be designated "Excess Shares" and, in accordance with Section 6.3 of this Article, transferred automatically and by operation of law to the Special Trust. Such transfer shall be effective as of the close of business on the business day prior to the date of the Purchase. In determining which Common Shares are transferred, Common Shares Beneficially Owned by the purchasing Existing Holder prior to the Purchase shall be treated as transferred before any Common Shares Beneficially Owned by the Person, an interest in which is being so purchased or acquired, are so treated.

             (7) If, notwithstanding the other provisions contained in this
        Article VI, at any time from the Adoption Date and prior to the Ownership Limitation Termination Date, any Person, other than an Existing Constructive Holder (the "Purchaser"), purchases or otherwise acquires an interest in a Person which Constructively Owns Shares (the "Purchase") and, as a result, the Purchaser would Constructively Own Shares in excess of the Constructive Ownership Limit, then such number of Shares in excess of the Constructive Ownership Limit (rounded up to the nearest whole Share) shall be designated "Excess Shares" and, in accordance with Section 6.3 of this Article, transferred automatically and by operation of law to the Special Trust. Such transfer shall be effective as of the close of business on the business day prior to the date of the Purchase. In determining which Shares are transferred, Shares Constructively Owned by the Purchaser prior to the Purchase shall be treated as transferred before any Shares Constructively Owned by the Person, an interest in which is being so purchased or acquired, are so treated.

             (8) If, notwithstanding the other provisions contained in this
        Article VI, at any time from the Adoption Date and prior to the Ownership Limitation Termination Date, there is a redemption, repurchase, restructuring or similar transaction with respect to a Person (the "Entity") that Beneficially Owns Shares and, as a result, a Person (other than, in the case of Common Shares, an Existing Holder) holding an interest in the Entity would Beneficially Own Shares in excess of the applicable Ownership Limit with respect to such class, then, except as provided in Section 6.1(L)(l), a number of Shares in excess of such Ownership Limit (rounded up to the nearest whole Share) shall be designated "Excess Shares" and, in accordance with Section 6.3 of this Article, transferred automatically and by operation of law to the Special Trust. Such transfer shall be effective as of the close of business on the business day prior to the date of the redemption, repurchase, restructuring or similar transaction. In determining which Shares are transferred, Shares of the relevant class Beneficially Owned by the Entity shall be treated as transferred before any Shares Beneficially Owned by the Person holding an interest in the Entity (independently of such Person's interest in the Entity) are so treated.

             (9) If, notwithstanding the other provisions contained in this
        Article VI, at any time from the Adoption Date and prior to the Ownership Limitation Termination Date, there is a redemption, repurchase, restructuring or similar transaction with respect to a Person (the "Entity") that Beneficially Owns Common Shares and, as a result, an Existing Holder would Beneficially Own Common Shares in excess of the applicable Existing Holder Limit, then except as provided in Section 6.1(L)(1), a number of Common Shares in excess of such Existing Holder Limit (rounded up to the nearest whole Share) shall be designated "Excess Shares" and, in accordance with Section 6.3 of this Article, transferred automatically and by operation of law to the Special Trust. Such transfer shall be effective as of the close of business on the business day prior to the date of the redemption, repurchase, restructuring or similar transaction. In determining which Common Shares are transferred, Common Shares Beneficially Owned by the Entity shall be treated as transferred before any Common Shares Beneficially Owned by the Existing Holder (independently of such Existing Holder's interest in the Entity) are so treated.

             (10) If, notwithstanding the other provisions contained in this
        Article VI, at any time from the Adoption Date and prior to the Ownership Limitation Termination Date, there is a redemption, repurchase, restructuring or similar transaction with respect to a Person (the "Entity") that Constructively Owns Shares and, as a result, a Person (other than an Existing Constructive Holder) holding an interest in the Entity would Constructively Own Shares of a class in excess of the Constructive Ownership Limit, then such number of Shares in excess of the Constructive Ownership Limit (rounded up to the nearest whole Share) shall be designated "Excess Shares" and, in accordance with
        Section 6.3 of this Article, transferred automatically and by operation of law to the Special Trust. Such transfer shall be effective as of the close of business on the business day prior to the date of the redemption, repurchase, restructuring or similar transaction. In determining which Shares are transferred, Shares Constructively Owned by the Entity shall be treated as transferred before any Shares Constructively Owned by the Person holding an interest in the Entity (independently of such Person's interest in the Entity) are so treated.

             (11) If, notwithstanding the other provisions contained in this
        Article VI, at any time from the Adoption Date and prior to the Ownership Limitation Termination Date, an event, other than an event described in Sections 6.1(C)(1) through (10), occurs which would, if effective, result in any Person (other than an Existing Constructive Holder) Constructively Owning Shares in excess of the Constructive Ownership Limit, then the smallest number of Shares Constructively Owned by such Person which, if exchanged for Excess Shares would result in such Person's Constructive Ownership of Shares not being in excess of the Constructive Ownership Limit, shall be designated "Excess Shares" and, in accordance with Section 6.3 of this Article, transferred automatically and by operation of law to the Special Trust. Such transfer shall be effective as of the close of business on the business day prior to the date of the relevant event.

             (12) If, notwithstanding the other provisions contained in this
        Article VI, at any time from the Adoption Date and prior to the Ownership Limitation Termination Date, an event, other than an event described in Sections 6.1(C)(1) through (10), occurs which would, if effective, result in any Person (other than, in the case of Common Shares, an Existing Holder) Beneficially Owning Shares in excess of the applicable Ownership Limit, then, except as provided in Section 6.1(L)(1), the smallest number of Shares Beneficially Owned by such Person which, if exchanged for Excess Shares, would result in such Person's Beneficial Ownership of Shares not being in excess of such Ownership Limit, shall be designated "Excess Shares" and, in accordance with Section 6.3 of this Article, transferred automatically and by operation of law to the Special Trust. Such transfer shall be effective as of the close of business on the business day prior to the date of the relevant event.

             (13) Subject to the provisions of Section 6.1(C)(14), if, notwithstanding the other provisions contained in this Article VI, at any time from the Adoption Date and prior to the Ownership Limitation Termination Date, an event, other than an event described in Section 6.1(C)(1) through (10), occurs which would, if effective, result in any Existing Holder Beneficially Owning Shares of Common Stock in excess of the applicable Existing Holder Limit, then, except as provided in
        Section 6.1(L)(1), the smallest number of Common Shares Beneficially Owned by such Existing Holder which, if exchanged for Excess Shares, would result in such Existing Holder's Beneficial Ownership of Common Shares not being in excess of the such Existing Holder Limit, shall be designated "Excess Shares" and, in accordance with Section 6.3 of this Article, transferred automatically and by operation of law to the Special Trust. Such transfer shall be effective as of the close of business on the business day prior to the date of the relevant event.

             (14) In addition, if a Person (the "nonreporting Person") who Beneficially Owns more than 5.0% of the outstanding Common Shares on the Adoption Date does not provide all of the information required by
        Section 6.1(F)(2) hereof and, as a result, five or fewer Persons would, but for the exchange required by this paragraph, Beneficially Own, in the aggregate, more than 49.9% of the outstanding Common Shares, then, as of the day prior to the date on which such aggregate ownership would have come to exceed 49.9%; Common Shares Beneficially Owned by such nonreporting Person in excess of 5.0% of the outstanding shares of Common Equity Shares to the extent not described on the written notice, if any, provided by such nonreporting Person pursuant to Section 6.1(F)(2) hereof, shall be designated Excess Shares and, in accordance with Section 6.3 of this Article, transferred automatically and by operation of law to the Special Trust to the extent necessary to prevent such aggregate ownership from exceeding 49.9%.

          D. REMEDIES FOR BREACH. If the Board of Trustees or its designees shall at any time determine in good faith that a Transfer has taken place in violation of Section 6.1(B) or that a Person intends to acquire or has attempted to acquire beneficial ownership (determined without reference to any rules of attribution), Beneficial Ownership or Constructive Ownership of any Shares in violation of Section 6.1(B), the Board of Trustees or its designees may take such action as it deems advisable to refuse to give effect or to prevent such Transfer (or any Transfer related to such intent), including, but not limited to, refusing to give effect to such Transfer on the books of the Trust or instituting proceedings to enjoin such Transfer; provided, however, that any Transfers or attempted Transfers in violation of Sections 6.1(B)(2) through (4) or Section 6.1(B)(6) shall automatically result in the transfer described in Section 6.1(C), irrespective of any action (or nonaction) by the Board or Trustees.

          E. NOTICE OF OWNERSHIP OR ATTEMPTED OWNERSHIP IN VIOLATION OF SECTION 6.1(B). Any Person who acquires or attempts to acquire Beneficial or Constructive Ownership of Shares in excess of the limits described in
     Section 6.1(B), shall immediately give written notice to the Trust of such event and shall provide to the Trust such other information as the Trust may request in order to determine the effect, if any, of such acquisition or attempted acquisition on the Trust's status as a REIT.

        F. OWNERS REQUIRED TO PROVIDE INFORMATION.

           (1) From the Adoption Date and prior to the Ownership Limitation Termination Date:

               - Every Beneficial Owner of more than 5.0% (or such other
                 percentage as is applicable pursuant to Treasury Regulation
                 Section 1.857-8(d)) of the outstanding Equity Shares of any class or series shall, within 30 days after January 1 of each year, give written notice to the Trust stating the name and address of such Beneficial Owner, the number of Shares Beneficially Owned, and a description of how such Shares are held. Each such Beneficial Owner shall provide to the Trust such additional information as the Trust may request in order to determine the effect if any, of such Beneficial Ownership on the Trust's status as a REIT.

               - each Person who is a Beneficial Owner or Constructive Owner of
                 Shares and each Person (including the Shareholder of record) who is holding Shares for a Beneficial

Owner or Constructive Owner shall provide to the Trust such information as the Trust may request in order to determine the Trust's status as a REIT or comply with regulations promulgated under the REIT provisions of the Code.


             (2) Every Beneficial Owner of more than 5.0% (or such other percentage as is applicable pursuant to Treasury Regulation Section 1.857-8) of the outstanding Common Shares on the Adoption Date shall, within 30 days following the Adoption Date, give written notice, a form for which will be made available by the Trust to those Persons that are Shareholders as of the Adoption Date, to the Trust stating the name and address of such Beneficial Owner, the number of Common Shares Beneficially Owned, and a description of how such Common Shares are held.


          G. REMEDIES NOT LIMITED. Nothing contained in this Article VI shall limit the authority of the Board of Trustees to take such other action as it deems necessary or advisable to protect the Trust and the interests of its Shareholders by preservation of the Trust's status as a REIT.


          H. AMBIGUITY. In the case of any ambiguity in the application of any of the provisions of this Article VI, including any definition contained in
     Section 6.1(A) and any ambiguity with respect to which Shares are to be exchanged for Excess Shares in a given situation, the Board of Trustees shall have the power determine the application of the provisions of this
     Article VI with respect to any situation based on the facts known to it (subject to Section 6.6). In the event any provision of this Article VI requires an action by the Board of Trustees and the Declaration of Trust fails to provide specific guidance with respect to such action, the Board of Trustees shall have the power to determine the action to be taken so long as such action is not contrary to the provision of this Article VI.

          I. MODIFICATION OF EXISTING HOLDER LIMITS. The Existing Holder Limit may be modified as follows:

             (1) The Existing Holder Limit for an Existing Holder shall be decreased after any Transfer permitted in this Section 6.1 by such Existing Holder by the percentage of the outstanding Common Shares so Transferred.

             (2) If, after the Adoption Date, the Trust issues at least one million Common Shares, an Existing Holder's Existing Holder Limit shall be reduced to equal the greater of the percentage of the outstanding Common Shares Beneficially Owned by such Existing Holder immediately after the issuance of such Common Shares or the Ownership Limit for Common Shares.

          J. MODIFICATIONS OF OWNERSHIP LIMIT AND CONSTRUCTIVE OWNERSHIP
     LIMIT. Subject to the limitations provided in Section 6.1(K), the Board of Trustees may from time to time modify the Ownership Limit or Constructive Ownership Limit with respect to a class or series of Shares.

          K. LIMITATIONS ON MODIFICATIONS.

             (1) The Ownership Limit with respect to a class or series of Shares shall not be modified, if, after giving effect to such modification, five Beneficial Owners of Shares (including all of the then-Existing Holders) could Beneficially Own, in the aggregate, more than 49.9% of the outstanding Equity Shares of the class or series of Shares to which such Ownership Limit or Existing Holder Limit relates (taking into account any potential forfeitures of Common Shares). For purposes of making the determination required by the preceding sentence, an Existing Holder that is not treated as an individual for purposes of Section 542(a)(2) will not be treated as an Existing Holder if all of the Common Shares Beneficially Owned by such Existing Holder are also treated as Beneficially Owned by Existing Holders that are treated as individuals for purposes of Section 542(a)(2) of the Code.

             (2) Prior to the modifications of any Existing Holder Limit or Ownership Limit pursuant to Section 6.1(I) or Section 6.1(J), the Board of Trustees may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure the Trust's status as a REIT.

             (3) No Existing Holder Limit shall be reduced to a percentage which is less than the Ownership Limit for Common Shares.

             (4) Neither the Ownership Limit nor the Constructive Ownership Limit with respect to a class or series of Shares may be increased to a percentage which is greater than 9.9%.

        L. EXCEPTIONS.

             (1) The Board of Trustees, with a ruling from the Internal Revenue Service or an opinion of counsel, may exempt a Person from the Ownership Limit with respect to a class or series of Shares or an Existing Holder Limit, as the case may be, if such Person is not an individual for purposes of Section 542(a)(2) of the Code and the Board of Trustees obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that no individual's Beneficial Ownership of Shares of such class or series will violate the Ownership Limit with respect to such class or series or any applicable Existing Holder Limit, and such Person agrees that any violation or attempted violation will result in, to the extent necessary, the exchange of Shares held by such Person for Excess Stock in accordance with Section 6.1(C).

             (2) The Board of Trustees, with a ruling from the Internal Revenue Service or an opinion of counsel, may exempt a Person as an Existing Constructive Holder, if such Person does not and represents that it will not own, directly or constructively (by virtue of the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the
        Code), more than a 9.8% interest (as set forth in Section 856(d)(2)(B)) in a Tenant (or such smaller interest as would, in conjunction with the direct or constructive holdings of the Existing Constructive Holders, cause the aggregate interest held by the Existing Constructive Holders and such Person to exceed 9.8% and the Trust obtains such representations and undertakings from such Person as are reasonably necessary to ascertain this fact and such Person agrees that any violation or attempted violation will result in, to the extent necessary, the exchange of Shares held by such Person in excess of the Constructive Ownership Limit for Excess Shares in accordance with
        Section 6.1(C) (as though the phrase "other than an Existing Constructive Holder" did not appear therein).

     SECTION 6.2. LEGEND.

        A. Each certificate for Common Shares shall bear the following legend:

             "The Common Shares represented by this certificate are subject to restrictions on ownership and transfer for the purpose of the Trust's maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended. Transfers in contravention of such restrictions may be void ab initio. Subject to certain additional restrictions, no Person may Beneficially Own Common Shares in excess of 8.1% (or such other percentage as may be determined by the Board of Trustees) of the outstanding Common Equity Shares of the Trust (unless such Person is an Existing Holder) and no Person may Constructively Own Common Shares in excess of 8.1% (or such other percentage as may be determined by the Board of Trustees) of the outstanding Common Equity Shares of the Trust (unless such person is an Existing Constructive Holder). Any Person who attempts to Beneficially Own or Constructively Own Shares in excess of the above limitations must immediately notify the Trust. All capitalized terms used in this legend have the meanings set forth in the Declaration of Trust, a copy of which, including the restrictions on ownership and transfer, will be sent without charge to each Shareholder who so requests. If the restrictions on ownership and transfer are violated, the Common Shares represented hereby will be transferred automatically and by operation of law to a Special Trust and shall be designated Excess Common Shares."

        B. Each certificate for Preferred Shares shall bear the following legend:

             "The Preferred Shares represented by this certificate are subject to restrictions on ownership and transfer for the purpose of the Trust's maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended. Transfers in contravention of such restrictions may be void ab initio. Subject to certain additional restrictions, no Person may Beneficially Own Preferred Shares of any class or series in excess of 9.8% of the outstanding Preferred Equity Shares of such class or series and no Person may Constructively Own Preferred Shares of any class or series, in excess of 9.8% of the outstanding Preferred Equity Shares of such class or series (unless such person is an Existing Constructive Holder). Any Person who attempts to Beneficially Own or Constructively Own Shares in excess of the above limitations must immediately notify the Trust. All capitalized terms used in this legend have the meanings set forth in the Declaration of Trust, a copy of which, including the restrictions on ownership and transfer, will be sent without charge to each Shareholder who so requests. If the restrictions on ownership and transfer are violated, the Preferred Shares represented hereby will be transferred automatically and by operation of law to a Special Trust and shall be designated Excess Preferred Shares."

     SECTION 6.3. EXCESS SHARES.

        A. OWNERSHIP IN TRUST.

             (1) Upon any purported Transfer or other event that results in the designation of Shares as Excess Shares pursuant to Section 6.1(C), such Excess Shares shall be deemed to have been transferred to the Special Trust for the exclusive benefit of one or more Charitable Beneficiaries. Excess Shares so held in trust shall be issued and outstanding shares of the Trust. The Purported Record Transferee or Purported Record Holder shall have no rights in such Excess Shares except as provided in Section 6.3(E). Where a Transfer or other event results in both an automatic exchange of Shares of more than one class or series for Excess Shares, then separate Special Trusts shall be deemed to have been established for the Excess Shares attributable to the Shares of each such class or series.

             (2) The Trustee shall be appointed by the Trust and shall be a Person unaffiliated with the Trust, the Purported Beneficial Holder, the Purported Beneficial Transferee, the Purported Record Holder and the Purported Record Transferee.

             (3) By written notice to the Trustee, the Trust shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Trust such that (i) the Excess Shares held in the Trust would not violate the restrictions set forth in Section 6.1(B) of this
        Article in the hands of such Charitable Beneficiary and (ii) each Charitable Beneficiary is an organization described in Sections 170(b)(1)(A) and 170(c)(2) of the Code.

          B. RIGHTS OF THE TRANSFEREE. The holders of Excess Shares shall not benefit economically from ownership of any Excess Shares held in trust by the Trustee, shall have no rights to dividends and shall not possess any rights to vote or other rights attributable to the Excess Shares held in the Special Trust.

          C. RIGHTS OF THE CHARITABLE BENEFICIARY. The Trustee shall have all voting rights and rights to dividends with respect to Excess Shares held in the Special Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or distribution paid prior to the discovery by the Trust that the Excess Shares have been transferred to the Trustee shall be paid to the Trustee upon demand, and any dividend or distribution declared but unpaid shall be paid when due to the Trustee with respect to such Excess Shares. Any dividends or distributions so paid over to the Trustee shall be held in trust for the Charitable Beneficiary. The Purported Record Transferee, Purported Beneficial Transferee, Purported Record Holder or Purported Beneficial Holder shall have no voting rights with respect to the Excess Shares held in the Trust and, subject to Maryland law, effective as of the date the Excess Shares have been transferred to the Trustee, the Trustee shall have the authority (at the Trustee's sole discretion) (i) to rescind as void any vote cast by a Purported Record Transferee or Purported Record Holder prior to the discovery by the Trust that the Excess Shares have been transferred to the Trustee and (ii) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Trust has already taken irreversible trust action under Title 8 or other applicable law, then the Trustee shall not have the authority to rescind and recast such vote. Notwithstanding the provisions of this Article, until the Trust has received notification the

     Excess Shares have been transferred into the Special Trust, the Trust shall be entitled rely on its share transfer and other shareholder records for purposes of preparing lists of shareholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of shareholders.

          D. SALE OF EXCESS SHARES.

             (1) As reasonably practicable, and in an orderly fashion so as not to affect in a materially adverse manner the Market Price of the Excess Shares, the Trustee shall sell the Excess Shares held in the Trust to a person, designated by the Trustee, whose ownership of the Excess Shares will not violate the ownership limitations set forth in Section 6.1(B) of this Article. Upon such sale, the interest of the Charitable Beneficiary in the Excess Shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Purported Record Transferee or Purported Record Holder, as the case may be, and to the Charitable Beneficiary as provided herein. The Purported Record Transferee or Purported Record Holder shall receive the lesser of (1) the price paid by the Purported Record Transferee or Purported Record Holder for the Excess Shares in the transaction that resulted in the transfer to the Special Trust (or, if the event that resulted in the transfer to the Special Trust did not involve a purchase of such Excess Shares at Market Price, the Market Price of such Excess Shares on the day of the event that resulted in the transfer of the Excess Shares to the Special Trust) and (2) the price per share received by the Trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the Excess Shares held in the Special Trust. Any net sales proceeds in excess of the amount payable to the Purported Record Transferee or Purported Record Holder shall be immediately paid to the Charitable Beneficiary, together with any dividends or other distributions thereon. If, prior to the discovery by the Trust that such Excess Shares have been transferred to the Special Trust, such Excess Shares are sold by a Purported Record Transferee or Purported Record Holder, then (i) such Excess Shares shall be deemed to have been sold on behalf of the Special Trust and (ii) to the extent that the Purported Record Transferee or Purported Record Holder received an amount for such Excess Shares that exceeds the amount that such Purported Record Transferee or Purported Record Holder was entitled to receive pursuant to this Section 6.3(D), such excess shall be paid to the Trustee upon demand.

             (2) Upon a sale of Excess Shares, such Excess Shares shall be automatically exchanged for an equal number of Common Shares or Preferred Shares (depending upon the type and class or series of Shares that were originally designated as such Excess Shares) and such Shares of Common Shares or Preferred Shares shall be transferred of record to the purchaser of such Shares if such Common Shares or Preferred Shares would not be Excess Shares in the hands of the purchaser.

          E. RIGHTS UPON LIQUIDATION. In the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, the Trust, (i) subject to the preferential rights of the Preferred Shares, if any, as may be determined by the Board of Trustees of the Trust pursuant to Section 6.3 and the preferential rights of the Excess Preferred Shares, if any, each holder of Excess Common Shares shall be entitled to receive, ratably with each other holder of Common Shares and Excess Common Shares, that portion of the assets of the Trust available for distribution to the holders of Common Shares or Excess Common Shares which bears the same relation to the total amount of such assets of the Trust as the number of the Excess Common Shares held by such holder bears to the total number of Common Shares and Excess Common Shares then outstanding and
     (ii) each holder of Excess Preferred Shares shall be entitled to receive that portion of the assets of the Trust which a holder of the Preferred Shares that was exchanged for such Excess Preferred Shares would have been entitled to receive had such Preferred Shares remained outstanding. Notwithstanding the foregoing sentence, the amount to which a holder of Excess Shares shall be entitled upon liquidation shall not exceed the amount determined as if Section 6.3(D) of this Article were applicable. Subject to this limitation, the Trustee shall distribute ratably to the holders of the Excess Shares, when determined, any such assets received in respect of the Excess Shares in any liquidation, dissolution or winding up of, or any distribution of the assets of, the Trust and shall distribute any amounts in excess of the limitation described in Section 6.3(D) to the Charitable Beneficiary.

          F. PURCHASE RIGHT IN EXCESS SHARES. Excess Shares shall be deemed to have been offered for sale to the Trust, or its designee, at a price per share equal to, in the case of Excess Shares resulting from a purported Transfer, the lesser of (i) the price per share in the transaction that created such Excess Shares (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price on the date the Trust, or its designee, accepts such offer or, in the case of Excess Shares created by any other event, the lesser of (iii) the Market Price of the Shares originally exchanged for the Excess Shares on the date of such exchange or (iv) the Market Price of such Shares on the date the Trust, or its designee, accepts such offer. The Trust shall have the right to accept such offer until the Trustee has sold the Excess Shares held in the Trust pursuant to Section 6.3(D) of this Article. Upon such a sale to the Trust, the interest of the Charitable Beneficiary in the Excess Shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Purported Record Transferee or Purported Record Holder, as the case may be, and any dividends or other distributions held by the Trustee with respect to such Excess Shares shall thereupon be paid to the Charitable Beneficiary.

  SECTION 6.4. TENANT OWNERSHIP LIMITATION.

          A. NOTICE REQUIREMENT. An Existing Constructive Holder shall, immediately upon the occurrence of an event causing such Existing Constructive Holder to Constructively Own 5.0% or more of (i) in the case of a Tenant that is a corporation, the outstanding voting power or the total number of outstanding shares of such Tenant, or (ii) in the case of a Tenant that is not a corporation, the assets or net profits of such Tenant, give written notice to the Trust of its Constructive Ownership of interests in such Tenant. Such notice shall specify, as a percentage, (a) in the case of a Tenant that is a corporation, such Existing Constructive Holder's Constructive Ownership of the outstanding voting power and the total number of outstanding shares of such Tenant, or (b) in the case of a Tenant that is not a corporation, such Existing Constructive Holder's Constructive Ownership of the assets and net profits of such Tenant. Existing Constructive Holders that Constructively Own such an interest in a Tenant on the Adoption Date shall so notify the Trust within 30 days after the Adoption Date.

          B. OWNERSHIP REGISTRATION. Upon receipt of a notice described in
     Section 6.4(A) (a "Section 6.4(A) Notice"), the Trust shall immediately notify the other Existing Constructive Holders of the name of the Tenant subject to the Section 6.4(A) Notice (the "Designated Tenant"). Each other Existing Constructive Holder shall, within 30 days after receiving such notice from the Trust, provide the Trust with written notice (a "Section 6.4(B) Notice") specifying, as a percentage, (i) where the Designated Tenant is a corporation, such Existing Constructive Holder's Constructive Ownership of the outstanding voting power and the total number of outstanding shares of such Designated Tenant, or (ii) where the Designated Tenant is not a corporation, such Existing Constructive Holder's Constructive Ownership of the assets and net profits of such Designated Tenant.

          C. NOTICE OF CHANGES IN OWNERSHIP. While a Tenant is a Designated Tenant, each Existing Constructive Holder shall, within 20 days of any event causing a change in the percentage levels of such Existing Constructive Holder's Constructive Ownership of such Designated Tenant, notify the Trust of changes in the information contained in such Existing Constructive Holder's Section 6.4(A) Notice or Section 6.4(B) Notice with respect to such Designated Tenant (or any update of such information pursuant to this Section 6.4(C)).

          D. RECORD KEEPING. The secretary of the Trust shall maintain a record of the aggregate Constructive Ownership of each Designated Tenant by the Existing Constructive Holders and shall make such record available to an Existing Constructive Holder upon request. A Designated Tenant shall remain a Designated Tenant for so long as there is an Existing Constructive Holder which Constructively Owns 5.0% or more of (i) in the case of a Designated Tenant that is a corporation, the outstanding voting power or the total number of outstanding shares of such Designated Tenant, or (ii) in the case of a Designated Tenant that is not a corporation, the assets or net profits of such Designated Tenant. The secretary of the

     Trust shall notify the Existing Constructive Holder when the status of a Tenant as a Designated Tenant terminates. An Existing Constructive Holder's status as a Disqualified Constructive Holder will terminate when the status of the Tenant with respect which such disqualified status arose as a Designated Tenant terminates.

          E. EXCESS OWNERSHIP. If, at any time from the Adoption Date to the Ownership Limitation Termination Date, the aggregate Constructive Ownership of a Tenant (the "Related Party Tenant") by the Existing Constructive Holders equals or exceeds 10.0% of (i) in the case of a Tenant that is a corporation, the outstanding voting power or the total number of outstanding shares of such Tenant, or (ii) in the case of a Tenant that is not a corporation, the assets or net profits of such Tenant, then, provided that the amounts received by the Trust from leases of real property rented by such Related Party Tenant exceeded $100,000 in the immediately preceding fiscal year (the "De Minimis Level"), one or more of the Existing Constructive Holders shall be a Disqualified Constructive Holder, in accordance with the rules set forth below. The De Minimis Level for a particular Related Party Tenant shall be adjusted in the event that (i) there are pre-existing Designated Tenants which are Related Party Tenants and (ii) the amounts received by the Trust from leases of real property rented by such Designated Tenants do not exceed the De Minimis Level in the absence of such adjustment.

             (1) Excess Ownership of a Non-Designated Tenant. If the Related Party Tenant is not a Designated Tenant, then each Existing Constructive Holder whose Constructive Ownership of interests in such Related Party Tenant is such that such Existing Constructive Holder is required to provide a Section 6.4(A) Notice shall be a Disqualified Constructive Holder as of the first date that the aggregate ownership described in
        Section 6.4(E) first came to equal or exceed 10.0% or, if later, the first day of the first year in which amounts received by the Trust with respect to Real Property rented by such Related Party Tenant exceeded the De Minimis Level.

             (2) Excess Ownership of a Designated Tenant. Subject to the provisions of Section 6.4(E)(3), if the Related Party Tenant is a Designated Tenant, then each Existing Constructive Holder that has not complied with the provisions of Section 6.4(C) hereof shall be a Disqualified Constructive Holder as of the first date that the aggregate ownership described in Section 6.4(E) first came to equal or exceed 10.0% or, if later, the first day of the first year in which amounts received by the Trust with respect to Real Property rented by such Related Party Tenant exceeded the De Minimis Level. If the aggregate Constructive Ownership described in Section 6.4(E) continues to equal or exceed 10.0%, then the Existing Constructive Holder (x) whose Constructive Ownership interests in such Designated Tenant equals or exceeds 5.0% of (i) in the case a Designated Tenant that is a corporation, the outstanding voting power or the total number of outstanding shares of such Designated Tenant, or (ii) in the case of a Designated Tenant that is not a corporation, the assets or net profits of such Designated Tenant and (y) which was the last such Existing Constructive Holder to (a) become an Existing Constructive Holder or (b) have an increase in its Constructive Ownership of the feature of the Designated Tenant with respect to which the aggregate ownership described in Section 6.4(E) equals or exceeds 10%, shall be treated as a Disqualified Constructive Holder for the period beginning on the first date that the aggregate ownership described in Section 6.4(E) first came to equal or exceed 10.0% or, if later, the first day of the first year in which amounts received by the Trust with respect to Real Property rented by such Related Party Tenant exceeded the De Minimis Level. If the aggregate Constructive Ownership of the remaining Existing Constructive Holders continue to equal or exceed 10%, then the process described above shall be repeated.

             (3) Acquisition During Notice Periods. If the Related Party Tenant is a Designated Tenant and the aggregate Constructive Ownership described in Section 6.4(E) equals or exceeds 10.0% as a result of increases in Constructive Ownership taking place during the notice periods described in Section 6.4(A) or Section 6.4(B), then the Existing Constructive Holder that Constructively Owns an interest in the relevant feature of the Designated Tenant and that was the last such Existing Constructive Holder to (i) become an Existing Constructive Holder or
        (ii) have an increase in its Constructive Ownership of such feature, the Designated Tenant shall be treated as a Disqualified

        Constructive Holder for the period beginning on the first date that the aggregate ownership described in Section 6.4(E) first came to equal or exceed 10.0% or, if later, the first day of the first year in which amounts received by the Trust with respect to Real Property rented by such Related Party Tenant exceeded the De Minimis Level. If excess aggregate Constructive Ownership continues to exist, then this process shall be repeated.

          F. MODIFICATIONS. The Board of Trustees may, on a prospective basis, modify the Constructive Ownership thresholds described in Section 6.4(A) and Section 6.4(D) and the De Minimis Level described in Section 6.4(E).

          G. DETERMINATION OF VOTING POWER. The outstanding voting power of a corporate Tenant shall be determined for purposes of this Section 6.4 in the manner in which such is determined for purposes of Section 856(d)(2) of the Code.

     SECTION 6.5. SEVERABILITY. If any provision of this Article VI or any application of any such provision is determined to be invalid by any Federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

     SECTION 6.6. NEW YORK STOCK EXCHANGE TRANSACTIONS. Nothing in this Article VI shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange.

ARTICLE VII. VOTING RIGHTS OF CERTAIN CONTROL SHARES

     SECTION 7.1. DEFINITIONS. "Control Share Act" means Subtitle 7 of Title 3 of the Corporations and Associations Article of the Annotated Code of Maryland, as it exists on the date hereof or as it may be amended from time to time hereafter, and any substantially similar successor law. When used in this Article (but not in another Article of this Declaration of Trust), the following words have the meanings defined in Section 3-701 of the Control Share Act:

            "Acquiring Person";

            "Associate";

            "Control Shares";

            "Control Share Acquisition";

            "Interested Shares";

            "Corporation"; and

            "Person".

     SECTION 7.2. CONTROL SHARE ACT APPLIES. The Control Share Act shall apply to the Trust to the same extent that it applies to a corporation organized and existing under Title 2 of the Corporations and Associations Article of the Maryland Annotated Code.

     SECTION 7.3. ACQUIRING PERSON STATEMENT. Any person who proposes to make or who has made a Control Share Acquisition may deliver an acquiring person statement ("Acquiring Person Statement") to the Trust at the Trust's principal office. The Acquiring Person Statement shall set forth all of the information required by Section 3-703 of the Control Share Act, and in addition thereto, the Acquiring Person Statement shall be accompanied by any information or exhibits that the Acquiring Person has filed with the United States Securities and Exchange Commission (the "SEC") pursuant to rules promulgated by it under Sections 13 and 14 of the 1934 Act concerning any Shares or would be required to file with the SEC pursuant to such rules in order to consummate the Control Share Acquisition, to the extent that such information can be reasonably determined or exhibits can be reasonably produced at the time of the delivery of the Acquiring Person Statement.

     SECTION 7.4. SPECIAL MEETING. Notwithstanding the provisions of Section 3-704 of the Control Share Act regarding the date by which the special meeting for the purpose of considering the voting rights to be accorded the Shares acquired or to be acquired in the Control Share Acquisition will be called or held, (a) the Board of Trustees shall have 30 days after the day on which the Trust receives both the request and the undertaking within which to call such a special meeting, (b) such special meeting shall be held within 120 days after such day, and (c) the Board of Trustees and the Trust shall have such additional time as may be reasonably necessary to comply with rules and regulations of the SEC and to respond to the comments and information requests of the SEC's staff regarding the preparation, filing and mailing to Shareholders of any proxy materials required in connection with the special meeting.

     SECTION 7.5. CALL OF SPECIAL MEETING OF SHAREHOLDERS.

          A. In addition to the provisions of Section 3-705 of the Control Share Act, a call of a special meeting of Shareholders of the Trust is not required to be made under Section 3-704(a) of the Control Share Act if the Board of Trustees determines (i) that the Acquiring Person Statement was not made in good faith, (ii) that the proposed Control Share Acquisition would not be in the best interests of the Trust and its Shareholders or
     (iii) that the proposed Control Share Acquisition could not be consummated for financial or legal reasons, including, but not limited to, any adverse impact the proposed Control Share Acquisition would have upon the Trust's ability to comply with the REIT Provisions or Title 8.

          B. A special meeting of Shareholders called for the purpose of considering voting rights to be accorded to shares acquired or to be acquired in a Control Share Acquisition may be adjourned by the presiding officer on his own motion and without a vote of the Shareholders, if the Trust has received a proposal for a merger, consolidation, sale of assets or Control Share Acquisition or an Acquiring Person Statement from another person and the Board of Trustees has determined that such proposal should be presented to the Shareholders contemporaneously with the proposed Control Share Acquisition at the resumption of the adjourned meeting or at a special meeting held at a later date.

     SECTION 7.6. NOTICE OF MEETING. The notice of meeting sent pursuant to
Section 3-706 of the Control Share Act need not include the additional information or exhibits required by Section 7.3 above.

ARTICLE VIII. AMENDMENT, MERGER, SALE OF ASSETS, DISSOLUTION

     SECTION 8.1. GENERAL. The Trust reserves the right from time to time to make any amendment to this Declaration of Trust, now or hereafter authorized by law, including any amendment altering the terms of contract rights, as expressly set forth in this Declaration of Trust, of any Shares. All rights and powers conferred by this Declaration of Trust on Shareholders, Trustees, officers, employees and agents of the Trust are granted subject to this reservation. All references to this Declaration of Trust shall include all amendments thereto.

     SECTION 8.2. AMENDMENT BY TRUSTEES. In addition to any other power conferred on the Trustees by this Declaration of Trust or by law to amend this Declaration of Trust without any action by the Shareholders, the Trustees may by a two-thirds vote amend this Declaration of Trust from time to time, without any action by the Shareholders, to qualify as a real estate investment trust under the Code or under Title 8.

     SECTION 8.3. AMENDMENT BY SHAREHOLDERS. No amendment of this Declaration of Trust may be approved or adopted by the Shareholders unless it is first set forth in a resolution and declared advisable by the Board of Trustees.

     SECTION 8.4. MERGER AUTHORIZED. The Trust may merge into a Maryland or foreign business trust, into a Maryland or foreign corporation having capital shares, or into a domestic or foreign limited partnership or limited liability company; or one or more such business trusts, such corporations, domestic or foreign limited partnerships, or limited liability companies may merge into the Trust. Any such merger shall not take effect until it has received the approvals required by Title 8.

     SECTION 8.5. SALE OF TRUST ESTATE. Subject to the provisions of any class or series of Shares at the time outstanding, the Board Trustees shall have the power to sell all or substantially all of the Trust Estate at any time or from time to time, but, if a sale of all or substantially all of the Trust Estate is made outside of the ordinary course of business and for a consideration other than money or the assumption of debt, such sale must be approved, at a meeting of the Shareholders called for that purpose, by the affirmative vote of the holders of not less than a majority of the Shares then outstanding and entitled to vote thereon. Such approval shall not be required if the Trust has been dissolved under Section 8.6 below or under Title 8. The transfer of all or substantially all of the Trust Estate to a corporation, company, partnership, trust or other entity, all of the equity interests of which is owned by the Trust, shall not be deemed to be a sale thereof requiring Shareholder approval.

     SECTION 8.6. DISSOLUTION.

          A. The Trust shall exist perpetually until it is dissolved and wound-up as provided in this Section 8.6 or as otherwise provided in Title
     8. If the Board of Trustees determines that the dissolution and winding-up of the Trust is advisable and in the best interest of the Shareholders, it shall adopt a resolution dissolving and winding up the Trust and call a meeting of Shareholders for the purpose of considering the resolution. If the resolution of the Board of Trustees approving the dissolution and winding-up of the Trust is adopted, by the affirmative vote of the holders of not less than a majority of the Shares then outstanding and entitled to vote thereon:

           - The Trust shall be dissolved and SDAT shall be notified of the effective date of the dissolution.

           - The Trust shall carry on no further business except such as is reasonably necessary for the purpose of winding up its affairs.

           - The Board of Trustees shall proceed to wind up the affairs of the Trust and all of the powers of the Board of Trustees under this Declaration of Trust shall continue, including the powers to fulfill or discharge the Trust's contracts, collect its assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining Trust Estate to one or more persons at public or private sale for consideration which may consist in whole or in part of cash, securities or other property of any kind, discharge or pay the Trust's liabilities and do all other acts appropriate to liquidate its business.

           - After paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and agreements as they deem necessary for their protection, the Board of Trustees may distribute the remaining Trust Estate, in cash or in kind or partly each, among the Shareholders according to their respective rights.

          B. After the dissolution of the Trust, the liquidation of its business, and the distribution to the Shareholders as herein provided, a majority of the Trustees shall execute and file with the Trust's records a document certifying that the Trust has been duly terminated, and the Trustees shall be discharged from all further duties hereunder, and the rights and interests of all of the Shareholders shall cease.

ARTICLE IX. MISCELLANEOUS

     SECTION 9.1. GOVERNING LAW. The validity, terms, performance and enforcement of this Declaration of Trust shall be governed by those laws of the State of Maryland that are applicable to agreements negotiated, executed, delivered and performed solely in the State of Maryland.

     SECTION 9.2. RELIANCE BY THIRD PARTIES. Any certificate shall be final and conclusive as to any person dealing with the Trust if executed by the secretary or an assistant secretary of the Trust or a Trustee, and if certifying to: (a) the number or identity of Trustees, officers of the Trust or Shareholders; (b) the due authorization of the execution of any document; (c) the action or vote taken, and the existence of a quorum, at a meeting of the Board of Trustees or Shareholders; (d) a copy of the Declaration of Trust or of the Bylaws as a true and complete copy as then in force; (e) an amendment to the Declaration of Trust; (f) the dissolution of the Trust; or (g) the existence of any facts relating to the affairs of the Trust. No purchaser, lender, transfer agent or other person shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trust on its behalf or by any officer, employee or agent of the Trust.

     SECTION 9.3. SEVERABILITY.

          A. The provisions of this Declaration of Trust are severable, and if the Board of Trustees shall determine, with the advice of counsel, that any one or more of such provisions (the "Conflicting Provisions") are in conflict with the Code, Title 8 or other applicable federal or state laws, the Conflicting Provisions, to the extent of the conflict, shall be deemed never to have constituted a part of the Declaration of Trust, even without any amendment of this Declaration of Trust and without affecting or impairing any of the remaining provisions of this Declaration of Trust or rendering invalid or improper any action taken or omitted prior to such determination. No Trustee shall be liable for making or failing to make such a determination. In the event of any such determination by the Board of Trustees, the Board may restate this Declaration of Trust to delete the Conflicting Provisions.

          B. If any provision of this Declaration of Trust shall be held invalid or unenforceable in any jurisdiction, such holding shall apply only to the extent of any such invalidity or unenforceability and shall not in any manner affect, impair or render invalid or unenforceable such provision in any other jurisdiction or any other provision of this Declaration of Trust in any jurisdiction.

     SECTION 9.4. CONSTRUCTION. In this Declaration of Trust, unless the context otherwise requires, words used in the singular or in the plural include both the plural and singular and words denoting any gender include all genders. The title and headings of different parts are inserted for convenience and shall not affect the meaning, construction or effect of this Declaration of Trust. In defining or interpreting the powers and duties of the Trust and its Trustees and officers, reference may be made by the Trustees or officers, to the extent appropriate and not inconsistent with this Declaration of Trust, the Bylaws, the Code or Title 8, to Titles 1 through 3 of the Corporations and Associations Article of the Annotated Code of Maryland. In furtherance and not in limitation of the foregoing, in accordance with the provisions of Title 3, Subtitles 6 and 7, of the Corporations and Associations Article of the Annotated Code of Maryland, the Trust shall be included within the definition of "corporation" for purposes of such provisions. If any provision of this Declaration of Trust or any application of such provision is determined to be void, invalid or unenforceable by any court having jurisdiction over the issue, the validity and enforceability of the remainder of this Declaration of Trust shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

     SECTION 9.5. TIME PERIODS. In applying any provision of this Declaration of Trust which requires that an act be done or not done a specified number of days prior to an event or that an act be done during a period of specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included. Where this Declaration of Trust authorizes or requires the giving of notice or the performance of an act on a Saturday or Sunday or a public holiday or authorizes or requires the giving of notice or the performance of an act within or before or after a period of time computed from a certain day, and such period of time ends on a Saturday or Sunday or public holiday, such notice may be given or act performed on the next succeeding business day, and if the period ends at a specified hour, such notice may be given or act performed, at or before the same hour of such next succeeding business day, with the same force and effect as if made or performed in accordance with the terms of this Declaration of Trust.

     SECTION 9.6. RECORDATION. This Declaration of Trust and any amendment hereto shall be filed for record with the SDAT and may also be filed or recorded in such other places as the Trustees deem appropriate, but failure to file or record this Declaration or any amendment hereto in any office other than the SDAT shall not affect or impair the validity or effectiveness of this Declaration or any amendment hereto. A restated Declaration shall, upon filing, be conclusive evidence of all amendments contained therein and may thereafter be referred to in lieu of the original Declaration and the various amendments thereto.

     SECTION 9.7. RESIDENT AGENT. The resident agent of the Trust in the State of Maryland shall be The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202.

     IN WITNESS WHEREOF, this Declaration of Trust has been signed on this 16th day of January, 1998 by the undersigned Trustees of the Trust, each of whom acknowledges, that this document is his free act and deed, and that to the best of his knowledge, information, and belief, the matters and facts set forth herein are true in all material respects and that the statement is made under the penalties for perjury.

                                          /s/ JOHN B. BARTLING, JR.

                                          --------------------------------------
                                          JOHN B. BARTLING, JR., TRUSTEE

                                          /s/ MARK D. THOMPSON

                                          --------------------------------------
                                          MARK D. THOMPSON, TRUSTEE

                                          /s/ PAUL R. SELID

                                          --------------------------------------
                                          PAUL R. SELID, TRUSTEE

                                                                         ANNEX C
================================================================================

                                   BYLAWS OF

                            ------------------------

                           LEXFORD RESIDENTIAL TRUST

                            ------------------------

                                JANUARY 16, 1998

================================================================================

                               TABLE OF CONTENTS

                                                                                        PAGE
                                                                                        ----
ARTICLE I. SHAREHOLDERS...............................................................    1
  Section 1.1.  Annual Report.........................................................    1
  Section 1.2.  Annual Meetings.......................................................    1
  Section 1.3.  Special Meetings......................................................    1
  Section 1.4.  Fixing Date for Determination of Shareholder of Record................    1
     A. Fixing the Record Date........................................................    1
     B. Absence of a Record Date......................................................    1
     C. Adjournment of the Meeting....................................................    1
  Section 1.5.  Notice of Meetings....................................................    1
     A. Contents......................................................................    1
     B. Time..........................................................................    2
  Section 1.6.  List of Shareholders Entitled to Vote.................................    2
  Section 1.7.  Voting; Proxies.......................................................    2
     A. Voting Power..................................................................    2
     B. Power to Authorize Proxy......................................................    2
     C. Authorization.................................................................    2
       1. Written.....................................................................    2
       2. Electronic..................................................................    2
     D. Copies of Proxies.............................................................    2
     E. Power to Revoke Proxy.........................................................    2
  Section 1.8.  Quorum................................................................    3
     A. Majority......................................................................    3
     B. Voting........................................................................    3
     C. Class Voting..................................................................    3
     D. Absence of a Quorum...........................................................    3
     E. Treasury Shares...............................................................    3
     F. Unvoted Shares................................................................    3
  Section 1.9.  Adjournments..........................................................    3
  Section 1.10. Conduct of Meetings...................................................    3
     A. Presiding Officer.............................................................    3
     B. Agenda........................................................................    3
     C. Rules and Regulations.........................................................    4
  Section 1.11. Voting Procedures and Inspectors of Elections.........................    4
     A. Appointing Inspectors.........................................................    4
     B. Inspector's Duties............................................................    4
     C. Opening and Closing Polls.....................................................    4
     D. Examination...................................................................    4

ARTICLE II. BOARD OF TRUSTEES.........................................................    5
  Section 2.1.  Composition...........................................................    5
     A. Number of Trustees............................................................    5
     B. Classes.......................................................................    5
     C. Term..........................................................................    5
     D. Removal.......................................................................    5
     E. Vacancies.....................................................................    5

                                                                                        PAGE
                                                                                        ----
     F. Preferred Share Voting Rights.................................................    5
     G. Qualifications................................................................    5
  Section 2.2.  Candidates............................................................    6
  Section 2.3.  Regular Meetings......................................................    6
  Section 2.4.  Special Meetings......................................................    6
  Section 2.5.  Notice................................................................    6
  Section 2.6.  Telephonic Meetings Permitted.........................................    6
  Section 2.7.  Quorum; Vote Required for Action......................................    7
  Section 2.8.  Written Action by Trustees............................................    7

ARTICLE III. COMMITTEES...............................................................    7
  Section 3.1.  Committees............................................................    7
  Section 3.2.  Committee Rules.......................................................    7
ARTICLE IV. OFFICERS..................................................................    7
  Section 4.1.  Executive Officers; Election; Qualifications..........................    7
  Section 4.2.  Term of Office; Resignation; Removal; Vacancies.......................    7
  Section 4.3.  Powers and Duties.....................................................    7

ARTICLE V. SHARES.....................................................................    8
  Section 5.1.  Certificates..........................................................    8
  Section 5.2.  Lost, Stolen or Destroyed Share Certificates; Issuance of New
     Certificates.....................................................................    8

ARTICLE VI. MISCELLANEOUS.............................................................    8
  Section 6.1.  Fiscal Year...........................................................    8
  Section 6.2.  Seal..................................................................    8
  Section 6.3.  Waiver of Notice of Meetings of Shareholders, Trustees and
     Committees.......................................................................    8
  Section 6.4.  Form of Records.......................................................    8
  Section 6.5.  Offices...............................................................    8
  Section 6.6.  Execution of Documents Generally......................................    8
  Section 6.7.  Time Periods..........................................................    8
  Section 6.8.  Rules of Construction.................................................    9
  Section 6.9.  Partial Invalidity....................................................    9
  Section 6.10. Amendment of Bylaws...................................................    9

                                     BYLAWS

                                       OF

                           LEXFORD RESIDENTIAL TRUST

ARTICLE I. SHAREHOLDERS

     SECTION 1.1. ANNUAL REPORT. Each year the Trust shall prepare an annual report of its operations. The report shall include a balance sheet, an income statement and a statement of shareholders' equity. The financial statements in the annual report shall be certified by an independent certified public accountant based on the accountant's full examination of the books and records of the Trust in accordance with generally accepted auditing standards. The annual report shall be submitted to shareholders at or before the annual meeting of shareholders, and, within the earlier of 20 days after the annual meeting of shareholders or 120 days after the end of the fiscal year, shall be placed on file at the principal office of the Trust.

     SECTION 1.2. ANNUAL MEETINGS. There shall be an annual meeting of shareholders, after the delivery of the annual report, at such convenient location, either within or without the State of Maryland, as the Board of Trustees may determine and upon proper notice for the purpose of electing trustees. Any other proper business may be transacted at the annual meeting.

     SECTION 1.3. SPECIAL MEETINGS. Special meetings of shareholders may be called by the Board of Trustees. Special meetings of shareholders shall be held for such purposes and at such date, time and place, either within or without the State of Maryland, as may be designated by the Board of Trustees. Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice of meeting. No officer, trustee nor shareholder shall have the authority to call a meeting of shareholders without the express authorization of the Board of Trustees.

     SECTION 1.4. FIXING DATE FOR DETERMINATION OF SHAREHOLDER OF RECORD.

          A. FIXING THE RECORD DATE. In order that the Trust may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of shares or for the purpose of any other lawful action, the Board of Trustees may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Trustees and which record date: (a) in the case of determination of shareholders entitled to vote at any meeting of shareholders or adjournment thereof, shall, unless otherwise required by law, not be more than ninety nor less than ten days before the date of such meeting; and (b) in the case of any other action, shall not be more than ninety days prior to such other action.

          B. ABSENCE OF A RECORD DATE. If no record date is fixed: (a) the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (b) the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Trustees adopts the resolution relating thereto.

          C. ADJOURNMENT OF THE MEETING. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Trustees may fix a new record date for the adjourned meeting subject to paragraph A of this Section 1.4.

     SECTION 1.5. NOTICE OF MEETINGS.

          A. CONTENTS. Whenever shareholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given that shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purposes for which the meeting is called.

          B. TIME. Unless otherwise provided by law, the Declaration of Trust or these Bylaws, the written notice of any meeting shall be given not less than ten nor more than ninety days before the date of the meeting to each shareholder entitled to vote at such meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the shareholder at his address as it appears on the records of the Trust.

     SECTION 1.6. LIST OF SHAREHOLDERS ENTITLED TO VOTE. The officer who has charge of the share ledger of the Trust shall prepare and make for every meeting of shareholders, a complete alphabetically arranged list of the shareholders entitled to notice of and to vote at the meeting showing their respective names, addresses and the number of shares of each class or series owned by each of them. Such list shall be the only evidence as to who are the shareholders entitled to notice of and to vote at the meeting of shareholders and shall be produced at the request of any inspector of elections or shareholder.

     SECTION 1.7. VOTING; PROXIES.

          A. VOTING POWER. Except as otherwise provided by the Declaration of Trust and subject to Section 1.3 of these Bylaws, each shareholder shall be entitled to one vote for each share held by such shareholder.

          B. POWER TO AUTHORIZE PROXY. Each shareholder entitled to vote at a meeting of shareholders may authorize another person to act for him by proxy.

          C. AUTHORIZATION. Without limiting the manner in which a shareholder may authorize another person or persons to act for him as proxy, the following shall constitute a valid means by which a shareholder may grant such authority:

             1. WRITTEN. A shareholder may execute a writing authorizing another person to act for him as a proxy. Execution may be accomplished by the shareholder or his authorized officer, trustee, employee or agent signing such writing or causing his signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature.

             2. ELECTRONIC. A shareholder may authorize another person to act for him as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the shareholder. If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information upon which they relied.

          D. COPIES OF PROXIES. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to paragraph C of this Section 1.7 may be substituted in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

          E. POWER TO REVOKE PROXY. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A shareholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the secretary of the Trust a duly executed proxy bearing a later date or a written or electronic instrument revoking the proxy.

     SECTION 1.8. QUORUM.

          A. MAJORITY. Except as otherwise provided by law, the Declaration of Trust or these Bylaws, at each meeting of shareholders the presence, in person or by proxy, of the holders of a majority of the shares entitled to vote at the meeting shall constitute a quorum.

          B. VOTING. In all matters other than the election of trustees and any other matters as to which the Declaration of Trust or governing law requires a majority vote of all issued and outstanding shares entitled to vote, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the shareholders. Trustees shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of trustees.

          C. CLASS VOTING. Where a separate vote by a class or by a series is required, and unless governing law or the Declaration of Trust requires otherwise, a majority of the outstanding shares of such class or such series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter and the affirmative vote of the majority of shares of such class or such series present in person or represented by proxy at the meeting shall be the act of such class or such series.

          D. ABSENCE OF A QUORUM. In the absence of a quorum, the shareholders who are present or represented by proxy may adjourn the meeting, from time to time, until a quorum is available.

          E. TREASURY SHARES. Shares belonging to the Trust or to another entity, if a majority of the shares entitled to vote in the election of trustees of such other corporation is held, directly or indirectly, by the Trust, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Trust to vote shares, including but not limited to its own shares, held by it in a fiduciary capacity.

          F. UNVOTED SHARES. Shares that are present in person or represented by proxy at a meeting which are not voted on a matter are counted as part of the quorum for such meeting but will be disregarded in determining the number of shares voted for and against approval of such matter and in determining the total number of shares as to which the majority is determined in such matter.

     SECTION 1.9. ADJOURNMENTS. Any meeting of shareholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting, if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the shareholders may transact any business which might have been transacted at the original meeting, but they may not conduct any other business. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

     SECTION 1.10. CONDUCT OF MEETINGS.

          A. PRESIDING OFFICER. Meetings of shareholders shall be presided over by the Chairman of the Board, if any, or in his absence by the Vice Chairman of the Board, if any, or in his absence by the President, or in his absence by a Vice President, or in the absence of the foregoing persons by a chairman designated by the Board of Trustees, or in the absence of such designation, a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but if the Secretary is absent the chairman of the meeting may appoint another person to act as secretary of the meeting.

          B. AGENDA. The Board of Trustees shall establish the agenda for each meeting of the shareholders. No proposal of any trust action by any shareholder shall be considered at any meeting of shareholders unless the shareholder who intends to propose such action has delivered a timely written notice of his intention to put such proposal before the meeting to the executive offices of the Trust and the Board of Trustees places the proposal on the agenda for the meeting. A notice of proposal will be deemed to not be timely unless it has been received by the Trust within the time limits prescribed by paragraph (a)(iii) of Rule 14a-8 of the Proxy Rules of the Securities and Exchange Commission. A notice of proposal must set forth (a) a brief description of the proposal, (ii) the name and address, as they appear on the Trust's share ledger, of the shareholder who delivered the notice (the "proponent") and those of the shareholders who will move or second the adoption of such proposal and of the beneficial owners (if any) of the shares registered in the proponent's name and the name and address of any other shareholders (or beneficial owners of shares) known by the proponent to support such proposal, (iii) the class or series and number of the shares which are beneficially owned by the proponent and by any other shareholders known by the proponent to be supporting such proposal, and (iv) any financial interest of the proponent or any such beneficial owner in such proposal. Even though a shareholder's proposal has been placed on the agenda of a meeting of shareholders, it shall neither be considered nor voted on unless it is moved and seconded by shareholders who are in attendance at the meeting and who are entitled to vote shares held of record by them on that proposal. The Board of Trustees may determine that a proposal submitted by a shareholder has insufficient relationship to the business of the Trust to justify delay, disruption or other interference with the meeting process or that implementation of such proposal would be contrary to the Declaration of Trust or to applicable law, and upon making such determination, exclude such proposal from consideration at the meeting of shareholders with respect to which such proposal was submitted.

          C. RULES AND REGULATIONS. The Board of Trustees of the Trust may adopt such rules and regulations for the conduct of the meeting of shareholders as it shall deem necessary or appropriate, but meetings of shareholders shall not be required to be held in accordance with rules of parliamentary procedure. Except to the extent inconsistent with such rules and regulations adopted by the Board of Trustees, the chairman of any meeting of shareholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Trustees or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to shareholders of record of the Trust, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants.

     SECTION 1.11. VOTING PROCEDURES AND INSPECTORS OF ELECTIONS.

          A. APPOINTING INSPECTORS. The Board of Trustees shall in advance of any meeting of shareholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Board of Trustees may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of shareholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability.

          B. INSPECTOR'S DUTIES. The inspectors shall ascertain the number of shares outstanding and the voting power of each, determine the shares represented at a meeting and the validity of proxies and ballots, count all votes and ballots, determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and certify their determination of the numbers of shares represented at the meeting, and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.

          C. OPENING AND CLOSING POLLS. The date and time of the opening and the closing of the polls for each matter upon which the shareholders will vote at the meeting shall be announced at the meeting. No ballot, proxies or votes, nor any revocations thereof shall be accepted by the inspectors after the closing of the polls.

          D. EXAMINATION. In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted with those proxies, any information provided in accordance with Section 1.6 of these bylaws, ballots and the regular books and records of the Trust, except that the inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of the proxy is authorized by the record owner to cast or more votes than the shareholder holds of record. If the inspectors consider other reliable information for the limited purpose permitted herein, the inspectors at the same time they make their certification shall specify the precise information considered by them including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors' belief that such information is accurate and reliable.

ARTICLE II. BOARD OF TRUSTEES

     SECTION 2.1. COMPOSITION.

          A. NUMBER OF TRUSTEES. The total number of Trustees constituting the full Board of Trustees and the number of Trustees in each class shall be fixed by resolution of the Board of Trustees, but the total number of Trustees shall not exceed seventeen (17) nor shall the number of Trustees in any class exceed six (6), and the total number of Trustees shall not be less than three (3) unless there are less than three Shareholders, in which case there shall be no fewer Trustees than Shareholders. Subject to the foregoing, the classes of Trustees need not have the same number of members.


          B. CLASSES. At the first meeting of Shareholders, the Board of Trustees shall be divided into three classes, the term of office of those of the first class to expire at the annual meeting next ensuing; of the second class one year thereafter; of the third class two years thereafter; and at each annual meeting of Shareholders held after the initial classification of the Board of Trustees and election of trustees to such classes, the Shareholders shall elect trustees for a full term of three years, as the case may be, to succeed those whose terms expire.



          C. TERM. A trustee shall hold office until the annual meeting for the year in which his term expires and until his successor is elected and qualified, or until his earlier resignation or removal from office for cause. No reduction in the total number of trustees or in the number of trustees in any class shall be effective to remove any trustee or to reduce the term of any trustee.



          D. REMOVAL. Subject to the rights of holders of one or more classes or series of Preferred Shares, as hereinafter defined, to elect one or more trustees, a trustee may be removed at any time, (1) only with cause, at a meeting of the shareholders, by the affirmative vote of the holders of not less than a majority of the shares then outstanding and entitled to vote generally in the election of trustees, or (2) with or without cause, by the affirmative vote of a majority of the remaining members of the Board of Trustees.



          E. VACANCIES. The Board of Trustees may, even though the remaining members are less than a quorum, fill any vacancy occurring for any other reason for the full remaining term of the trustee whose death, resignation or removal caused the vacancy, even though such term may extend beyond the next annual election. If the Board of Trustees increases the number of trustees in a class, it may fill the vacancy created thereby for the full remaining term of a trustee in that class even though such term may extend beyond the next annual election.



          F. PREFERRED SHARE VOTING RIGHTS. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Shares shall have the right, voting separately by class or series, to elect trustees at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such trusteeships shall be governed by the express terms of such class or series, and such trustees so elected shall not be divided into classes pursuant to this Section 2.1 unless expressly provided by such express terms.



          G. QUALIFICATIONS. A trustee shall be an individual not suffering from any legal disability but need not be a shareholder.

     SECTION 2.2. CANDIDATES. At a meeting of shareholders at which trustees are to be elected, only persons nominated as candidates shall be eligible for election as trustees. Persons may be nominated as candidates by the Board of Trustees or duly constituted committee thereof, or by any shareholder entitled to vote for the election of trustees. Such nominations, if not made by the Board of Trustees or a duly constituted committee thereof, shall be made only if a timely written notice (a) setting forth (i) the name, age, business address and residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of the Trust beneficially owned by each such nominee and (iv) such other information concerning such nominees as may be required to be disclosed by the Trust from time to time by the rules of the Securities and Exchange Commission, including, but not limited to, their directorships of other corporations and their previous involvement in administrative, bankruptcy or civil proceedings; (b) also setting forth (i) the name and address, as they appear on the Trust's share ledger, of the shareholder who delivered the notice (the "proponent") and those of the shareholders who will move or second the nominations of such persons and of the beneficial owners (if any) of the shares registered in the proponent's name and the name and address of any other shareholders (or beneficial owners of shares) known by the proponent to support such nominations, (ii) the class or series and number of the shares which are beneficially owned by the proponent and by any other shareholders known by the proponent to be supporting such nominations, and
(iii) any familial or business relationships between the proponent or any affiliate or associate of the proponent and his nominees; and (c) signed and verified by the proponent, (d) together with each nominee's written agreement to accept such nomination and to serve if elected, is delivered to the Trust not less than one hundred twenty (120) days before the first anniversary of the date of the mailing of the notice of the most recently concluded annual meeting, if such nomination is for an election to be held an annual meeting; provided, however, that if the date of such annual meeting is more than thirty (30) days before or after the first anniversary of the most recently concluded annual meeting, or if such election is to be held at a special meeting, such notice shall be delivered to the Trust not less than twenty (20) days before the mailing of the notice of such annual or special meeting. Even though a notice of nomination has been timely received by the Trust, the nominees named therein shall neither be considered nor voted on unless their nomination is moved and seconded by shareholders who are in attendance at the meeting and who are entitled to vote shares held of record by them for the election of trustees at that meeting.


     SECTION 2.3. REGULAR MEETINGS. Regular meetings of the Board of Trustees may be held at such places within or without the State of Maryland and at such times as the Board of Trustees may from time to time determine, and if so determined at a regular meeting of the Board of Trustees, notices thereof need not be given.

     SECTION 2.4. SPECIAL MEETINGS. Special meetings of the Board of Trustee may be held at any time or place within or without the State of Maryland whenever called by the Chairman of the Board or the President. Notice of a special meeting of the Board of Trustees shall be given by the person or persons calling the meeting at least twenty-four hours before the special meeting.


     SECTION 2.5. NOTICE. Notice of any special meeting shall be given by written notice delivered personally or mailed to each trustee at his business or residence address or by telephone or facsimile transmission. Personally delivered notices shall be sent at least two days prior to the meeting. Notice by mail shall be sent at least four days prior to the meeting. Telephone or facsimile transmission notice shall be given at least 24 hours prior to the meeting. If mailed, notice shall be deposited in the United States mail properly addressed, with postage thereon prepaid. Telephone notice shall be deemed to be given when the trustee is personally given such notice in a telephone call to which he is a party. Notice by facsimile transmission shall be deemed to be given upon receipt by the sender of confirmation indicating receipt of the transmission. Neither the business to be transacted at, nor the purpose of, regular or special meeting of the trustees need be stated in a notice.


     SECTION 2.6. TELEPHONIC MEETINGS PERMITTED. Members of the Board of Trustees, or any committee thereof may participate in a meeting thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

     SECTION 2.7. QUORUM; VOTE REQUIRED FOR ACTION. A majority of the total number of trustees shall constitute a quorum for the transaction of business. The vote of the majority of the trustees present at a meeting at which a quorum is present shall be the act of the Board of Trustees.


     SECTION 2.8. WRITTEN ACTION BY TRUSTEES. Any action required or permitted to be taken at any meeting of the Board of Trustees, or of any committee thereof, may be taken without a meeting if all members of the Board of Trustees or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Trustees or such committee.

ARTICLE III. COMMITTEES


     SECTION 3.1. COMMITTEES. The Board of Trustees may, by resolution passed by a majority of the whole Board of Trustees, designate one or more committees, each committee to consist of one or more trustees. The Board of Trustees may designate one or more trustees as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Trustees to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in a resolution of the Board of Trustees, shall have and may exercise all the powers and authority of the Board of Trustees in the management of the business and affairs of the Trust and may be granted power or authority to declare a dividend and authorize the issuance of shares.


     SECTION 3.2. COMMITTEE RULES. Unless the Board of Trustees otherwise provides, each committee designated by the Board of Trustees may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Trustees conducts its business pursuant to Article II of these bylaws. The Board of Trustees may designate one of the members of a committee to be its chairman, who will preside at meetings of the committee and who will have the power to call special meetings of the committee, and if the Board does not designate a chairman of a committee, the committee may designate one of its members as its chairman.

ARTICLE IV. OFFICERS

     SECTION 4.1. EXECUTIVE OFFICERS; ELECTION; QUALIFICATIONS. The Board of Trustees shall elect a President and Secretary, and it may, if it so determines, choose a Chairman of the Board and one or more Vice Chairmen of the Board from among its members. The Board of Trustees may also choose one or more Vice Presidents (including, without limitation, one or more Executive, Senior or Assistant Vice-Presidents), one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers and such other officers with such titles and duties as the Board of Trustees deems necessary or appropriate for the conduct of the business of the Trust. Any number of offices may be held by the same person.

     SECTION 4.2. TERM OF OFFICE; RESIGNATION; REMOVAL; VACANCIES. Each officer of the Trust shall hold his office for an indefinite term at the pleasure of the Board of Trustees and until his successor is elected and qualified or until his earlier death, resignation or removal. Any officer may resign at any time upon written notice to the Trust. The Board of Trustees may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the Trust. Any vacancy occurring in any office of the Trust by death, resignation, removal or otherwise may be filled by the Board of Trustees at any regular or special meeting.


     SECTION 4.3. POWERS AND DUTIES. The officers of the Trust shall have such powers and duties in the management of the Trust as may be prescribed by the Board of Trustees and, to the extent not so prescribed, as generally pertain to their respective offices, subject to the control of the Board of Trustees. The secretary shall have the duty to record the proceedings of the meetings of the shareholders and trustees in a book to be kept for that purpose unless the Board of Trustees delegates this duty to another officer. The Board of Trustees may require any officer, agent or employee to give security for the faithful performance of his duties.

ARTICLE V. SHARES

     SECTION 5.1. CERTIFICATES. Every holder of shares shall be entitled to have a certificate signed by or in the name of the Trust by the Chairman or Vice Chairman of the Board of Trustees, if any, or the President or a Vice President, and countersigned by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, certifying the number of shares owned by him in the Trust. Any of or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Trust with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

     SECTION 5.2. LOST, STOLEN OR DESTROYED SHARE CERTIFICATES; ISSUANCE OF NEW CERTIFICATES. The Trust may issue a new certificate for shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Trust may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Trust a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

ARTICLE VI. MISCELLANEOUS

     SECTION 6.1. FISCAL YEAR. The fiscal year of the Trust shall be the calendar year or such other fiscal year as may be determined by the Board of Trustees from time to time.

     SECTION 6.2. SEAL. The seal of the Trust shall be circular in form and shall have inscribed thereon the name of the Trust and the state of its organization, its year of formation, and the words "Trust Seal," but failure to affix the seal shall not affect the validity of any instrument.

     SECTION 6.3. WAIVER OF NOTICE OF MEETINGS OF SHAREHOLDERS, TRUSTEES AND COMMITTEES. Any written waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders, trustees, or members of a committee of trustees need be specified in any written waiver of notice.

     SECTION 6.4. FORM OF RECORDS. Any records maintained by the Trust in the regular course of its business, including its share ledger, books of account, and minute books, may be kept on, or be in the form of, computer records, magnetic tape, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time.

     SECTION 6.5. OFFICES. The Trust may maintain such offices, either within or without the State of Maryland, as are necessary or convenient to the conduct of its business.

     SECTION 6.6. EXECUTION OF DOCUMENTS GENERALLY. All contracts and other instruments requiring execution by the Trust may be executed and delivered by the Chairman of the Board, any Vice Chairman of the Board, the President or any Vice President and authority to sign any such contracts or instruments, which may be general or confined to specific instances, may be conferred by the Board of Trustees upon any other person or persons. Any person having authority to sign on behalf of the Trust may delegate, from time to time, by instrument in writing, all or any part of such authority to any person or persons if authorized to do so by the Board of Trustees.

     SECTION 6.7. TIME PERIODS. In applying any provision of these bylaws which require that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included. Where these bylaws authorize or require the giving of notice or the performance of an act on a Saturday or Sunday or a public holiday or authorize or require the giving of notice or the performance of an act within or before or after a period of time computed from a certain day, and such period of time ends on a Saturday or Sunday or public holiday, such notice may be given or act performed on the next succeeding business day, and if the period ends at a specified hour, such notice may be given or act performed, at or before the same hour of such next succeeding business day, with the same force and effect as if made or performed in accordance with the terms of these bylaws.

     SECTION 6.8. RULES OF CONSTRUCTION. In these bylaws, unless the context otherwise requires, words in the singular number include the plural, and in the plural include the singular, and words of the masculine gender include the feminine and the neuter, and when the sense so indicates words of the neuter gender may refer to any gender. The numbers and titles of Articles and Sections contained in these bylaws are inserted for convenience of reference only, and they neither form a part of these bylaws nor are they to be used in the construction or interpretation thereof.

     SECTION 6.9. PARTIAL INVALIDITY. If any term or provision of these bylaws or the application thereof to any person or circumstance, shall be invalid or unenforceable, the remainder of these bylaws, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid, shall both be unaffected thereby and each term or provision of these bylaws shall be valid and be enforced to the fullest extent permitted by law.

     SECTION 6.10. AMENDMENT OF BYLAWS. These bylaws may be amended or repealed, and new bylaws may be adopted by the Board of Trustees.

                                                                         ANNEX D

SECTION 1701.85 OF THE OHIO GENERAL CORPORATION LAW

     (A)(1) A shareholder of a domestic corporation is entitled to relief as a dissenting shareholder in respect of the proposals described in sections 1701.74, 1701.76, and 1701.84 of the Revised Code, only in compliance with this section.

     (2) If the proposal must be submitted to the shareholders of the corporation involved, the dissenting shareholder shall be a record holder of the shares of the corporation as to which he seeks relief as of the date fixed for the determination of shareholders entitled to notice of a meeting of the shareholders at which the proposal is to be submitted, and such shares shall not have been voted in favor of the proposal. Not later than ten days after the date on which the vote on the proposal was taken at the meeting of the shareholders, the dissenting shareholder shall deliver to the corporation a written demand for payment to him of the fair cash value of the shares as to which he seeks relief, which demand shall state his address, the number and class of such shares, and the amount claimed by him as the fair cash value of the shares.

     (3) The dissenting shareholder entitled to relief under division (C) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.80 of the Revised Code and a dissenting shareholder entitled to relief under division (E) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.801 of the Revised Code shall be a record holder of the shares of the corporation as to which he seeks relief as of the date on which the agreement of merger was adopted by the directors of that corporation. Within twenty days after he has been sent the notice provided in section 1701.80 or 1701.801 of the Revised Code, the dissenting shareholder shall deliver to the corporation a written demand for payment with the same information as that provided for in division (A)(2) of this section.

     (4) In the case of a merger or consolidation, a demand served on the constituent corporation involved constitutes service on the surviving or the new entity, whether the demand is served before, on, or after the effective date of the merger or consolidation.

     (5) If the corporation sends to the dissenting shareholder, at the address specified in his demand, a request for the certificates representing the shares as to which he seeks relief, the dissenting shareholder, within fifteen days from the date of the sending of such request, shall deliver to the corporation the certificates requested so that the corporation may forthwith endorse on them a legend to the effect that demand for the fair cash value of such shares has been made. The corporation promptly shall return such endorsed certificates to the dissenting shareholder. A dissenting shareholder's failure to deliver such certificates terminates his rights as a dissenting shareholder, at the option of the corporation, exercised by written notice sent to the dissenting shareholder within twenty days after the lapse of the fifteen-day period, unless a court for good cause shown otherwise directs. If shares represented by a certificate on which such a legend has been endorsed are transferred, each new certificate issued for them shall bear a similar legend, together with the name of the original dissenting holder of such shares. Upon receiving a demand for payment from a dissenting shareholder who is the record holder of uncertificated securities, the corporation shall make an appropriate notation of the demand for payment in its shareholder records. If uncertificated shares for which payment has been demanded are to be transferred, any new certificate issued for the shares shall bear the legend required for certificated securities as provided in this paragraph. A transferee of the shares so endorsed, or of uncertificated securities where such notation has been made, acquires only such rights in the corporation as the original dissenting holder of such shares had immediately after the service of a demand for payment of the fair cash value of the shares. A request under this paragraph by the corporation is not an admission by the corporation that the shareholder is entitled to relief under this section.

     (B) Unless the corporation and the dissenting shareholder have come to an agreement on the fair cash value per share of the shares as to which the dissenting shareholder seeks relief, the dissenting shareholder or the corporation, which in case of a merger or consolidation may be the surviving or new entity, within three months after the service of the demand by the dissenting shareholder, may file a complaint in the court of common pleas of the county in which the principal office of the corporation that issued the shares is located or was located when the proposal was adopted by the shareholders of the corporation, or, if the proposal was not required to be submitted to the shareholders, was approved by the directors. Other dissenting shareholders, within that three-month period, may join as plaintiffs or may be joined as defendants in any such proceeding, and any two or more such proceedings may be consolidated. The complaint shall contain a brief statement of the facts, including the vote and the facts entitling the dissenting shareholder to the relief demanded. No answer to such a complaint is required. Upon the filing of such a complaint, the court, on motion of the petitioner, shall enter an order fixing a date for a hearing on the complaint and requiring that a copy of the complaint and a notice of the filing and of the date for hearing be given to the respondent or defendant in the manner in which summons is required to be served or substituted service is required to be made in other cases. On the day fixed for the hearing on the complaint or any adjournment of it, the court shall determine from the complaint and from such evidence as is submitted by either party whether the dissenting shareholder is entitled to be paid the fair cash value of any shares and, if so, the number and class of such shares. If the court finds that the dissenting shareholder is so entitled, the court may appoint one or more persons as appraisers to receive evidence and to recommend a decision on the amount of the fair cash value. The appraisers have such power and authority as is specified in the order of their appointment. The court thereupon shall make a finding as to the fair cash value of a share and shall render judgment against the corporation for the payment of it, with interest at such rate and from such date as the court considers equitable. The costs of the proceeding, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable. The proceeding is a special proceeding and final orders in it may be vacated, modified, or reversed on appeal pursuant to the Rules of Appellate Procedure and, to the extent not in conflict with those rules, Chapter 2505. of the Revised Code. If, during the pendency of any proceeding instituted under this section, a suit or proceeding is or has been instituted to enjoin or otherwise to prevent the carrying out of the action as to which the shareholder has dissented, the proceeding instituted under this section shall be stayed until the final determination of the other suit or proceeding. Unless any provision in division (D) of this section is applicable, the fair cash value of the shares that is agreed upon by the parties or fixed under this section shall be paid within thirty days after the date of final determination of such value under this division, the effective date of the amendment to the articles, or the consummation of the other action involved, whichever occurs last. Upon the occurrence of the last such event, payment shall be made immediately to a holder of uncertificated securities entitled to such payment. In the case of holders of shares represented by certificates, payment shall be made only upon and simultaneously with the surrender to the corporation of the certificates representing the shares for which the payment is made.

     (C) If the proposal was required to be submitted to the shareholders of the corporation, fair cash value as to those shareholders shall be determined as of the day prior to the day on which the vote by the shareholders was taken and, in the case of a merger pursuant to section 1701.80 or 1701.801 of the Revised Code, fair cash value as to shareholders of a constituent subsidiary corporation shall be determined as of the day before the adoption of the agreement of merger by the directors of the particular subsidiary corporation. The fair cash value of a share for the purposes of this section is the amount that a willing seller who is under no compulsion to sell would be willing to accept and that a willing buyer who is under no compulsion to purchase would be willing to pay, but in no event shall the fair cash value of a share exceed the amount specified in the demand of the particular shareholder. In computing such fair cash value, any appreciation or depreciation in market value resulting from the proposal submitted to the directors or to the shareholders shall be excluded.

     (D)(1) The right and obligation of a dissenting shareholder to receive such fair cash value and to sell such shares as to which he seeks relief, and the right and obligation of the corporation to purchase such shares and to pay the fair cash value of them terminates if any of the following applies:

     (a) The dissenting shareholder has not complied with this section, unless the corporation by its directors waives such failure;

     (b) The corporation abandons the action involved or is finally enjoined or prevented from carrying it out, or the shareholders rescind their adoption of the action involved;

     (c) The dissenting shareholder withdraws his demand, with the consent of the corporation by its directors;

     (d) The corporation and the dissenting shareholder have not come to an agreement as to the fair cash value per share, and neither the shareholder nor the corporation has filed or joined in a complaint under division (B) of this section within the period provided in that division.

     (2) For purposes of division (D)(1) of this section, if the merger or consolidation has become effective and the surviving or new entity is not a corporation, action required to be taken by the directors of the corporation shall be taken by the general partners of a surviving or new partnership or the comparable representatives of any other surviving or new entity.

     (E) From the time of the dissenting shareholder's giving of the demand until either the termination of the rights and obligations arising from it or the purchase of the shares by the corporation, all other rights accruing from such shares, including voting and dividend or distribution rights, are suspended. If during the suspension, any dividend or distribution is paid in money upon shares of such class or any dividend, distribution, or interest is paid in money upon any securities issued in extinguishment of or in substitution for such shares, an amount equal to the dividend, distribution, or interest which, except for the suspension, would have been payable upon such shares or securities, shall be paid to the holder of record as a credit upon the fair cash value of the shares. If the right to receive fair cash value is terminated other than by the purchase of the shares by the corporation, all rights of the holder shall be restored and all distributions which, except for the suspension, would have been made shall be made to the holder of record of the shares at the time of termination.

                PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Pursuant to Title 8 and the Declaration of Trust, the liability of Trustees and officers of the Trust to the Trust or to any Trust Shareholder for money damages has been eliminated, except for (a) actual receipt of an improper personal benefit in money, property or services and (b) for active and deliberate dishonesty established by a final judgment as being material to the cause of action. As a result, Trustees may not be liable for certain actions that they would have been liable for as Directors of the Company.

     A Trustee may not be liable to the Trust or Trust Shareholders for errors in judgment or other acts or omissions not amounting to willful misconduct, since provision has been made in the Declaration of Trust for exculpation of a Trustee. Therefore, Trust Shareholders will have a more limited right of action than they would have absent the limitation in the Declaration of Trust.

     Under the Declaration of Trust, the Trust is required to indemnify any Trustee or officer (i) against reasonable expenses incurred by him or her in the successful defense (on the merits or otherwise) of any proceeding to which he or she is made a party by reason of such status or (ii) against judgments, penalties, fines, settlements, and reasonable expenses actually incurred in connection with a proceeding that he or she may become subject to by reason of such status unless it is established that (a) the act or omission was material to the matter giving rise to the claim and was committed in bad faith or was the result of the active and deliberate dishonesty, (b) he or she actually received an improper personal benefit in money, property or services or (c) in the case of a criminal proceeding, he or she had reasonable cause to believe that his act or omission was unlawful. The Trust is also required by the Declaration of Trust to pay or reimburse, in advance of a final disposition, reasonable expenses of a Trustee or officer, and may choose to do so for an employee or agent, that is made a party to a proceeding by reason of his or her status as such upon receipt of a written affirmation by the Trustee, officer, employee, or agent of his or her good faith belief that he or she has met the applicable standard for indemnification under the Declaration of Trust and a written undertaking to repay such expenses if it shall ultimately be determined that the applicable standard was not met. Under the Declaration of Trust, indemnification is determined to be proper by (i) a majority vote of a quorum made up of disinterested directors, (ii) special legal counsel, or (iii) a majority vote of the Trust Shareholders entitled to vote on the matter at a meeting called for such purpose, voting as a single class.

     The Declaration of Trust provides for indemnification of a Trustee or officer by the Trust for liabilities he or she incurs in dealings with third parties on behalf of the Trust. To the extent that the indemnification provisions purport to include indemnification for liabilities arising under the Securities Act of 1933, the Trust has been informed that in the opinion of the Securities and Exchange Commission such indemnification is contrary to public policy as expressed in the Act and is therefore unenforceable.

ITEM 21.  EXHIBITS.


EXHIBIT
 NUMBER                                  DESCRIPTION OF EXHIBITS
--------    ----------------------------------------------------------------------------------
   2.1      Agreement and Articles of Merger dated January 30, 1998 by and between Lexford,
            Inc. and Lexford Residential Trust (included as Annex A to the Proxy
            Statement/Prospectus)
   3.1      Declaration of Trust of the Registrant, dated January 16, 1998 (included as Annex
            B to the Proxy Statement/Prospectus)
   3.2      Bylaws of the Registrant, adopted January 16, 1998 (included as Annex C to the
            Proxy Statement/Prospectus)
   4.1      See Articles IV, VI and VII and Sections 5.1 and 5.2 of the Declaration of Trust
            of the Registrant (included in Exhibit 3.1)
   4.2      See Articles I and V and Section 2.2 of the Bylaws of the Registrant (included in
            Exhibit 3.2)
   5.1      Opinion of Shaw Pittman Potts & Trowbridge regarding the legality of Trust Shares being registered
   8.1      Opinion of Willkie Farr & Gallagher regarding certain tax matters
   8.2      Opinion of Benesch, Friedlander, Coplan & Aronoff LLP regarding the tax treatment of the Merger
  21.1      Subsidiaries of the Registrant *
  23.1      Consent of Ernst & Young LLP
  23.2      Consent of Shaw Pittman Potts & Trowbridge (included in its opinion filed as
            Exhibit 5.1)
  23.3      Consent of Willkie Farr & Gallagher (included in its opinion filed as Exhibit 8.1)
  23.4      Consent of Benesch, Friedlander, Coplan & Aronoff LLP (included in its opinion filed as Exhibit 8.2)
  24.1      Power of Attorney *
  99.1      Form of Proxy
  99.2      Amended and Restated Articles of Incorporation of Lexford, Inc. ("Lexford") filed
            September 11, 1992 with the Ohio Secretary of State (incorporated by reference to
            Exhibit 3.1 to Lexford's Form 10)
  99.3      Certificate of Amendment to the Articles of Incorporation of Lexford filed October
            27, 1992 with the Ohio Secretary of State (incorporated by reference to Exhibit
            3.2 to Lexford's Form 10)
  99.4      Certificate of Amendment to the Articles of Incorporation of Lexford filed January
            9, 1996 with the Ohio Secretary of State (incorporated by reference to Exhibit 3.3 to Lexford's Annual Report on Form 10-K for the fiscal year ended December 31,
            1995)
  99.5      Amended Code of Regulations of Lexford (incorporated by reference to Exhibit 3.3 to Lexford's Annual Report on Form 10-K for the fiscal year ended December 31,
            1993)


---------------

* Previously filed.


ITEM 22.  UNDERTAKINGS.

     (a) The Registrant hereby undertakes as follows:

          (1) To respond to requests for information that is incorporated by reference into the Proxy Statement/Prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          (2) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

          (3) That, for purposes of determining any liability under the Securities Action of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (c) (1) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (2) The Registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (d) The Registrant undertakes to send to each Trust Shareholder at least on an annual basis a detailed statement of any transactions with any Trustee or his or her affiliate, and of fees, commissions, compensation and other benefits paid, or accrued to any Trustee or his or her affiliate for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

     (e) The Registrant undertakes to provide to the Trust Shareholders the financial statements required by form 10-K for the first full year of operations of the Trust.

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 1 TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF COLUMBUS, STATE OF OHIO, ON THE 30TH DAY OF JANUARY, 1998.


                                        LEXFORD RESIDENTIAL TRUST

                                        By: /s/ MARK D. THOMPSON
                                           -------------------------------------
                                           Mark D. Thompson
                                           Executive Vice President and
                                           Chief Financial Officer

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED AND ON THE DATE INDICATED.


              SIGNATURE                             TITLE                        DATE
-------------------------------------  -------------------------------   ---------------------

/s/ JOHN B. BARTLING, JR.              President and Trustee                  January 30, 1998
-------------------------------------  (principal executive officer)
John B. Bartling, Jr.

/s/ MARK D. THOMPSON                   Executive Vice President, Chief        January 30, 1998
-------------------------------------  Financial Officer and Trustee
Mark D. Thompson                       (principal financial and
                                       accounting officer)

/s/ PAUL R. SELID                      Trustee                                January 30, 1998
-------------------------------------
Paul R. Selid